UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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☐ Soliciting Material Pursuant to §240.14a-12

The South Financial Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 25, 2009

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of The South Financial Group, Inc. (the “Company”), I cordially invite you to attend the Company’s Annual Meeting of Shareholders. The meeting will be held at held at the Gunter Theatre, 300 South Main Street, Greenville, South Carolina, on Tuesday, May 5, 2009, at 10:30 a.m.

At the meeting, shareholders will vote (1) on the election of five Company directors, (2) to amend the Company’s Long-Term Incentive Plan, (3) to amend the Company’s Employee Stock Purchase Plan, (4) to ratify (in an advisory capacity) the Company’s executive compensation and (5) to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2009.

The Board of Directors recommends that you vote FOR the election of each of the director nominees named in the accompanying proxy statement and FOR the approval of each of the other proposals.

This year, we are using a Securities and Exchange Commission rule to furnish our Proxy Statement and 2008 Annual Report on Form 10-K over the Internet to shareholders. This means that most shareholders will not receive paper copies of these documents as in prior years. Instead, these shareholders will receive only a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy materials over the Internet, including how shareholders may submit proxies by telephone or over the Internet. This rule allows us to lower the costs of delivering the proxy materials and reduce the environmental impact of the meeting. If you received only the Notice by mail and would like to receive a printed copy of the proxy materials, please follow the instructions for requesting printed copies included in the Notice.

I encourage you to attend the meeting in person. Whether or not you plan to attend, however, please read the enclosed Proxy Statement and then vote by submitting your proxy as promptly as possible. Voting as early as possible will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

Thank you for your attention to this important matter.

Very truly yours,

H. Lynn Harton
President and Chief Executive Officer

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS May 5, 2009

The 2009 Annual Meeting of Shareholders of The South Financial Group, Inc. (“TSFG”) will be held at the Gunter Theatre, 300 South Main Street, Greenville, South Carolina, on Tuesday, May 5, 2009, at 10:30 a.m. for the following purposes:

(1)	to set the number of Directors at 14 persons and elect five Directors;

(2)	to amend TSFG’s Long-Term Incentive Plan as provided herein;

(3)	to amend TSFG’s Employee Stock Purchase Plan as provided herein;

(4)	to vote on nonbinding resolution to ratify the compensation of the Named Executive Officers set forth in this Proxy Statement;

(5)	to ratify the appointment of PricewaterhouseCoopers LLP as TSFG’s independent registered public accounting firm for fiscal year 2009; and

(6)	to transact any other business that may properly come before the Annual Meeting and any adjournment.

Holders of record of common stock and shares eligible to vote as a single class with common stock at the close of business on March 2, 2009 are entitled to notice of, and to vote at, the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting: This Proxy Statement and TSFG’s Annual Report on Form 10-K are available at www.thesouthgroup.com/proxy. Our Proxy Statement is attached to this Notice of 2009 Annual Meeting of Shareholders. Financial and other information concerning TSFG is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Pursuant to new rules promulgated by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials by sending you a full set of proxy materials, including a proxy card, or by notifying you of the availability of our proxy materials on the Internet. In accordance with SEC rules, you may access our Proxy Statement at www.thesouthgroup.com/proxy, which does not have “cookies” that identify visitors to the site.

By order of the Board of Directors,

William P. Crawford, Jr., Secretary

Greenville, South Carolina

March 25, 2009

SHAREHOLDERS ARE URGED TO SIGN AND RETURN THE PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED, OR VOTE VIA TELEPHONE OR THE INTERNET, ALL AS DESCRIBED IN THE ATTACHED PROXY STATEMENT.

PROXY STATEMENT

For the Annual Meeting of Shareholders

to be held on May 5, 2009, at 10:30 a.m.

at the Gunter Theatre, The Peace Center for the Performing Arts,

300 South Main Street, Greenville, SC 29601

GENERAL INFORMATION

This Proxy Statement and the enclosed proxy materials relate to the Annual Meeting of Shareholders of The South Financial Group, Inc. (the “Company” or “TSFG”) to be held on May 5, 2009, at 10:30 a.m. at the Gunter Theatre, 300 South Main Street, Greenville, South Carolina. These proxy materials are being furnished by TSFG in connection with a solicitation of proxies by TSFG’s Board of Directors (the “Board”) and are being mailed on or about March 25, 2009.

Who May Vote at the Annual Meeting

These proxy materials are provided to holders of TSFG's common stock and its Mandatory Convertible Non-Cumulative Preferred Stock Series 2008 (which votes along with the common stock as a single class) who were holders of record on March 2, 2009 (the “Record Date”). Only holders of record on the Record Date of TSFG common stock and TSFG Mandatory Convertible Non-Cumulative Preferred Stock Series 2008 (the “Convertible Preferred Stock”) are entitled to vote at the Annual Meeting. On the Record Date, 84,779,188 shares of TSFG common stock and 190,026 shares of TSFG Convertible Preferred Stock were outstanding. Holders of the Convertible Preferred Stock are entitled to vote as a single class with the holders of the TSFG common stock and, on an as-converted basis, are entitled to 29,234,738 votes.

Dividend Reinvestment Plan Shares. If you are a participant in TSFG’s Dividend Reinvestment Plan, the number shown on the proxy card includes shares held for your account in that plan.

Employee Benefit Plan Shares. If you are a current employee participant of a TSFG employee benefit plan that allows participant-directed voting of TSFG stock held in that plan, you will receive electronic notification of the opportunity to vote the shares you hold in that plan. If you are not an employee of TSFG but hold TSFG common stock in a TSFG employee benefit plan, you may vote your shares by completing, signing, dating and returning the proxy card in accordance with the instructions provided. The trustee for each plan will cause votes to be cast confidentially in accordance with your instructions. Plan shares not voted by participants will be voted by the trustee in accordance with management’s recommendation.

Voting and Proxy Procedures

Each share of TSFG common stock and each share of common stock underlying the Convertible Preferred Stock outstanding on the Record Date will be entitled to one vote at the Annual Meeting. Proxy cards are provided to facilitate voting.

We have decided to use the Notice and Access rule adopted by the Securities and Exchange Commission (the “SEC”) to provide access to our proxy materials over the Internet instead of mailing a printed copy of the proxy materials to each shareholder. As a result, on or about March 25, 2009, we will mail to most shareholders only a Notice of Internet Availability of Proxy Materials (the “Notice”) that tells them how to access and review the information contained in the proxy materials over the Internet and how to vote their proxies by telephone or over the Internet. If you received only this Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request the materials by following the instructions for requesting printed copies included in the Notice.

If your shares are registered in your name, you may vote your shares by telephone, by Internet, or by completing, signing, dating and returning the proxy card in the postage-paid envelope provided. Simply follow the easy instructions on the proxy card or Notice provided. You may also vote in person at the Meeting. Execution of the proxy card or voting via telephone or Internet will not affect your right to attend the Annual Meeting. If your shares are held in “street name” through a broker, bank or other nominee, please follow the instructions provided by your nominee on the voting instruction form or Notice in order to vote your shares by telephone, by Internet, or by signing, dating and returning the voting instruction form in the enclosed postage-paid envelope. If you desire to vote in person at the Annual Meeting, you must provide a legal proxy from your bank, broker or other nominee.

Shares of TSFG common stock and the Convertible Preferred Stock for which instructions are received will be voted in accordance with the shareholder’s instructions. If you send in your proxy card or use Internet or telephone voting, but do not specify how you want to vote your shares, we will vote them FOR each of the Items proposed and in the discretion of the proxy holders as to any other business that may properly come before the Annual Meeting and any adjournment.

Revocation of Proxies

If you are a shareholder whose shares are registered in your name, you may revoke your proxy at any time before it is voted by one of the following methods:

•

Submitting another proper proxy with a more recent date than that of the earlier proxy by (1) following the telephone voting instructions, (2) following the Internet voting instructions, or (3) completing, signing, dating and returning a proxy card to TSFG’s Corporate Secretary.

•	Sending written notice of revocation to TSFG’s Corporate Secretary.
•	Attending the Annual Meeting and voting by ballot (although attendance at the Annual Meeting will not, in and of itself, revoke a proxy).

If you hold your shares in “street name” through a broker, bank or other nominee, you may revoke your proxy by following instructions provided by your broker, bank or nominee. No notice of revocation or later-dated proxy will be effective until received by TSFG’s Corporate Secretary at or prior to the Annual Meeting.

Quorum

Holders representing a majority of the outstanding shares of TSFG common stock, including the shares of common stock underlying the Convertible Preferred Stock, present in person or by proxy, are necessary to constitute a quorum. Broker non-votes (which occur when a broker or other nominee holding shares for a beneficial owner reports those shares as present but does not vote on a proposal) are included for purposes of determining whether or not a quorum exists.

Other Matters Related to the Meeting

Only matters brought before the Annual Meeting in accordance with TSFG’s Bylaws will be considered. Aside from the five Items listed above in the Notice of Annual Meeting, TSFG does not know of any other matters that will be presented at the Annual Meeting. However, if any other matters properly come before the Annual Meeting and any adjournment, the proxy holders will vote them in accordance with their best judgment.

Should any Nominee for Director become unable or unwilling to accept nomination or election, the persons acting under the proxy intend to vote for the election of another person recommended by the Nominating and Corporate Governance Committee of the Board of Directors and nominated by the Board. TSFG has no reason to believe that any of the five Nominees will be unable or unwilling to serve if elected to office.

The applicable SEC regulations require that TSFG disclose a recent closing stock price. Accordingly, the closing price of the TSFG common stock as of March 18, 2009 was $1.15. TSFG’s principal executive offices are located at 102 S. Main Street, Greenville, South Carolina 29601.

TABLE OF CONTENTS

GENERAL INFORMATION	2
TABLE OF CONTENTS	3
ITEM NO. 1 - ELECTION OF DIRECTORS	4
INFORMATION ABOUT THE BOARD OF DIRECTORS	6
Role and Functioning of the Board	6
Director Compensation	7
Board Committees	8
Committee Membership	9
CORPORATE GOVERNANCE MATTERS	10
Majority Voting Policy for Directors	10
Attendance at Annual Meetings	10
Code of Ethics and Code of Conduct	10
Communications from Shareholders to Directors	10
Policy Regarding Consideration of Director Candidates Recommended by Shareholders	11
Process of Evaluating Director Candidates	11
Determinations with Respect to the Independence of Directors	12
AUDIT COMMITTEE MATTERS	12
Audit Committee Report	12
Audit Fees	13
Audit Committee Financial Expert	13
Audit Committee Pre-Approval Policy	13
STOCK OWNERSHIP	14
Directors and Executive Officers	14
5% Beneficial Owners	15
EXECUTIVE COMPENSATION	16
Compensation Discussion and Analysis	16
Compensation Committee Report	30
Description of Compensation Committee	30
Compensation Committee Interlocks and Insider Participation	31
Summary Compensation Table	31
Grants of Plan-Based Awards	33
Outstanding Equity Awards at Fiscal Year End	34
Option Exercises and Stock Vested	35
Supplemental Executive Retirement Plans	35
Nonqualified Deferred Compensation Plan	36
Potential Payments Upon Termination or Change in Control	37
Equity Compensation Plan Data	44
ITEM NO. 2 - APPROVAL OF CERTAIN AMENDMENTS TO TSFG'S LONG-TERM INCENTIVE PLAN	44
ITEM NO. 3 - APPROVAL OF CERTAIN AMENDMENTS TO TSFG'S EMPLOYEE STOCK PURCHASE PLAN	49
ITEM NO. 4 - NONBINDING VOTE WITH RESPECT TO EXECUTIVE COMPENSATION	52
ITEM NO. 5 - RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS TSFG'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009	52
RELATED PERSON MATTERS	53
MISCELLANEOUS MATTERS RELATED TO THE ANNUAL MEETING	53
Householding of Proxy Statement, Form 10-K and Annual Report to Shareholders	53
Expenses of Solicitation	54
Proposals by Shareholders for 2010 Annual Meeting	54
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	54
FINANCIAL INFORMATION	55
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF THE SOUTH FINANCIAL GROUP, INC.	A-1

ITEM NO. 1 - ELECTION OF DIRECTORS

General Information Regarding Election of Directors

Management proposes to set the number of Directors at 14 persons. The number of Directors may be set by the shareholders, but also may be amended by the Board between annual meetings, subject to specific limitations set forth in South Carolina law.

Directors will be elected by a plurality of votes cast at the Annual Meeting. Abstentions and broker non-votes with respect to Nominees will not be considered to be either affirmative or negative votes. Shareholders do not have cumulative voting rights with respect to the election of Directors. Notwithstanding the foregoing, the Board has adopted a “Majority Voting Policy,” which requires that any nominee for Director in an uncontested election who receives a greater number of votes “withheld” from his/her election than votes “for” such election shall promptly tender his/her resignation to the Company. This is discussed in greater detail below under “Majority Voting Policy for Directors.”

Until the 2008 Annual Meeting of Shareholders, the Board of Directors had been divided into three classes. At that annual meeting, TSFG’s shareholders approved an amendment to TSFG’s Articles of Incorporation phasing out the classified nature of the TSFG Board. The effect of this is that the 2008 class of Directors were elected for a three-year term; the 2009 class of Directors to be elected at this Annual Meeting of Shareholders will be elected for a two-year term; and the 2010 class of Directors will be elected for a one-year term. Going forward from that point, the entire Board would be elected to one-year terms, thereby eliminating the “classified” board structure. If elected, the current Nominees for Director will serve until the 2011 Annual Meeting.

Information on Nominees and Directors

The Board of Directors proposes to nominate to the Board the five persons listed as Nominees below. Each Nominee is currently serving as a Director. Unless authority to vote for a Nominee is withheld, the persons named in the enclosed proxy card intend to vote for the election of these Nominees. The Board believes all such Nominees will be available to serve as Directors. However, should any Nominee become unable to serve, the persons named in the enclosed proxy card intend to vote for the election of such other person as the Nominating and Corporate Governance Committee of the Board of Directors may recommend. The table below sets forth information regarding the Nominees and continuing Directors, including their name, age, period they have served as a Director, and occupation over the past five years.

NOMINEES FOR DIRECTOR TO BE ELECTED AT THE 2009 ANNUAL MEETING OF SHAREHOLDERS FOR TERMS ENDING 2011
H. Lynn Harton

Mr. Harton was appointed President and CEO of TSFG on February 9, 2009. Mr. Harton joined TSFG in February 2007 as Chief Risk and Credit Officer and served in various capacities until his appointment as interim CEO in November 2008. From June 2004 to December 2006, he served as Chief Credit Officer for Regions Financial Corporation, a bank holding company headquartered in Birmingham, AL. From June 2003 to June 2004, he served as Chief Credit Officer for Union Planters Corporation, a bank holding company headquartered in Memphis, Tennessee.

Age: 47 Director since 2009
M. Dexter Hagy	Mr. Hagy is a principal of Vaxa Capital Management, LLC, an investment management firm formed in 1995 and headquartered in Greenville, South Carolina.
Age: 64 Director since 1993
H. Earle Russell, Jr.	Dr. Russell is a surgeon in Greenville, South Carolina with Greenville Surgical Associates.
Age: 67 Director since 1997

NOMINEES FOR DIRECTOR TO BE ELECTED AT THE 2009 ANNUAL MEETING OF SHAREHOLDERS FOR TERMS ENDING 2011 (CONTINUED)
William R. Timmons III

Mr. Timmons is Senior Vice President of Investments, Secretary and Treasurer of Canal Insurance Company, a nationwide insurer of commercial motor vehicles headquartered in Greenville, South Carolina. Mr. Timmons serves as Vice Chairman of the TSFG Board of Directors.

Age: 57 Director since 2002
David C. Wakefield III	Mr. Wakefield has served as President of Wakefield Enterprises, LLC, a commercial real estate sales and development company, since 1998.
Age: 65 Director since 1997

CONTINUING DIRECTORS WHOSE TERMS END AT THE 2010 ANNUAL MEETING OF SHAREHOLDERS
William P. Brant	Mr. Brant is a partner in the law firm of Brant, Abraham, Reiter, McCormick & Greene, P.A. in Jacksonville, Florida. Mr. Brant also serves as CEO of Thayendanega Timber, LLC.
Age: 62 Director since 2001
J. W. Davis

Mr. Davis is Chairman of Carolina First Bank’s North Carolina operations. From 1997 until 2003, Mr. Davis served as President and CEO of MountainBank Financial Corporation, which was acquired by TSFG in October 2003.

Age: 62 Director since 2003
William S. Hummers III

Mr. Hummers joined TSFG in June 1988 as Chief Financial Officer. In 2005, he transitioned from Chief Financial Officer to become the Chief Risk and Administrative Officer, and he retired on December 31, 2006. He is also a director of World Acceptance Corporation.

Age: 63 Director since 1990
Challis M. Lowe

Ms. Lowe is Senior Vice President, Organizational Development and Human Resources of Ascension Health. From 2004 to 2008, Ms. Lowe was Executive Vice President of Dollar General Corporation, a Fortune 500 discount retailer. Ms. Lowe formerly served as Chair of the Board of Florida A&M University.

Age: 63 Director since 2006
Darla D. Moore

Ms. Moore is a Vice President of Rainwater, Inc., one of the nation’s largest private investment firms. She serves on the boards of the University of South Carolina and New York University Medical School and Hospital. The University of South Carolina’s Business School bears her name, the only major business school named for a woman. She also serves on the National Advisory Board of JP Morgan and the Board of Directors of MPS Group, Inc.

Age: 54 Director since 2005

CONTINUING DIRECTORS WHOSE TERMS END AT THE 2011 ANNUAL MEETING OF SHAREHOLDERS
Jon W. Pritchett

Mr. Pritchett serves as President and CEO of Nextran Corporation, which operates a network of Mack and Volvo heavy truck dealerships in Florida, Georgia and Alabama. He is also President of Pritchett Trucking, Inc., a transportation company.

Age: 47 Director since 2004
Edward J. Sebastian Age: 62 Director since 2001

Mr. Sebastian is a private investor and serves as an advisor to several private entities. From 1986 to 1999, Mr. Sebastian served as Chairman/CEO of Resource Bancshares Corporation, a financial services company, and Chairman/CEO of Resource Bancshares Mortgage Group, Inc., a mortgage banking company. Mr. Sebastian is also a director of JMP Group, Inc., a holding company which owns investment banking and other financial operations.

John C.B. Smith, Jr.

Mr. Smith is owner of John C.B. Smith Real Estate and is Of Counsel to the law firm of Nelson Mullins Riley & Scarborough LLP in Columbia, SC. Prior to 2006, he was Of Counsel to the law firm of Nexsen/Pruet LLP in Columbia, SC. Mr. Smith serves as Chairman of the TSFG Board of Directors.

Age: 64 Director since 2001
Mack I. Whittle, Jr.	Mr. Whittle retired from TSFG on October 27, 2008. He had been President and CEO of TSFG since its organization in 1986 and Chairman since 2005.
Age: 60 Director since 1986

INFORMATION ABOUT THE BOARD OF DIRECTORS

ROLE AND FUNCTIONING OF THE BOARD

The Board of Directors is the ultimate decision-making body of TSFG, except for those matters reserved to the shareholders. It selects the Company’s executive officers, which are charged with the conduct of TSFG’s business. Having selected the senior management team, the Board acts as an advisor and counselor to senior management and monitors its performance.

The Board of Directors has the responsibility for overseeing the affairs of TSFG and, thus, an obligation to keep informed about TSFG’s business. This involvement enables the Board to provide guidance to management in formulating and developing plans and to exercise its decision-making authority on appropriate matters of importance to TSFG.

Periodically, TSFG management discusses, develops and refines TSFG’s long-range strategic plan and overall corporate strategy. Specific operating priorities are developed to effectuate TSFG’s long-range plan. The advice of third party investment bankers is often sought in this process. Some of the priorities are short-term in focus; others are based on longer-term planning horizons. Senior management reviews the general conclusions reached at its meetings with the Board, and seeks approval of the overall corporate strategy and long-range operating plan. These Board meetings involve both management presentations and input from the Board regarding the assumptions, priorities and objectives that will form the basis for management’s strategies and operating plans. At subsequent Board meetings, the Board continues to substantively review TSFG’s progress against its strategic goals and to exercise oversight regarding strategic areas of importance.

TSFG has formulated a standing agenda for each of the regular meetings of the Board of Directors throughout the year. This agenda is reviewed and approved by the Board of Directors annually. A primary purpose of this agenda is to ensure that the Board complies with the terms of its Corporate Governance Charter. Additional agenda items may be added as necessary or as requested by a Board member. The Board typically invites members of senior management to attend Board meetings or portions thereof for the purpose of participating in discussions.

TSFG’s Bylaws provide for the election of a Chairman (currently John C.B. Smith, Jr.) from among those Directors who are “Independent Directors” within the meaning of applicable SEC and NASDAQ Stock Market regulations. The Bylaws also provide that the Chairman shall (1) consult with outside Directors and represent such Directors in discussions with management of TSFG on corporate governance issues and other matters, (2) ensure that the Board, committees of the Board, individual Directors and senior management of the Corporation understand and discharge their duties and obligations under TSFG’s system of corporate governance, (3) mentor and counsel new members of the Board to assist them in becoming active and effective Directors, (4) conduct Director evaluations, lead executive sessions on CEO evaluation and conduct conversations with the CEO, and (5) perform such other duties and responsibilities as may be required from time to time. The Board of Directors has also elected a Vice Chairman, who is an Independent Director, who will perform the duties of the Chairman in his absence, and otherwise provide advice and counsel to the Chairman.

Executive sessions, or meetings of outside Directors without management present, are held at regular intervals for both the Board and the Committees. The Chairman of the Board or the chair of the Committee generally presides at executive sessions of non-management Directors. The Board meets in executive session a minimum of two times each year.

The Board of Directors met 16 times during 2008. All members attended at least 75% of the Board meetings. All members attended at least 75% of the meetings of Committees on which they served.

DIRECTOR COMPENSATION

Standard non-employee Director compensation includes a Board service retainer of $49,000, meeting fees of $2,000 for each Board meeting attended and $1,500 for each Committee meeting attended. For 2008, chairman service retainers were paid to the Board Chairman ($50,000), Audit Committee Chairman ($20,000), Risk Committee Chairman ($15,000) and Compensation Committee Chairman ($15,000). Beginning in 2009, the position of Vice Chairman will receive a $20,000 retainer.

Of the retainers, $33,000 of the Board service retainer and 60% of the committee chair retainers are paid quarterly in the form of stock valued at fair market value at the time of grant. The balance of the retainers, and any additional fees for meeting attendance, are paid in cash. Also, the option to elect medical coverage similar to that of employees, and at the same contribution rates, is offered to Directors under the age of 65 if no other coverage is available to them through other employers. Employee-directors receive no compensation for service as Directors.

In December 2008, in light of the numerous executive sessions, special meetings, pricing committee meetings and informal conferences in connection with the issuance by the Company of its Mandatory Convertible Preferred Stock Series 2008, the retirement of the Company’s CEO (Mack I. Whittle, Jr.) and the management succession efforts necessitated by such retirement, the Board paid special stipends to outside Directors ranging from $8,000 to $50,000 (depending upon the amount of involvement of the particular Director) that aggregated $300,000. These special stipends were determined to be more appropriate than paying for meeting fees in accordance with the Company’s existing Director compensation fee structure, because such would have resulted in a higher amount of fees.

The following table sets forth information regarding compensation paid to the Directors of TSFG (other than Directors who are also Named Executive Officers in this Proxy Statement) for services rendered during the year which ended December 31, 2008. Amounts in this table include the special stipends referenced above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
William P. Brant (2)	$ 58,000	$32,991	$ —	—	$ 1,500	$ 92,491
J.W. Davis (3)	—	77,447	33,362	—	341,385	452,194
C. Claymon Grimes, Jr. (4)	24,000	32,991	—	—	—	56,991
M. Dexter Hagy (5)	130,000	32,991	—	—	8,000	170,991
Michael R. Hogan (4)	26,833	11,258	—	—	3,000	41,091
William S. Hummers III (6)	53,000	32,991	—	—	9,535	95,526
Challis M. Lowe (7)	116,000	40,499	—	—	826	157,325
Darla D. Moore (8)	69,000	32,991	—	—	5,000	106,991
Jon W. Pritchett	76,500	35,241	—	—	—	111,741
H. Earle Russell, Jr. (9)	57,500	32,991	—	—	11,000	101,491
Charles B. Schooler (4)	40,500	16,496	—	—	—	56,996
Edward J. Sebastian (10)	116,000	44,474	—	—	11,190	171,664
John C. B. Smith, Jr. (11)	121,500	62,978	—	—	14,190	198,668
William R. Timmons III (12)	130,000	34,963	—	—	8,000	172,963
Samuel H. Vickers (4)	27,000	34,461	—	—	—	61,461
David C. Wakefield III (13)	67,500	32,991	—	—	43,471	143,962

(1)

The stock awards granted to outside Directors included in the table above were fully vested on the date of grant. The number of shares of TSFG stock underlying stock options outstanding as of December 31, 2008 for each of the Directors was: Mr. Brant 11,187, Mr. Davis 21,272, Mr. Hagy 13,839, Dr. Russell 10,857, Mr. Sebastian 5,483, Mr. Smith 9,187, Mr. Timmons 8,483, and Mr. Wakefield 13,839. See Note 24 to the audited consolidated financial statements included in TSFG’s Annual Report on Form 10-K filed on March 3, 2009 with the SEC for the computation of the fair value used in determining compensation expense for stock options and restricted stock unit awards granted in accordance with SFAS 123R.

(2)	All Other Compensation consists of fees paid for service as a Board and committee member for TSFG’s bank subsidiary.
(3)

Mr. Davis is an employee of TSFG and receives no compensation for his Board service. At December 31, 2008, Mr. Davis held unvested awards of restricted stock and restricted stock units totaling 6,908 shares. The amounts for stock awards and stock options shown for Mr. Davis represent the 2008 compensation cost relative to grants he received on September 18, 2008 which include (1) 3,000 restricted stock units which vest, subject to his continued employment, as to 50% of the underlying shares on

(Footnotes continued from previous page)

each of January 31, 2010 and 2011, and (2) stock options to purchase up to 15,000 shares which vest if the closing price of TSFG common stock is $12.00 or above for 20 consecutive trading days during the period beginning January 1, 2011 and ending June 30, 2011. All Other Compensation consists of (1) $288,750 in salary, (2) $19,200 for automobile allowance, (3) $13,800 contributed to TSFG’s 401(k) plan, (4) $2,095 in dividends and dividend equivalents on unvested restricted stock and restricted stock units, (5) $8,020 paid for insurance not generally available to all TSFG employees, (6) $7,500 paid in connection with the Deferred Compensation Plan, and (7) $2,020 in taxes paid with respect to certain benefits and contractual obligations.

(4)

Mr. Grimes, Mr. Schooler and Mr. Vickers retired from the TSFG Board of Directors at the 2008 Annual Meeting. Mr. Hogan resigned from the TSFG Board of Directors in August 2008 due to the acquisition by a competitor of TSFG of a company of which Mr. Hogan was a principal.

(5)

All Other Compensation consists of (1) $3,000 in meeting fees paid to Mr. Hagy for his service on the Board of TSFG's subsidiary bank, and (2) $5,000 paid in connection with TSFG's charitable contribution matching program.

(6)

At December 31, 2008, Mr. Hummers held unvested restricted stock units totaling 15,000 shares. All Other Compensation consists of (1) $3,000 in meeting fees paid in connection with Mr. Hummers' service on a committee of the Board of TSFG's bank subsidiary, and (2) $6,535 for premiums for medical coverage elected by Mr. Hummers paid by TSFG.

(7)	All Other Compensation consists of premiums for medical coverage elected by Ms. Lowe paid by TSFG.
(8)	All Other Compensation consists of amounts paid in connection with TSFG's charitable contribution matching program.
(9)

All Other Compensation consists of (1) $6,000 in meeting fees paid to Dr. Russell for his service on the Board of TSFG's subsidiary bank, and (2) $5,000 paid in connection with TSFG's charitable contribution matching program.

(10)

All Other Compensation consists of (1) $6,190 for premiums for medical coverage elected by Mr. Sebastian paid by TSFG, and (2) $5,000 paid in connection with TSFG’s charitable contribution matching program.

(11)

All Other Compensation consists of (1) $3,000 in meeting fees paid to Mr. Smith for his service on the Board of TSFG’s bank subsidiary, (2) $6,190 for premiums for medical coverage elected by Mr. Smith paid by TSFG, and (3) $5,000 paid in connection with TSFG’s charitable contribution matching program.

(12)

All Other Compensation consists of (1) $3,000 in meeting fees paid to Mr. Timmons for his service on the Board of TSFG's subsidiary bank, and (2) $5,000 paid in connection with TSFG's charitable contribution matching program.

(13)

All Other Compensation consists of (1) $2,000 in meeting fees paid to Mr. Wakefield for his service on the Board of TSFG’s subsidiary bank, (2) $5,000 paid in connection with TSFG's charitable contribution matching program, and (3) $29,678 as an annual retirement payment and $6,793 for premiums for medical coverage provided to Mr. Wakefield pursuant to a director retirement arrangement entered into by an entity acquired by TSFG, for which no services must be provided by Mr. Wakefield.

BOARD COMMITTEES

It is the policy of TSFG that major decisions be considered by the Board as a whole. Consequently, the Board’s Committee structure is limited to those Committees considered to be appropriate for the operation of a publicly owned company. Currently there are five standing committees: the Audit Committee, the Risk Committee, the Compensation Committee, the Executive Committee, and the Nominating and Corporate Governance Committee, each of which has a written charter adopted by the Board.

From time to time, the Board of Directors also establishes ad hoc committees (such as a pricing committee for capital transactions and a succession committee regarding CEO succession). These committees are comprised of Directors selected by the Board, meet as appropriate and discharge the specific tasks assigned to them by the Board of Directors. There are no pre-determined guidelines for independence, though often times such is a specific factor in determining membership.

The Audit Committee, the Compensation Committee, the Risk Committee, and the Nominating and Corporate Governance Committee are made up of only Independent Directors. The current charter for each of the Board’s standing committees is available on TSFG’s website at www.thesouthgroup.com under the Corporate Governance tab.

Audit Committee. The Audit Committee assists the Board in fulfilling its financial oversight responsibilities by reviewing the financial reports and other financial information provided by TSFG to governmental bodies (such as the SEC) or the public; TSFG’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and TSFG’s auditing, accounting and financial reporting processes generally. For further information concerning the work of the Audit Committee, see “Audit Committee Report” below and the Audit Committee Charter which is attached as Appendix A. The Audit Committee met ten times in 2008. The Board of Directors has determined that all members of TSFG’s Audit Committee are “independent” as contemplated in applicable SEC regulations and in the applicable rules of the NASDAQ Stock Market, including in particular, Rule 4200(a)(15).

Risk Committee. The Risk Committee assists the Board in fulfilling its oversight responsibilities in respect of the risk management practices of the Company. It reviews risk reports generated by TSFG to ensure that TSFG is effectively identifying, monitoring and controlling operational, legal and regulatory risks. In addition, the Risk Committee also has oversight responsibilities for risks and results associated with TSFG’s lending operations (credit risk), and risks and results related to TSFG’s balance sheet (primarily its securities portfolio, capital and liquidity) and the impact of market conditions and interest rates on TSFG’s operations. As appropriate, it communicates with other committees with respect to risk issues. The Committee met seven times in 2008. The Board of Directors has determined that all members of this Committee are independent, as contemplated in the rules of the NASDAQ Stock Market.

Compensation Committee. The Compensation Committee sets TSFG’s compensation policies and makes recommendations to the Board regarding management compensation. The Committee met ten times in 2008. The Board of Directors has determined that all members of TSFG’s Compensation Committee are independent, as contemplated in the rules of the NASDAQ Stock Market.

Executive Committee. The Executive Committee meets to discuss in detail the Company’s operations and the matters considered by the Board as a whole. As a legal matter, the Executive Committee has the authority to take actions with respect to the business and affairs of TSFG when the Executive Committee determines that it is appropriate to act prior to the next Board of Directors’ meeting (subject to certain limitations on such authority set forth in applicable law and the Committee Charter). The Executive Committee met six times in 2008.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee recommends nominees for election to the Board and addresses issues of corporate governance. This Committee will consider recommendations for Director nominees from shareholders. Shareholders who wish to recommend Director nominees proposed for election at the 2009 Annual Meeting should comply with the procedure described in “Proposals by Shareholders” below. In considering candidates, the Committee follows the procedures described below in “Process of Evaluating Director Candidates” and considers other matters set forth in TSFG’s Corporate Governance Guidelines, a copy of which may be obtained from TSFG’s website, www.thesouthgroup.com. The Committee met three times in 2008. The Board has determined that all members of this Committee are independent, as contemplated in the rules of the NASDAQ Stock Market.

COMMITTEE MEMBERSHIP

The following table lists the membership of TSFG’s standing Board Committees as of March 2, 2009.

	Audit	Risk	Compensation	Executive	Nominating
William P. Brant		X	X
J. W. Davis
M. Dexter Hagy	X	X		X	X
H. Lynn Harton
William S. Hummers III
Challis M. Lowe			X (chair)	X
Darla D. Moore
Jon W. Pritchett	X	X (chair)		X
H. Earle Russell, Jr.			X
Edward J. Sebastian	X (chair)		X
John C.B. Smith, Jr.				X (chair)	X (chair)
William R. Timmons III	X	X		X	X
David C. Wakefield III		X	X
Mack I. Whittle, Jr.

CORPORATE GOVERNANCE MATTERS

MAJORITY VOTING POLICY FOR DIRECTORS

TSFG has a “majority voting” policy which requires that any nominee for Director in an uncontested election (i.e., where the only nominees are those nominated by the Board) who receives a greater number of votes “withheld” from his/her election than votes “for” such election (a “Majority Withheld Vote”) shall promptly tender his/her resignation following certification of the shareholder vote.

The Nominating and Corporate Governance Committee must promptly consider the tendered resignation and then recommend to the Board whether to accept the tendered resignation or to take some other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the “withheld” votes. In making this recommendation, the Committee must consider all factors deemed relevant by its members including, without limitation, the underlying reasons why shareholders “withheld” votes for election from such Director (if ascertainable), the length of service and qualifications of the Director whose resignation has been tendered, the Director’s contributions to the Company, whether by accepting such resignation the Company will no longer be in compliance with any applicable law, rule, regulation or governing document, and whether or not accepting the resignation is in the best interests of the Company and its shareholders.

The Board must act on the Committee’s recommendation no later than at its first regularly scheduled meeting following certification of the shareholder vote. The Company must then promptly publicly disclose the Board’s decision and process in an appropriate SEC filing. Any Director who tenders his or her resignation pursuant to this provision will not participate in the Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation. However, such Director shall remain active and engaged in all other Committee and Board activities, deliberations and decisions during this Committee and Board process.

ATTENDANCE AT ANNUAL MEETINGS

TSFG has not established a formal policy regarding Director attendance at its annual shareholder meetings, but it encourages all Directors to attend these meetings and reimburses expenses associated with attendance. The Board Chairman presides at the annual meeting of shareholders. All members of the Board at the time of TSFG’s 2008 Annual Meeting of Shareholders attended that meeting except Ms. Moore.

CODE OF ETHICS AND CODE OF CONDUCT

TSFG has adopted a Code of Ethics that is specifically applicable to senior management and financial officers, including its principal executive officer, principal financial officer and principal accounting officer. TSFG also has a Code of Conduct, applicable to all employees, as well as a Code of Ethics applicable to its Directors. All of these documents can be viewed on TSFG’s website, www.thesouthgroup.com, under the Corporate Governance tab.

COMMUNICATIONS FROM SHAREHOLDERS TO DIRECTORS

The Board of Directors believes that it is important that a direct and open line of communication exists between the Board, TSFG’s shareholders and other interested parties. As a consequence, the Board of Directors has adopted the procedures described below for communications to Directors.

TSFG shareholders and other persons may communicate with the chairpersons of TSFG’s five standing Board Committees or with TSFG’s non-management Directors as a group by sending an email to directorcommunications@thesouthgroup.com. The email should specify the intended recipient. All communications received in accordance with these procedures will be reviewed initially by TSFG’s General Counsel, who will relay all such communications to the appropriate Directors unless the General Counsel determines that the communication (1) does not relate to the business or affairs of TSFG or the functioning or constitution of the Board of Directors or any of its Committees, (2) relates to routine or insignificant matters that do not warrant the attention of the Board of Directors, (3) is an advertisement or other commercial solicitation or communication, (4) is frivolous or offensive, or (5) is otherwise not appropriate for delivery to Directors.

The Directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one of its Committees and whether any response to the person sending the communication is appropriate. Any such response will be made through TSFG’s General Counsel and only in accordance with TSFG’s policies and procedures and applicable laws and regulations relating to the disclosure of information. TSFG’s General Counsel will retain copies of all communications received pursuant to these procedures for a period of at least one year.

POLICY REGARDING CONSIDERATION OF DIRECTOR CANDIDATES RECOMMENDED BY SHAREHOLDERS

It is the policy of the Nominating and Corporate Governance Committee to consider all Director candidates recommended by shareholders. Any such recommendations should be communicated to the Chair of the Nominating and Corporate Committee in accordance with standard Company policies, in a timely manner and otherwise in accordance with the provisions of TSFG’s Bylaws. The Nominating and Corporate Committee has also articulated the qualifications and characteristics that are deemed desirable by this Committee when evaluating Director candidates.

Nominees for the Board of Directors recommended by the Nominating and Corporate Governance Committee must have the following attributes:

•	have a reputation for industry, integrity, honesty, candor, fairness and discretion;
•	have a high degree of expertise in his or her chosen field of endeavor, which area of expertise should have some relevance to TSFG’s businesses;
•	be knowledgeable, or willing and able to become so quickly, in the critical aspects of TSFG’s businesses and operations; and
•	be experienced and skillful in serving as a competent overseer of, and trusted advisor to, senior management of a substantial publicly held corporation.

Nominees for the Board of Directors recommended by the Nominating and Corporate Governance Committee should contribute to the mix of skills, core competencies and qualifications of the Board through expertise in one or more of the following areas: banking and other financial services, accounting and finance, mergers and acquisitions, leadership, business and management, strategic planning, government relations, investor relations, executive leadership development, and executive compensation. In considering nominees, the Nominating and Corporate Governance Committee must take into account the mix of skills, core competencies and qualifications existing with respect to incumbent Directors.

PROCESS OF EVALUATING DIRECTOR CANDIDATES

The charter for the Nominating and Corporate Governance Committee states that the Committee’s purpose is to assist the Board in promoting the best interests of TSFG and its shareholders through the implementation of sound corporate governance principles and practices. Among other things, the charter mandates that the Nominating and Corporate Committee accomplish this by assisting the Board in identifying individuals qualified to become Board members and reviewing the qualifications and independence of the members of the Board and its various Committees on a regular periodic basis, and making recommendations from time to time concerning any recommended changes in the composition of the Board and its Committees.

In evaluating Director candidates, the Nominating and Corporate Committee takes into account the items set forth in its “Policy Statement of the Nominating and Corporate Governance Committee Regarding Director Qualifications,” which is discussed above in the section entitled “Policy Regarding Consideration of Director Candidates Recommended by Shareholders.” A copy of this policy may be found on TSFG’s website at www.thesouthgroup.com. There are no material differences in the evaluation processes for Director candidates based on whether such candidates are recommended by shareholders.

In the past, certain additions to the Board of Directors have come in connection with acquisitions (where representatives of the acquired institution have become Board members pursuant to provisions of the merger agreement). This process does not lend itself to a rigid evaluation process that might otherwise be the case outside of the merger context. However, the criteria set forth above in “Policy Regarding Consideration of Director Candidates Recommended By Shareholders” are utilized in determining whether to re-nominate current members of the Board of Directors and in connection with the appointment of Directors outside the merger context.

DETERMINATIONS WITH RESPECT TO THE INDEPENDENCE OF DIRECTORS

As noted above, the Corporate Governance Standards mandate that a majority of TSFG’s Directors meet the criteria for independence required by the rules of the NASDAQ Stock Market and the NASD. The Board of Directors makes an annual determination regarding the independence of each of TSFG’s Directors. The Board last made these determinations for each member of the Board in February 2009, based on the review of Director questionnaires designed to elicit information regarding independence, and on recommendations made by the Nominating and Corporate Governance Committee. The Board has determined that ten of its fourteen Directors are independent as contemplated under the rules of the NASDAQ Stock Market. The four individuals who are not independent are Messrs. Davis, Harton, Hummers and Whittle. Each of Mr. Harton and Mr. Davis is an employee of TSFG and each of Mr. Whittle and Mr. Hummers has served as an executive officer of TSFG within the past three years.

AUDIT COMMITTEE MATTERS

AUDIT COMMITTEE REPORT

The following report does not constitute soliciting material and is not considered filed or incorporated by reference into any other filing by TSFG under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Board’s Audit Committee is responsible for providing independent, objective oversight of TSFG’s accounting functions and internal controls. The Audit Committee is composed of four Directors, each of whom is independent as defined by the Rules of the NASDAQ Stock Market. The Audit Committee operates under a written charter approved by the Board of Directors.

Management is responsible for TSFG’s internal controls and financial reporting process. The independent accountants are responsible for performing an audit of TSFG’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. In this regard, the Committee meets separately at most regular committee meetings with management, the General Auditor and TSFG’s outside independent accountants.

The Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities and the authority to retain such outside counsel, experts, and other advisors as it determines appropriate to assist it in the conduct of any such investigation. In addition, the Committee approves, subject to shareholder ratification, the appointment of TSFG’s outside independent auditor, and pre-approves all audit and non-audit services to be performed by the independent auditor.

In connection with these responsibilities, the Audit Committee met with management and the independent accountants and discussed the December 31, 2008 consolidated financial statements. The Audit Committee also discussed with the independent accountants the matters required by PCAOB Auditing Standards No. 380, as amended (Communication with Audit Committees).

The Audit Committee also received written disclosures from the independent accountants required by PCAOB Rule 3526 (Independence Discussions with Audit Committees), and discussed with the independent accountants the firm’s independence. In particular, the Audit Committee considered whether the provision of the services set forth below under “Audit Related Fees”, “Tax Fees” and “All Other Fees” is compatible with maintaining the independence of the auditors and determined that no independence issues arose as a result of such services.

                Based upon the Audit Committee’s discussions with management and the independent accountants, and its review of the representations of management and the independent accountants, the Audit Committee recommended to the Board that these December 31, 2008 consolidated financial statements be included in TSFG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC.

All members of the Audit Committee concur in this report:

Edward J. Sebastian, Chair	M. Dexter Hagy	Jon W. Pritchett	William R. Timmons III

AUDIT FEES

The following table presents fees paid to outside independent accountants for professional audit services of TSFG’s annual financial statements for the years ended December 31, 2008 and 2007 and fees billed by outside independent auditors for other services in 2008 and 2007. The Audit Committee has considered whether the provision of these services is compatible with maintaining outside independent auditor independence. All fees for audit services were paid to PricewaterhouseCoopers LLP.

	2008	2007
Audit Fees (1)	$ 1,850,000	$ 1,863,000
Audit Related Fees (2)	255,500	―
Audit Fees and Audit Related Fees	2,105,500	1,863,000
Tax Fees (3)	30,000	20,000
All Other Fees	―	―
Total Fees	$ 2,135,500	$ 1,883,000

(1) Audit Fees consists of the following:	2008	2007
Integrated audit of consolidated financial statements and of internal controls over financial reporting and quarterly reviews	$ 1,800,000	$ 1,700,000
Subsidiary audits	50,000	100,000
Audit related research and consultations	―	63,000
(2) Audit Related Fees relate to review of registration statements and Agreed upon Procedures during fiscal 2008
(3) Tax Fees consists of tax compliance services

AUDIT COMMITTEE FINANCIAL EXPERT

The Board has determined that Edward J. Sebastian, currently a member of the Audit Committee, is an “audit committee financial expert” as defined in Item 407(d)(5) of the SEC’s Regulation S-K. Mr. Sebastian is “Independent” as defined in Item 407(a) of Schedule 14A under the Securities Exchange Act of 1934. Mr. Sebastian also served on the Audit Committee during the entire 2008 year.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee has adopted a policy requiring that all services from the outside independent auditors must be pre-approved by the Audit Committee or a sub-committee comprised of the Chair of the Audit Committee and one other Committee member. Matters approved by the sub-committee must be communicated to the Committee at the next meeting.

STOCK OWNERSHIP

DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth as of March 2, 2009 the beneficial ownership of TSFG common stock by (1) all Directors and nominees for Director, (2) all Named Executive Officers of TSFG (See “Summary Compensation Table” below), and (3) all Directors and executive officers of TSFG as a group.

	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
NAME OF BENEFICIAL OWNER	COMMON STOCK BENEFICIALLY OWNED (1)(2)		COMMON STOCK SUBJECT TO A RIGHT TO ACQUIRE (3)	PERCENT OF COMMON STOCK (4)
	SOLE POWER	SHARED POWER
William P. Brant	36,853	500	20,417	*
William P. Crawford, Jr. (5)	12,050	98	18,601	*
J. W. Davis	35,351	―	36,656	*
James R. Gordon(6)	24,342	―	3,000	*
M. Dexter Hagy	28,121	5,375	90,762	*
H. Lynn Harton(7)	21,757	―	18,076	*
Christopher T. Holmes(8)	11,113	―	16,332	*
William S. Hummers III	152,475	12,393	38,461	*
Mary A. Jeffrey(9)	24,963	―	16,754	*
Challis M. Lowe	13,906	―	11,538	*
Darla D. Moore	12,374	―	153,846	*
Jon W. Pritchett(10)	102,579	859,534	307,692	1.5%
H. Earle Russell, Jr.(11)	22,099	―	18,549	*
Edward J. Sebastian	32,642	72	5,483	*
John C.B. Smith, Jr.	97,399	6,258	9,187	*
Kendall L. Spencer	34,450	―	33,387	*
William R. Timmons III (12)	23,850	618,580	762,326	1.6%
David C. Wakefield III	74,083	3,151	13,839	*
Mack I. Whittle, Jr.	712,930	1,233	191,628	1.1%
Directors / Executive Officers as a Group (23 persons) (13)	1,499,276	1,507,194	1,790,019	5.5%

*  Represents holdings of less than 1% of the outstanding shares of TSFG common stock.

(1)

This is based on information reported to TSFG by its Directors and executive officers, and includes shares held by spouses, minor children, affiliated companies, partnerships and trusts over which the named person has beneficial ownership. It also includes shares allocated to individual accounts under TSFG’s 401(k) Plan, voting of which is directed by the respective named persons who participate in that plan.

(2)

Except as footnoted in this table, if a beneficial owner is shown to have sole power, the owner has sole voting and sole investment power, and if a beneficial owner is shown to have shared power, the owner has shared voting power and shared investment power.

(3)

This includes (1) stock options for common stock that are exercisable on March 2, 2009 or that become exercisable within 60 days thereafter, and (2) common stock underlying shares of preferred stock that are currently convertible by the holder.

(4)

Pursuant to Rule 13d-3 of the Exchange Act, the percentages of total beneficial ownership have been calculated based upon the 84,779,188 shares of TSFG common stock outstanding as of March 2, 2009, plus the assumption that shares of TSFG common stock that can be acquired within 60 days of March 2, 2009 upon the exercise of options or by conversion of preferred stock by a given person are outstanding, but no other shares similarly subject to acquisition by other persons are outstanding.

(5)	Mr. Crawford owns 1,586 shares of restricted stock for which he has sole voting power but no power of disposition.
(6)

Mr. Gordon owns 5,970 shares of restricted stock for which he has sole voting power but no power of disposition and 9,332 share equivalent units through the TSFG Deferred Compensation Plan which are issuable in shares of TSFG stock on June 30, 2009. He has pledged 12,112 shares as security.

(7)	Mr. Harton owns 4,477 shares of restricted stock for which he has sole voting power but no power of disposition.
(8)	Mr. Holmes owns 4,104 shares of restricted stock for which he has sole voting power but no power of disposition.
(9)	Ms. Jeffrey owns 1,586 shares of restricted stock for which she has sole voting power but no power of disposition.
(10)	Pritchett Holdings, Inc., of which Mr. Pritchett is a principal, holds 138,297 shares.
(11)

Dr. Russell holds 13,650 share equivalent units through the TSFG Deferred Compensation Plan which are issuable in shares of TSFG common stock at the termination of his service on the TSFG Board of Directors.

(12)

Canal Insurance Company, of which Mr. Timmons is a principal, holds 471,079 shares. Canal Insurance Company Pension Trust Plan, of which Mr. Timmons is a trustee, holds 30,232 shares. The WRT, Jr. Revocable Living Trust, of which Mr. Timmons is a trustee, holds 8,714 shares. In addition, Mr. Timmons owns 30,377 share equivalent units through the TSFG Deferred Compensation Plan which are issuable in shares of TSFG common stock either at the termination of his service on the TSFG Board of Directors or June 30, 2009, depending upon whether the investment in the Plan was made prior to December 31, 2004.

(13)	Executive officers, other than Named Executive Officers, hold 6,833 shares of restricted stock for which those officers have voting power but no power of disposition.

5% BENEFICIAL OWNERS

TSFG knows of no person or group that owns beneficially more than 5% of the outstanding voting power as of March 2, 2009, except as set forth below.

As noted in the asterisk footnote below, the “Percent of Common Stock” is calculated using as a denominator the 84,779,188 shares of common stock outstanding as of March 2, 2009, plus for those shareholders who also hold Convertible Preferred Stock (such as Maverick Capital Ltd. and Wellington Management Company, LLP), the number of shares of common stock into which such Convertible Preferred Stock held by that particular shareholder (but no others) is convertible. However, if all shares of Convertible Preferred Stock were converted into common stock (which would equate to 29,234,738 additional shares), then the total number of equivalent common shares outstanding would be 114,013,926.

	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
NAME OF BENEFICIAL OWNER	COMMON STOCK BENEFICIALLY OWNED				PERCENT OF COMMON STOCK *
	SOLE VOTING POWER	SHARED VOTING POWER	SOLE INVESTMENT POWER	SHARED INVESTMENT POWER
AXA Financial, Inc.(1) 1290 Avenue of the Americas New York, NY 10104	3,847,436	―	4,479,875	―	5.3%
Barclays Global Investors, NA(2) 400 Howard Street San Francisco, CA 94105	5,189,553	―	6,499,557	―	7.7%
Maverick Capital Ltd.(3) 300 Crescent court, 18th Floor Dallas, TX 75201	9,213,653	―	9,213,653	―	10.0%
OZ Management LP(4) 9 West 57th Street, 39th Floor New York, NY 10019	8,045,308	―	8,045,308	―	9.5%
Wellington Management Company, LLP(5) 75 State Street Boston, MA 02109	―	5,999,994	―	6,846,147	7.5%
*

The percentages of total beneficial ownership have been calculated based upon 84,779,188 (the shares of TSFG common stock outstanding as of March 2, 2009). Under Rule 13d-3 of the Exchange Act, the percentages have been computed on the assumption that shares of TSFG common stock that can be acquired within 60 days of March 2, 2009 upon conversion of Convertible Preferred Stock by a given holder are outstanding, but no other shares similarly subject to acquisition by other holders are outstanding.

(1)

Based on the Schedule 13G filed on February 13, 2009 by AXA Financial, Inc., it holds, together with its affiliates AXA Rosenberg Investment Management, LLC, AllianceBernstein L.P., and AXA Equitable Life Insurance, an aggregate of 4,479,875 shares, of which (i)769,093 shares are held by AXS Rosenberg Investment solely for investment purposes, (ii) 3,705,982 are held by AllianceBernstein L.P. solely for investment purposes on behalf of client discretionary investment advisory accounts, and (iii) 4,800 shares are held by AXA Equitable Life Insurance Company solely for investment purposes.

(2)

Based on the Schedule 13G filed on February 5, 2009 by Barclays Global Investors NA, it holds, together with its affiliates Barclays Global Fund Advisors and Barclays Global Investors, Ltd., an aggregate of 6,499,557 shares in trust accounts for the economic benefit of the beneficiaries of those accounts.

(3)

Based on the Schedule 13G/A filed on February 17, 2009 by Maverick Capital Ltd., it holds, together with its affiliates Maverick Capital Management, LLC and Lee S. Ainslie III, 9,213,653 shares (including Convertible Preferred Stock which is convertible into 7,692,300 shares of common stock) for the benefit of its clients.

(4)

Based on the Schedule 13G/A filed on February 9, 2009 by OZ Management LP, it holds, together with its affiliates Och-Ziff Holding Corporation, Och-Ziff Capital Management Group LLC, Daniel S. Och, and OZ Master Funds, Ltd., 8,045,308 shares in certain investment funds and discretionary accounts it manages.

(5)

Based on the Schedule 13G filed on February 17, 2009 by Wellington Management Company, LLP, it holds 6,846,147 shares (all of which reflects shares that are subject to Convertible Preferred Stock), of which it has voting power for 5,999,994 shares, in its capacity as investment advisor for its clients, none of which has voting or investment power with respect to more than 5% of TSFG's outstanding common stock.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Objectives of Executive Compensation Program

This Compensation Discussion and Analysis (this “CD&A”) provides a discussion and analysis of the objectives of TSFG’s compensation programs for our Named Executive Officers, each element of the compensation program and how it fits into TSFG’s overall compensation objectives, why TSFG pays each element of compensation, and how TSFG determined the amount to pay under each element to our Named Executive Officers in 2008.

Our Named Executive Officers for 2008 were Mack I. Whittle, Jr., H. Lynn Harton, James R. Gordon, Christopher T. Holmes, William P. Crawford, Jr., Mary A. Jeffrey, Maurice Spagnoletti and Kendall L. Spencer. Mr. Whittle, Mr. Spagnoletti and Mr. Spencer are no longer employees of TSFG, but their compensation is discussed in this CD&A in compliance with applicable SEC regulations.

The Compensation Committee of TSFG’s Board of Directors (referred to in this CD&A as the “Committee”) is responsible for setting and administering the policies governing compensation of executive officers and other key employees, evaluating executive officers’ performance, and making recommendations regarding executive officers’ compensation to the Board of Directors. The Committee also makes recommendations to the full Board of Directors regarding the total annual share usage under TSFG’s equity-based compensation plans. The Committee designs the executive compensation programs to reward results that reflect the strategic goals and objectives developed by TSFG’s senior management and the Board by aligning targeted levels of performance with specific levels of compensation.

In addition to aligning pay with TSFG’s strategic goals and objectives, the Committee considers the financial performance and pay practices of banks similar in size and scope to the operations of TSFG. The selection of peer banks and the usage of peer bank data are described below. The Committee evaluates each performance goal, target pay level, and actual compensation decision within the context of TSFG’s performance, as well competitive peer data. The Committee exercises business judgment, with reference to the competitive data, to finalize executive compensation decisions for TSFG. The Committee and the Board believe that a performance-oriented compensation program should be aligned with industry practices. In addition, the Company believes that its compensation program should be designed to attract and retain talented and motivated executives to lead TSFG.

Restrictions on Executive Compensation under the U.S. Treasury’s Capital Purchase Plan

Emergency Economic Stabilization Act of 2008

TSFG and its existing executive officers have agreed to certain restrictions under the U.S. Emergency Economic Stabilization Act of 2008 as a result of TSFG's participation in the U.S. Treasury’s Capital Purchase Program (“CPP”), whereby it issued perpetual non-convertible preferred stock and common stock warrants to the U.S. Treasury in exchange for a $347 million capital investment. These restrictions generally apply while the U.S. Treasury continues to own any debt or equity position in TSFG, and are as follows:

•

TSFG must provide to the U.S. Treasury a certification that its compensation programs do not encourage its Senior Executive Officers (“SEOs”) (as defined in the CPP) to take excessive risks that threaten the value of TSFG during the time that the U.S. Treasury maintains an investment in TSFG. (SEOs are defined as the five most highly compensated executive officers who are employed by a financial institution that is participating in the CPP while the Treasury holds an equity or debt position acquired under the CPP.)

•	TSFG must recover any bonus or incentive compensation paid to its SEOs based on statements of earnings, gains, or other criteria that are later proven to be materially inaccurate.

•	TSFG is prohibited from making certain golden parachute payments to its SEOs.
•	TSFG is prohibited from taking a compensation deduction for U.S. federal corporate tax purposes for amounts in excess of $500,000 per SEO per year.

Each of TSFG’s existing executive officers (including the NEOs who remain TSFG employees), has agreed in writing to accept any changes or modifications to awards or agreements that may become necessary as a result of TSFG’s participation in the CPP.

As required under CPP, the Committee met with William P. Crawford, Jr., TSFG’s Chief Risk Officer, to discuss its incentive compensation programs and to confirm that TSFG’s programs do not encourage its SEOs to take unnecessary or excessive risks that threaten the value of TSFG. Included in the Compensation Committee Report is the Committee's certification that it has reviewed, with TSFG’s Chief Risk Officer, TSFG’s incentive compensation arrangements and has made reasonable efforts to ensure that such arrangements do not encourage its SEOs to take unnecessary or excessive risks that may threaten TSFG's value.

American Recovery and Reinvestment Act of 2009

On February 17, 2009, the American Recovery and Reinvestment Act of 2009 (the “ARRA”) was enacted as a sweeping economic recovery package intended to stimulate the economy and provide for extensive infrastructure, energy, health and education needs. The ARRA also imposes certain new executive compensation and corporate governance obligations on all current and future participants in the CPP, including TSFG, until the institution has redeemed the preferred stock. Pursuant to its terms, additional rulemaking is required to fully implement the ARRA, and the timing and impact of this rulemaking is currently unclear. The executive compensation restrictions under the ARRA (described below) are more stringent than those imposed in connection with the CPP, but it is yet unclear how these executive compensation standards will relate to similar standards that have been, or may in the future be, announced by the Treasury Department.

The ARRA amends Section 111 of the Emergency Economic Stabilization Act (“EESA”) to require the Secretary of the Treasury Department (the “Secretary”) to adopt additional standards with respect to executive compensation and corporate governance for TARP participants (including TSFG). The standards required to be established by the Secretary include, in part, (a) prohibitions on making golden parachute payments to senior executive officers and the next five most highly compensated employees during such time as any obligation arising from financial assistance provided under the TARP, including the CPP, remains outstanding (the “Restricted Period”), (b) prohibitions on paying or accruing bonuses or other incentive awards for certain senior executive officers and the next 20 most highly-compensated employees, except for awards of long-term restricted stock with a value equal to no greater than one-third of the subject employee’s annual compensation that do not fully vest during the Restricted Period, or unless such compensation is pursuant to a valid written employment contract effective prior to February 11, 2009, (c) requirements that CPP participants provide for the recovery of any bonus or incentive compensation paid to senior executive officers and the next 20 most highly-compensated employees based on statements of earnings, revenues, gains or other criteria later found to be materially inaccurate, with the Secretary having authority to negotiate for reimbursement, and (d) a review by the Secretary of all bonuses and other compensation paid by TARP participants to senior executive employees and the next 20 most highly compensated employees before the date of enactment of the ARRA to determine whether such payments were inconsistent with the purposes of the act or contrary to public policy.

The ARRA also sets forth additional corporate governance obligations for TARP recipients, including requirements for the Secretary to establish standards that provide for semi-annual meetings of compensation committees of the board of directors to discuss and evaluate employee compensation plans in light of an assessment of any risk posed from such compensation plans. TARP participants are further required by the ARRA to (a) have in place company-wide policies regarding excessive or luxury expenditures, (b) permit non-binding shareholder “say-on-pay” proposals to be included in proxy materials, and (c) provide written certifications by the chief executive officer and chief financial officer with respect to compliance. The Secretary is required to promulgate regulations to implement the executive compensation and certain corporate governance provisions detailed in the ARRA.

TSFG will comply in all material respects with the EESA, the ARRA and all applicable rules and regulations, as the same are promulgated or amended from time to time. Accordingly, historical compensation practices (such as the use of particular elements of compensation like cash bonuses and payments upon certain events) may be changed materially (including potentially eliminated) going forward, depending upon what is necessary for ARRA compliance. Any statements in this CD&A regarding future compensation practices will be subject to compliance with applicable law.

Compensation Program Components

TSFG’s 2008 executive compensation program consists of multiple elements and is designed to align pay with various dimensions of individual and corporate performance and to aid in the attraction and retention of qualified executives. Below is a brief description and summary of objectives for each element. A more complete discussion of each element is provided in “Elements of Compensation” below. (Note, however, that the compensation elements described below have been utilized by TSFG in the past, but may be limited by ARRA or other legislation in the future.)

Compensation Element	Description	Objective
Base Salary	• Fixed compensation that is reviewed annually based on performance and an annual comparison to peer group compensation.	• Provide a base level of compensation competitive with peers that fairly takes into consideration the scope and impact of the position within the Company.
Management Performance Incentive Plan (MPIP)	• Variable cash compensation earned based on performance against annual financial goals and achievement of non-financial objectives. (Target levels are benchmarked against peer group compensation).

•  Reward management for achieving critical annual operating goals (including Operating EPS and other financial metrics) and strategic activity that contributes to long-term total return to shareholders. (“Operating EPS” is a non-GAAP measure, equal to GAAP EPS, adjusted to reflect the inclusion or exclusion of certain matters determined by the Committee not to be part of TSFG’s core operations.)

Restricted Stock Unit (RSU) Awards	• Awards of RSUs that vest 50% per year for the two years after grant.	• Align the economic interests of the participants with those of the shareholders. • Aid in retention (through vesting schedules)
Stock Option Awards	• Option awards to executives that vest upon sustained attainment of pre-determined share price goals.

•  Inducement for new hires.

•  Motivate employees to increase Company value by rewarding them for increases in the Company’s stock price over time.

•  Aid in retention (through vesting schedules and share price requirements).

•  Align the economic interests of the participants with those of the shareholders.

•

Supplemental Executive Retirement Plan (SERP)	• Non-qualified retirement benefit that provides retirement income to senior officers through a fixed annuity that does not increase in value after qualifying retirement.	• Aid in recruiting of mid-career executives to TSFG. • Aid in retention (through vesting schedules and reduced benefits upon certain terminations).
Other Benefits And Perquisites

•  Nonqualified deferred compensation arrangement and supplemental term insurance provided to executive officers.

•  Other broad-based benefits provided to all TSFG employees (e.g., healthcare and group term life insurance).

• Provide a competitive total package to attract and retain key executives.
Employment Agreements	• Written contracts with largely standard language, depending upon the level of the executive.

•  Provide reasonable and fair compensation to the executive in the event of a termination other than for cause.

•  Provide protection to TSFG in the form of non-compete and non-solicit arrangements in the event of termination of employment.

Outside Advisors

The Committee has engaged an independent, third-party consultant, Semler Brossy Consulting Group,

LLC (the “Consultant”) to assist in the review and planning of executive compensation. The Consultant was hired by and reports directly to the Committee, and works collaboratively with management and the Chairman of the Committee. The Consultant has not performed and does not currently have any consulting engagements with management or the Company apart from this engagement by the Committee.

During 2008, the Consultant’s responsibilities included:

•	making and reviewing compensation recommendations for executives, and consulting with respect to the structure of compensation plans,
•	providing advice on executive compensation regulatory developments,
•	providing information on best practices in executive compensation,
•	developing and providing objective data on peer company compensation programs and industry trends,
•	providing the Committee with data regarding the termination of Mr. Whittle’s employment and subsequent contract negotiations, and
•	providing its opinion to the Committee on all recommendations provided to the Committee by management.

In fulfilling these duties, the Consultant often meets directly with executives on behalf of the Committee. However, the Committee and the Board retain all authority over their respective decisions. In 2008, the Committee also engaged independent legal counsel to provide it with advice as to various matters related to executive compensation.

Competitive Benchmarking and Positioning

Peer Group

TSFG’s compensation program is benchmarked against a Company peer group recommended by Semler Brossy. The primary source of peer data for executives is TSFG’s customized bank “peer group” developed to reflect banks with whom TSFG competes for talent and banks of similar size and scope to TSFG.

The peer group selection criteria are outlined below. Specifically, the peer group is composed of banks that:

•	conduct “traditional” banking activities, including commercial lending activities, consumer retail, and mortgage lending,
•	are publicly traded and based in the United States, and
•	generally have between $7 billion to $35 billion in assets (approximately one-half to 2.5 times the assets of TSFG).

The Committee reviews these criteria annually. Banks leave the peer group due to acquisitions or divestitures, and banks enter the peer group through organic growth or growth by acquisition. At December 31, 2008, the peer group was comprised of the following 29 banks:

Associated Banc-Corp	Bank of Hawaii Corporation	BOK Financial Corporation
BancorpSouth, Inc.	Cathay General Bancorp	Citizens Republic Bancorp
City National Corporation	Colonial BancGroup, Inc.	Commerce Bancshares, Inc.
Cullen/Frost Bankers, Inc.	East West Bancorp, Inc.	FirstMerit Corporation
First Midwest Bancorp, Inc.	Fulton Financial Corporation	MB Financial, Inc.
Old National Bancorp	Pacific Capital Bancorp	Sterling Financial
Susquehanna Bancshares	TCF Financial Corporation	Trustmark Corporation
UCBH Holdings, Inc.	UMB Financial Corporation	Umpqua Holdings Corporation
United Community Banks, Inc.	Valley National Bancorp	Webster Financial
Whitney Holding Corp	Wintrust Financial

Positioning of Pay Elements

The Committee, with limited exceptions, positions the three key elements of compensation – (1) salary, (2) annual cash bonus (the MPIP), and (3) long-term incentives (the LTIP) – at or close to the median of the peer group. For target performance, the Committee believes that this provides pay opportunities that are comparable to what is available to our NEOs in the marketplace.

A key objective of the executive pay program is to deliver compensation that is related to TSFG’s performance. In determining how compensation is allocated among the various compensation elements and appropriate levels of each, the Committee reviews competitive practice and internal relationships among executives and the other employees of TSFG. Long-term incentive awards make up the difference between the overall market level for total compensation and the salary plus target bonus as determined by the Committee.

In addition to the annual review of compensation levels, market positioning is considered when a program component is introduced or modified, and when individual compensation decisions – such as salary increases and bonus awards – are made. While the Committee considers multiple factors in making decisions about new programs and individual decisions, all compensation decisions are evaluated against their impact on the desired positioning.

The variable nature of the MPIP and LTIP programs means that actual annual compensation each year is likely to vary from the initial target. Executives’ overall annual compensation is weighted towards compensation that varies with performance. This is intended to ensure that executive interests are aligned with those of TSFG’s shareholders. At target performance, the mix between fixed and variable compensation, and cash versus non-cash compensation, is outlined in the table below.

	% of 2008 Target Total Compensation
Executive (1)	Salary	MPIP	LTIP	Fixed	Variable	Cash	Non-Cash
H. Lynn Harton	35%	23%	41%	35%	65%	59%	41%
James R. Gordon	36%	24%	41%	36%	64%	59%	41%
Christopher T. Holmes	36%	20%	44%	36%	64%	56%	44%
William P. Crawford, Jr.	45%	22%	33%	45%	55%	67%	33%
Mary A. Jeffrey	43%	20%	37%	43%	57%	63%	37%
Kendall Spencer	42%	24%	34%	42%	58%	66%	34%
(1)

Because Mr. Whittle and Mr. Spagnoletti were not employees of TSFG at December 31, 2008, they are not included in the above table or in certain subsequent tables in this CD&A that describe ongoing compensation programs and decisions.

Elements of Compensation

Base Salary

Base salaries of executives are reviewed annually and at the time of a promotion or other change in responsibilities. Increases are based on an evaluation of the previous year’s performance of the executive, the relative strategic importance of the position, market conditions and peer group salary levels.

In December 2008, based on the Committee’s review of TSFG’s performance, market conditions, and existing salary levels, no salary increases were made for NEOs for 2009 over December 2008 levels. In February 2009, the Committee increased Mr. Harton’s base salary in connection with his appointment as permanent CEO.

Management Performance Incentive Plan (MPIP)

The MPIP is a performance-based annual incentive plan, payments under which are predicated upon achievement of targeted levels of Operating EPS and other financial performance metrics approved by the Committee that are intended to position TSFG for future growth. The Board believes that Operating EPS is the most appropriate measure for a financial services institution – more appropriate than GAAP EPS – primarily because Operating EPS more accurately reflects core performance. Operating EPS is calculated by adjusting GAAP EPS to reflect gains or losses associated with items that are not deemed to be part of “core” operations. TSFG has considered the following to be among the types of adjustments considered:

•	Changes in fair value of interest rate swaps,
•	Gains/losses on sale of available for sale securities,
•	Gains/losses on equity investments,
•	Employment contract buyouts,
•	Impairment from write-down of assets,
•	Merger-related costs,
•	Tax benefits associated with charitable contributions to foundations,
•	Gains/losses on early extinguishment of debt,
•	Gains/losses associated with discontinued operations,
•	Gains/losses on disposition of certain assets and liabilities, such as branch locations,
•	Gains/losses associated with other transactions that are generally non-recurring, and
•	The related income tax impact associated with the above items.

The goals set for the MPIP by the Committee take into consideration, among others, the following factors:

•	The strategic plan for the Company,
•	Actual Company results compared to peers and to historical results,
•	Anticipated operational opportunities and challenges based on competitive pressures, and
•	Anticipated external economic events that could impact key business drivers (e.g., the interest rate yield curve and economic trends).

The Committee establishes target and maximum award levels at the beginning of each year for each executive based on the peer group information and historical target award levels for each executive. The Committee is responsible for reviewing the financial results and strategic achievements in determining the aggregate amount payable to all executives under the MPIP and the individual awards to executives, if any. The Committee reviews financial progress at each scheduled Committee meeting, and recommends a specific level of accrual for MPIP bonuses to TSFG management based on their interpretation of whether and at what levels the performance will generate bonuses under the provisions of the MPIP. At year end, the Committee approves the total annual incentive pool, and considers the recommendations of the CEO for bonuses for executives (other than the CEO). In addition, the Committee reviews the CEO’s performance and determines the amount of his MPIP award, if any.

Actual, target, and maximum amounts (as a percentage of salary) are outlined in the table below:

Executive(1)	2008 Actual MPIP Bonus as a % of Salary	2008 Target Annual Incentive as a % of Salary	2008 Maximum Annual Incentive as a % of Salary
H. Lynn Harton	-0-	70%	105%
James R. Gordon	-0-	70%	105%
Christopher T. Holmes	-0-	60%	90%
William P. Crawford, Jr.	-0-	50%	75%
Mary A. Jeffrey	-0-	50%	75%
Kendall Spencer	-0-	60%	90%
(1)

Mr. Spagnoletti was not eligible to receive 2008 bonus payments based on Company performance. In connection with the negotiations of Mr. Whittle’s retirement, and substantially in accordance with the terms of his employment agreement with the Company, Mr. Whittle was paid $417,919 under the MPIP for 2008 as if he were terminated without cause.

Based on its assessment of 2008 performance and the overall market environment, the Committee determined that there would be no MPIP payout to NEOs who were continuing as employees of the Company. In determining not to pay 2008 MPIP awards, the Committee placed significant emphasis on the decline in operating earnings from 2007 levels, the decline in overall market conditions, the performance of TSFG relative to peers, and the decline of TSFG’s stock price.

Retention Bonus Awards to Operating Council Members

On September 18, 2008, prior to the announcement of the TARP program and in connection with the retirement of Mack I. Whittle, Jr., (and because of the importance of business continuity in his absence), the Committee recommended and the Board of Directors ratified and approved retention bonus awards for each of James R. Gordon, H. Lynn Harton and Christopher T. Holmes, who then formed the Operating Council. Under the terms of the awards, each executive will be paid a retention bonus of $500,000 in a lump sum on or about January 1, 2010 but not later than January 31, 2010, so long as he is employed by TSFG on December 31, 2009. The retention bonus will accelerate and become payable if the executive is terminated without cause or resigns for good reason following a change in control as set forth in each executive’s employment agreement. The retention bonus will be forfeited on termination for cause or resignation by the executive, or upon death or disability. These bonuses were awarded because the Committee believed that such bonuses would ensure continuity of TSFG’s operations during the immediate period following Mr. Whittle’s retirement.

Long-Term Incentive Plan (LTIP)

Since 2001, TSFG has used a long-term incentive program that provides compensation to participants based solely on meeting pre-determined, multi-year financial performance targets. The Committee believes that this type of program is consistent with TSFG’s compensation philosophy of awarding pay that is dependent on longer-term operational success. Long-term awards have historically been provided in the form of performance shares of TSFG stock or TSFG stock options. The Committee believes that the use of stock-based compensation elements is consistent with our commitment to using executive compensation to align the interests of executives and TSFG shareholders. The use of performance shares or stock options is determined based on the type of incentive that the Committee is providing, and is not determined based on the allocation of a specific dollar or share amount.

The long-term incentive program is operated in three-year cycles, with a new cycle beginning each year. Current cycles are the 2006–2008 LTIP, the 2007–2009 LTIP and the 2008–2010 LTIP. Awards under these programs vest based on a combination of service and performance.

In determining target awards under the LTIP, the Committee considers each executive’s base salary, peer group data, and his/her expected contributions over the LTIP period. Once awards are granted, there is no discretion to adjust award levels. In setting compensation targets under the LTIP, the Committee considers whether or not prior bonus targets have been met and the actual level of prior bonus compensation. However, there is no particular weight accorded this factor.

For the first two cycles (2006–2008 and 2007–2009), one-third of each year’s award vests ratably over three years based on continued employment, and two-thirds vests based on TSFG’s performance over the three years subsequent to the grant. For the two-thirds performance-based component, the Committee established as the performance conditions: (1) TSFG’s compound annual growth in operating earnings per share during the respective performance period versus peer banks (as referenced above), and (2) Return on Equity for the respective performance period compared to pre-established targets. For the relative operating earnings per share measure, the plans pay out as follows:

	Relative Operating EPS	Relative Return on Equity
2006-2008 Plan	40th percentile of peers: 50% of target 60th percentile of peers: 100% of target 80th percentile of peers: 150% of target	10% ROE: 50% of target 12% ROE: 100% of target 14% ROE: 150% of target
2007-2009 Plan	35th percentile of peers: 50% of target 50th percentile of peers: 100% of target 75th percentile of peers: 200% of target	10% ROE: 50% of target 12% ROE: 100% of target 14% ROE: 200% of target

The 2008–2010 cycle utilized time-vested restricted stock units and market-based stock options (all as described below) and so the performance conditions associated with that LTIP program related to increases in the TSFG stock price.

 2006 – 2008 LTIP

Grants made under the 2006-2008 LTIP are outlined in the table below. The payout of the performance-based component was zero. However, in connection with the negotiations of Mr. Whittle’s retirement, and substantially in accordance with the terms of his employment agreement with the Company, Mr. Whittle was vested in 38,890 shares under the 2006 – 2008 LTIP during 2008 as if he were terminated without cause.

Executive	2006 LTIP Award Shares –Target			2006 LTIP Award Shares –Maximum
	Time	Performance	Total	Time	Performance	Total
H. Lynn Harton	2,222	6,667	8,889	2,222	10,000	12,222
Mack I. Whittle, Jr.	16,667	33,334	50,001	16,667	50,001	66,668
James R. Gordon	2,666	8,000	10,666	2,666	12,000	14,266
William P. Crawford, Jr.	2,000	4,000	6,000	2,000	6,000	8,000
Christopher T. Holmes	2,000	4,000	6,000	2,000	6,000	8,000
Mary A. Jeffrey	2,000	4,000	6,000	2,000	6,000	8,000
Maurice Spagnoletti (1)	3,333	6,667	10,000	3,333	10,000	13,333
Kendall Spencer	3,333	6,667	10,000	3,333	10,000	13,333

(1)   All unvested shares held by Mr. Spagnoletti were forfeited upon termination of his employment.

2007 – 2009 LTIP

Two minor changes were adopted for the 2007-2009 LTIP program. Based on peer group analysis of performance share plans, the maximum award attainable under the program was moved to 200% of target, and the scale for threshold, target, and maximum performance were adjusted (as outlined in the table below).

Grants made under the 2007-2009 LTIP are outlined in the table below. Based on performance to date, the payout of the performance-based component is currently projected to be zero. However, in connection with the negotiations of Mr. Whittle’s retirement, and substantially in accordance with the terms of his employment agreement with the Company, Mr. Whittle was vested in 48,000 under the 2006 – 2008 LTIP during 2008 as if he were terminated without cause.

Executive	2007 LTIP Award Shares –Target			2007 LTIP Award Shares –Maximum
	Time	Performance	Total	Time	Performance	Total
H. Lynn Harton	4,500	9,000	13,500	4,500	18,000	22,500
Mack I. Whittle, Jr.	18,000	36,000	54,000	18,000	72,000	90,000
James R. Gordon	4,500	9,000	13,500	4,500	18,000	22,500
William P. Crawford, Jr.	3,333	6,667	10,000	3,333	13,334	16,667
Christopher T. Holmes	3,333	6,667	10,000	3,333	13,334	16,667
Mary A. Jeffrey	3,333	6,667	10,000	3,333	13,334	16,667
Maurice Spagnoletti (1)	3,333	6,667	10,000	3,333	13,334	16,667
Kendall Spencer	3,333	6,667	10,000	3,333	13,334	16,667
(1)	All unvested shares held by Mr. Spagnoletti were forfeited at the termination of his employment.

2008 - 2010 LTIP

In 2008, the Committee approved LTIP equity awards for Named Executive Officers that consist of time-vested restricted stock units and market-based stock options (MBSOs). An MBSO is a stock option that does not become exercisable until the share price meets a pre-determined level for a sustained period of time.

The MBSOs granted to Named Executive Officers carry an exercise price of $10.16, the closing price on the date of grant, and will vest on June 30, 2011 if (1) the participant remains employed by TSFG at June 30, 2011, and (2) TSFG’s closing stock price for 20 consecutive business days during the first six months of 2011 equals or exceeds $12 per share. If these two conditions are not met, then no vesting will occur and the options will terminate.

The Committee changed the performance measure for the 2008 grants to reflect the uncertain operating environment. In the Committee’s estimation, growing TSFG’s share price through the next three-year cycle is the most reliable method to align the interest of executive with those of shareholders since operating results may not result in increases in share price.

The number of MBSOs and time–based restricted stock units granted to each Named Executive Officer are outlined in the table below

Executive (1)	MBSOs	Time-Based RSUs
H. Lynn Harton	100,000	20,000
James R. Gordon	100,000	20,000
Christopher T. Holmes	100,000	20,000
William P. Crawford, Jr.	50,000	10,000
Mary A. Jeffrey	50,000	10,000
Kendall Spencer	50,000	10,000
(1)	Neither Mr. Whittle nor Mr. Spagnoletti was a participant in the 2008 LTIP.

Supplemental Executive Retirement Plan (SERP)

TSFG maintains non-qualified Supplemental Executive Retirement Plans (“SERPs”) for certain executive officers. These plans provide salary continuation benefits after the participant reaches Normal Retirement (age 65) or Early Retirement (age 55 with seven years of service) and payments continue for up to 15 years depending on the distribution election chosen.

The SERPs also provide limited benefits in the event of early termination or disability while employed by TSFG and full benefits to the executive’s beneficiaries in the event of the executive’s death. Participants are entitled to the vested portion of their balance if terminated under certain circumstances. Early termination is equal to the vested portion of the accrual balance. The accrued balance vests 10% per year of service from the effective date of the agreement, up to 100%. In the event of termination due to disability prior to Early Retirement, the participant will be entitled to receive 100% of the accrual balance on the books as of the year-end prior to the termination date. However, if the participant has qualified under the Early Retirement definition, they are entitled to the Early Retirement benefit upon disability.

In the event of a change of control as defined in the SERPs, the executive becomes 100% vested in the total benefit. A “change of control” occurs generally when:

•	Any person or group acquires more than 50% of the combined voting power of TSFG’s common stock (subject to limited exceptions),
•	A majority of the TSFG board is replaced during any 12-month period without the new appointments being approved by a majority of the incumbent directors, or
•	TSFG’s stockholders approve a merger or consolidation in which the TSFG shareholders prior to the transaction do not continue to hold at least a majority of the voting power after consummation.

In certain instances, TSFG has purchased life insurance policies on executives in order to fund the payments required by the SERPs. However, the SERPs are unfunded plans, which means there are no specific assets set aside by TSFG in connection with the plans. The executive has no rights under the SERP beyond those of a general creditor of the Company. TSFG has currently entered into SERP contracts with approximately 12 active executives, including each of the Named Executive Officers.

All benefits earned under the SERPs are calculated as a specified percentage of the annual average of the highest three fiscal years of compensation (defined as annual base salary and annual bonus) earned by the executive during the last ten fiscal years of employment. The SERP provides benefits that would otherwise be denied participants under a qualified retirement plan because of Internal Revenue Code limitations on qualified plan benefits, as well as additional benefits that attract and retain quality senior executives for the organization.

To give executives incentives to continue their service to TSFG, the specified percentage for normal retirement benefits is generally higher than those payable at Early Retirement. The specified percentage for Early Retirement benefits generally begins at 30% upon reaching eligibility for Early Retirement, and increases by 3% per year until Normal Retirement, at which point it becomes 60%. The specified percentage for Early Retirement benefits for the Named Executive Officers at December 31, 2008 was 60% for Mr. Whittle and 33% for Mr. Spencer. None of Messrs. Crawford, Gordon, Harton, Holmes, Spagnoletti, or Ms. Jeffrey qualified for Early Retirement benefits at December 31, 2008.

TSFG does not have a formal policy of granting extra years of credited service, although in a minority of instances, an additional 5% vesting has been credited beyond what was otherwise mandated by the actual length of service.

The Committee believes that the SERP significantly aids in our retention of executives by providing benefits that would otherwise be denied to our executives under a qualified retirement plan because of Internal Revenue Code limitations on qualified plan benefits, and by providing benefits that increase with executives’ continued service.

Other Benefits and Perquisites

TSFG provides executives with certain benefits and perquisites that are typically provided to promote safety and efficiency in conducting Company business. These are listed in detail in the notes to the Summary Compensation Table.

Employment Agreements

TSFG currently maintains employment agreements with all of its senior executive officers, including the Named Executive Officers. (Note that the Company’s employment agreement with its CEO, Lynn Harton, is in the process of being revised to reflect his appointment as CEO.) In addition to the benefits provided, the agreements enable TSFG to mandate non-compete and non-disclosure provisions for these executives. These agreements include provisions for, among other things:

•	minimum compensation levels, benefits, and perquisites,
•	severance payments upon certain terminations, such as other than for cause,
•	non-compete and non-disclosure covenants, and
•	change of control benefits.

As with the SERP programs, the Committee views these agreements as important elements that encourage the long-term retention of key employees rather than a part of annual compensation. As a result, the benefits provided under these agreements are not a material factor in the salary, MPIP, and LTIP decisions. These agreements are outlined in more detail in the “Potential Payments Upon Termination or Change in Control” section of this Proxy Statement.

Timing of Equity Grants

To ensure that TSFG’s equity compensation awards are granted appropriately and represent true incentives for future performance, the Committee has adopted the practices set forth immediately below regarding the timing of equity compensation grants and the determination of stock option exercise prices.

Timing of Equity Compensation Grants

Equity compensation awards have historically been granted on an annual grant cycle, occurring at the December Board of Directors’ meeting. However, there was no broad-based grant in 2008. LTIP awards have historically been made during April but the 2008 awards were made in September.

On occasion, equity compensation grants are made outside of TSFG’s annual grant cycle for new hires, promotions, recognition or retention purposes. In these instances, the recipient is notified that his/her grant will be recommended to the Committee at their next meeting and effective on the date of Board approval (with the exercise price being based on the Board approval date). In certain instances, the vesting schedule of the award will relate to the date of the commitment to make the grant (i.e., date of hire/promotion) instead of the date of grant.

Determination of Stock Option Exercise Prices

The Board has adopted a formal policy regarding its option pricing practices. The Board determined that it grants options under five scenarios:

Scenario 1:	Annually to existing officers as bonus compensation pursuant to compensation plans approved by the Board.
Scenario 2:	In connection with the hiring of officers pursuant to compensation plans approved by the Board.
Scenario 3:	To TSFG or affiliated subsidiary directors, either quarterly or annually, as compensation for director service.
Scenario 4:	In acquisitions, to employees or other persons affiliated with the target institution.
Scenario 5:	Situations other than as set forth in Scenario 1 through 4, which are predicated upon achievement.

Its policies for each of these scenarios are as follows:

Scenarios 1, 2 and 5:

The exercise price of options granted is the closing price on the date that the Board approves the grant of the options (and not, in the case of Scenario 2, the date of hire, unless it is also the date of Board approval).

Scenario 3:

The exercise price of options granted is the closing price on the first trading day of the period for which the compensation is being paid, except in cases of the options issued under the Directors Stock Option Plan, which have historically been granted on May 1 (or the first business day thereafter if May 1 is not a business day).

Scenario 4:

The exercise price of options granted is the closing price on the closing date of the acquisition, provided the Board has approved the acquisition and the grant of such options in advance of such closing date; otherwise, the exercise price of options granted under Scenario 4 shall be the closing price on the date that the Board approves the grant of the options.

Executive Equity Ownership

TSFG does not require specific multiples of salary or other dollar amounts to be reached, but rather it is expected that the after-tax portion of share awards be retained by the executive through their tenure with TSFG. The Committee would review any requests by executives for an exception to this policy.

Equity Dilution Rates

The following table sets forth equity dilution rates for TSFG for 2006 through 2008. The Committee has not adopted formal dilution or “burn rate” policies. However, it does not currently expect future grant levels to be materially different from past levels. In analyzing this data, the Committee also considers the number of options, shares and RSUs which in fact become vested and exercisable, and how many have been cancelled or have expired.

Year	Award Type	Total Granted From TSFG Plans	Total Granted as a % of Total Outstanding*	% Vested, Exercisable or Exercised at December 31, 2008	% of Outstanding Awards In-the-Money at December 31, 2008	Total Cancelled and/or Expired at December 31, 2008
2006	Options	967,750	1.30%	34.0%	0%	284,345
	Service-based Restricted Stock & RSUs	511,460	0.69%	99.7%	100%	20,084
	Performance-based Restricted Stock & RSUs - Target Level	180,737	0.24%	19.9%	100%	145,737
	Total	1,659,947	2.23%			450,166
2006	Options	967,750	1.30%	34.0%	0%	284,345
Excl. 1-time 400,000 RSU grant	Service-based Restricted Stock & RSUs	108,863	0.15%	94.3%	100%	20,084
	Performance-based Restricted Stock & RSUs - Target Level	180,737	0.24%	19.9%	100%	145,737
	Total	1,257,350	1.69%			450,166
2007	Options	600,930	0.83%	21.4%	0%	46,820
	Service-based Restricted Stock & RSUs	183,952	0.25%	63.0%	100%	12,647
	Performance-based Restricted Stock & RSUs - Target Level	215,569	0.30%	15.5%	―	80,218
	Total	1,000,451	1.38%			139,685
2008	Options	1,245,150	1.7%	0%	.8%	23,750
	Service-based Restricted Stock & RSUs	318,089.4%		0%	100%	600
	Performance-based Restricted Stock & RSUs - Target Level	―	―	―	―	―
	Total	1,563,239	2.1%			24,350
*	Total shares outstanding at year end: 2006 - 74,522,709; 2007 – 72,453,775, 2008 – 74,641,178

Termination and Change in Control Provisions

The Committee believes that senior management should not be unreasonably distracted by the possibility of a change in control. Accordingly, TSFG’s SERP plans and employment agreements have provisions that govern how the plans operate and the benefits provided in the event of a termination of employment following a change in control of TSFG. These benefits are provided under employment agreements that were negotiated at various times and under different circumstances for each Named Executive Officer. In establishing the levels of benefits provided under the agreements at the time of the agreement, the Committee considered recent trends in contract terms, as well as the benefits provided to other executives at similar levels within TSFG, and the advice of third-party advisors. The Committee believes that it is in the best interests of the Company and its shareholders to maintain as much consistency as possible across individual agreements, to provide a “standard” level of benefit under the agreement for executives of similar levels.

Under the standard form of SERP and employment agreements, benefits are only paid if, in association with or following a change in control, the executive is terminated by TSFG without cause or the executive resigns for what is generally understood to be “good reason.” TSFG chooses to pay severance benefits following a “good reason” termination because TSFG believes that such a termination is conceptually the same as an actual termination without cause, and that potential acquirers would otherwise have an incentive to constructively terminate executives to avoid paying severance.

TSFG uses such a structure – often referred to as a “double trigger” – in most situations because we believe that cash severance and retirement benefits should only be enhanced if the executive suffers an actual or constructive termination of employment following a change of control. However, the Committee has determined that LTIP grants and the one-time restricted stock unit grant to Mr. Whittle in connection with the renegotiation of his employment contract in 2006 should contain a so-called “single trigger” vesting provision (vest upon a change of control) in order to ensure that the primary purpose of equity compensation awards – aligning executive’s interests with those of shareholders is enhanced and not disturbed in the change of control context. The level of severance that we provide to our executives we believe is appropriate in order to attract and retain key executives and is generally consistent with the severance benefits provided to senior executives of other financial institutions. In addition, our employment agreements contain so-called “golden parachute” excise tax gross ups, which are generally intended to place executives who are subject to the excise tax under Section 4999 of the Internal Revenue Code in the same after-tax position as if no excise tax had been imposed. The Committee decided to provide each of our Named Executive Officers with such a gross-up, as part of a regular review of its employment arrangements, because the Committee found that, absent such a provision, following a change of control, the severance benefits intended to be provided under the agreement would be eliminated or greatly reduced in order to avoid the adverse effects of the excise tax. And, the Committee believed that the elimination or significant reduction of the severance benefits would frustrate the purpose of the agreements: to attract and retain employees in the event of a change of control.

All existing executive officers have signed agreements with the Company agreeing to any amendments necessary for compliance with the provisions of the CPP.

Whittle Departure

On September 2, 2008, TSFG announced that Mack I. Whittle, Jr., the Company’s Chairman, President and Chief Executive Officer, retired from his positions as Chairman, President and Chief Executive Officer effective on or before the end of 2008. In August 2008, the Company’s Board of Directors determined it was in the Company’s best interest to change the CEO and, to that end, began a series of negotiations with Mr. Whittle, which resulted in his retirement referenced above, as well as the monetary settlement between Mr. Whittle and the Company (the terms of which have been filed by TSFG with the SEC). In October 2008, based on advice of counsel, the Company’s Board of Directors determined that Mr. Whittle had no legal obligation to agree to the TARP executive compensation limitations (compliance with which was necessary in order to receive a capital allocation under the US Treasury’s TARP Capital Purchase Program). Because at that point his employment with the Company would end in approximately two months or less, Mr. Whittle elected not to agree to the TARP executive compensation limitations. Accordingly, based on the advice of counsel, the Company’s Board of Directors determined that the only prudent way that it could ensure compliance with the TARP executive compensation limitations (and participate in the Capital Purchase Program) was to exercise the right it had under the Company’s separation agreement with Mr. Whittle to select a date in advance of December 30, 2008 as his retirement date, which it did by selecting October 27, 2008 as his retirement date.

From September 2, 2008 through his retirement date of October 27, 2008, Mr. Whittle continued to receive salary and benefits at the same level and type, except that he did not receive any future equity-based or other incentive awards. Upon his retirement, Mr. Whittle is entitled to receive substantially the same payments and benefits as would be payable under his employment contract upon termination without cause. Those payments and benefits, among others, include:

•	A lump sum cash payment within 30 days after Mr. Whittle’s retirement date.
•	Vesting of all restricted stock units, stock options and other equity incentives.
•

Service credit under the SERP through age 65 and an annual retirement payment commencing within 30 days of his retirement date (subject to compliance with Section 409A of the Internal Revenue Code) and payable over 15 years.

•	Vested benefits under other Company plans.
•	Continued welfare and fringe benefits for three years or, at the Company’s option, the cash equivalent thereof.
•	Three years of continued life insurance coverage.

TSFG recognized approximately $12 million of incremental expense during the third and fourth quarters of 2008 in connection with this arrangement. Additional information regarding this matter is set forth in TSFG’s Current Report on Form 8-K filed September 5, 2008, which is incorporated herein by reference.

Spencer Departure

Kendall L. Spencer resigned from his position as President of Mercantile Bank effective December 11, 2008. However, he remained employed by TSFG until February 15, 2009. In connection with Mr. Spencer’s resignation, Mr. Spencer and the Company entered into a Separation and Release Agreement, which provides for cash payments to Mr. Spencer of approximately $438,000, a complete release of TSFG, and other miscellaneous covenants. Additional information regarding this matter is set forth in the Company’s Current Report on Form 8-K filed December 11, 2008, which is incorporated herein by reference.

Spagnoletti Departure

Maurice J. Spagnoletti resigned from his position as President of Carolina First Bank effective June 10, 2008. In connection with this resignation, Mr. Spagnoletti, Carolina First Bank and TSFG entered into the Separation and Release Agreement, which provides for cash payments to Mr. Spagnoletti of approximately $860,000, a complete release of TSFG, and other miscellaneous covenants. Additional information regarding this matter is set forth in TSFG’s Current Report on Form 8-K filed June 6, 2008, which is incorporated herein by reference.

Harton Appointment

On November 13, 2008, the Board of Directors appointed H. Lynn Harton as the Company’s Interim President and Chief Executive Officer. On November 18, 2008, the Company and Mr. Harton entered into a letter agreement detailing additional compensation payable to him in connection with his appointment as Interim President and Chief Executive Officer. This agreement provided for an additional monthly stipend of $25,000 (above existing compensation), which shall be paid in accordance with the Company’s regular payroll policies, but which would not be taken into account in computing any compensation or benefits to be paid to Mr. Harton under any plan, program, agreement or arrangement of the Company. On February 9, 2009, the Board of Directors appointed Mr. Harton as TSFG’s President and Chief Executive Officer. In connection with this appointment, Mr. Harton was also appointed to TSFG’s Board of Directors, as well as named CEO of Carolina First Bank (TSFG’s primary operating subsidiary). As an executive officer of TSFG, Mr. Harton does not receive compensation for Board service. On February 19, 2009, Mr. Harton’s base salary was set at $650,000 per year, and target level his participation in TSFG's Management Incentive Performance Plan confirmed (unchanged) at 70% of base compensation.

Recapture Policy

TSFG intends to recapture compensation as required under the Sarbanes-Oxley Act of 2002. TSFG has also adopted a policy of recapturing compensation (like that set forth in the Sarbanes-Oxley Act) from all TSFG officers who are reporting persons under Section 16 of the Exchange Act. However, there have been no instances to date where TSFG has needed to recapture any compensation.

Deductibility of Compensation Expenses

Section 162(m) of the Internal Revenue Code of 1986 generally limits the tax deductibility by the Company for compensation paid to the CEO and other highly compensated executive officers to $1 million per officer per year, unless it qualifies as “performance-based” compensation. To qualify as “performance-based,” compensation payments must satisfy certain conditions, including limitations on the discretion of the Committee in determining the amounts of such compensation.

We currently attempt, to the extent consistent with the Company’s business goals, to design our incentive compensation programs such that compensation paid to our executive officers under such programs generally does not fail to be deductible as a result of Section 162(m) of the Internal Revenue Code. The Committee believes that the compensation program and actions taken during 2007 are consistent with this policy. Specifically, our compensation programs have been shareholder-approved, and are designed to allow us to comply with the tax deductibility limitations of Section 162(m) of the Internal Revenue Code by structuring them as performance-based compensation. However, it is possible that the Committee will approve some amount of compensation in the future that is non-deductible under Section 162(m).

Under the EESA, as relates to NEO compensation, the Code Section 162(m) deduction limit is reduced to $500,000 for financial institutions (such as TSFG) participating in the CPP. The existing exceptions from Section 162(m), including the exception for qualified performance-based compensation, do not apply under the new rules. Accordingly, by participating in the Treasury’s CPP, TSFG will incur tax expense that would not have otherwise been incurred if TSFG had not participated in the CPP. Despite the increased tax expense, the Board of Directors and executive management believed participation in the CPP was warranted in light of the competitive disadvantages TSFG would have experienced by not participating.

Compensation Committee Report

The following report does not constitute soliciting material and is not considered filed or incorporated by reference into any other filing by TSFG under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed with TSFG management the Compensation Discussion and Analysis that precedes this Report as required by Item 402(b) of the SEC’s Regulation S-K. Based on its review and discussions with management, the Compensation Committee recommended to the TSFG Board of Directors the inclusion of the Compensation Discussion and Analysis in this Proxy Statement. The Compensation Discussion and Analysis discusses the philosophy, principles, and policies underlying TSFG’s compensation programs that were in effect during 2008 and which will be applicable in 2009.

The Compensation Committee has reviewed with TSFG's Chief Risk Officer, incentive compensation arrangements and has made reasonable efforts to ensure that such arrangements do not encourage senior executive officers to take unnecessary or excessive risks that may threaten TSFG's value.

Compensation Committee:

Challis M. Lowe, Chair	William P. Brant	H. Earle Russell, Jr.	Edward J. Sebastian	David C. Wakefield III

Description of Compensation Committee

The Board of Directors has adopted a written charter for the Compensation Committee. A copy of the charter is included on TSFG’s website, www.thesouthgroup.com, under the Corporate Governance tab. The general purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation for TSFG’s Directors and officers. The Compensation Committee has overall responsibility for approving and evaluating the Director and officer compensation plans, policies, and programs. Pursuant to its charter, the Compensation Committee should (i) use its best efforts to develop compensation policies that create a direct relationship between pay levels and corporate performance and returns to shareholders and (ii) vigilantly monitor the results of such policies to assure that compensation payable to the Company’s executives and Directors provides overall competitive pay levels, creates proper incentives to enhance shareholder value, rewards superior performance, and is justified by the returns available to shareholders, particularly when compared to the returns received by the shareholders of the Company’s principal competitors.

The Compensation Committee has authority in its charter to delegate its responsibilities to a subcommittee, and from time to time, has done so. It also has the authority to delegate certain responsibility to management; however, to date it has not done so in any material respect. The only delegation to management in 2008 was with respect to the LTIP. In that instance, the Compensation Committee (and ultimately the entire Board) approved the exact number of shares to be issued to the CEO and the executive officers, and the pool of LTIP shares to be issued to the remaining officers who participate in the LTIP. It delegated to the CEO the authority to make the final allocations of those pool shares among that third group of officers.

Management, and in particular the CEO, has played a role in making recommendations to the Compensation Committee (except that the CEO has not made recommendations with respect to his own compensation). These recommendations from the CEO related to the total option pool that should be made available for option grants for the broader group of Company officers, the persons who should participate in the MPIP and the LTIP and their respective target bonus amounts, and the base salary and actual bonus amounts to be paid to senior executive officers.

The Compensation Committee has engaged a nationally known compensation consultant, Semler Brossy Consulting Group, LLC (“Semler Brossy”), to provide advice and recommendations with respect to virtually all aspects of the Company’s compensation program, including Director compensation, base salary levels, structure and types of incentive plans, peer data and industry trends, among other things. No final decisions or authority have been delegated to Semler Brossy. The Compensation Committee, from time to time, also engages third party legal counsel. Semler Brossy’s assignment has been to provide advice and recommendations as to the matters described above in a manner consistent with the fact that they have been engaged by the Compensation Committee and not by management. Please refer to the paragraph entitled “Outside Advisors” in the Compensation Discussion and Analysis included above for additional information regarding Semler Brossy.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised of independent, non-employee members of the Board of Directors, none of whom have interlocking relationships as defined by the SEC and all of whom meet the definition of “Independent Director” as currently promulgated by the NASD and the NASDAQ Stock Market.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation paid by TSFG during the 2008 fiscal year to TSFG’s CEO, CFO and to each of the three most highly compensated executive officers other than the CEO and CFO who were executive officers at December 31, 2008 (collectively, the “Named Executive Officers”) for services rendered in all capacities to TSFG and its subsidiaries. Data is only provided for those years for which the listed person was a Named Executive Officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)		Changes in Pension Value And Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
H. Lynn Harton (4) President & CEO	2008 2007	$299,675 255,256	― ―	$ 164,938 57,805	$ 32,823 28,249	― (3)		$ 183,692 105,467	$ 88,007 66,155	$ 769,135 512,932
Mack I. Whittle, Jr.(5) Retired President and CEO	2008 2007 2006	719,630 875,000 835,000	― ―	3,757,110 2,053,277 777,174	54,047 77,550 40,090	$417,919 200,000 584,500	(3)	5,209,731 966,392 980,153	5,651,766 489,343 424,808	15,810,203 4,661,562 3,641,725
James R. Gordon(6) Chief Financial Officer	2008 2007	326,350 249,375	― ―	177,554 57,772	15,306 9,959	― (3)		181,392 104,976	64,340 68,768	764,942 490,850
W. P. Crawford, Jr.(7) General Counsel and Chief Risk Officer	2008	275,625	―	90,877	19,690	―		140,804	65,086	592,082
Christopher T. Holmes(8) Director- Retail Operations	2008	274,375	―	126,513	64,855	―		136,091	46,074	647,908
Mary A. Jeffrey(9) Director – Human Resources	2008	225,750	―	90,619	19,649	―		181,839	56,037	573,894
Maurice Spagnoletti(10) Retired President - SC Bank Operations	2008 2007	175,000 350,000	― ―	49,628 84,925	30,096 72,272	― 50,000	(3)	― 182,683	912,751 94,142	992.650 674,618
Kendall L. Spencer(11) Retired President – FL Bank Operations	2008 2007	241,500 241,500	― ―	101,778 93,446	19,664 22,847	― 40,000	(3)	173,410 182,683	87,757 94,142	624,109 674,618
(1)

The 2008 amounts represent the dollar amount of compensation cost recognized during 2008 based on the grant date fair value of the Named Executive Officer’s stock awards in accordance with SFAS 123R. See Note 24 to the audited consolidated financial statements included in TSFG’s Annual Report on Form 10-K filed on March 3, 2009 with the SEC for the assumptions used in determining compensation cost on stock awards granted in accordance with SFAS 123R.

(2)

The 2008 amounts represent the dollar amount of compensation cost recognized during 2008 based on the grant date fair value of the Named Executive Officer’s option awards in accordance with SFAS 123R. See Note 24 to the audited consolidated financial statements included in TSFG’s Annual Report on Form 10-K filed on March 3, 2009 with the SEC for the assumptions used in determining compensation cost for options granted in accordance with SFAS 123R.

(Footnotes to Summary Compensation Table on prior page)

(3)

For 2007 awards, the Compensation Committee dictated that at least 50% of MPIP awards to Named Executive Officers be paid in the form of restricted stock. Executives were given the alternative of receiving up to 100% of their 2007 MPIP award in restricted stock. Based on individual elections, Mr. Whittle elected to receive $200,000 in cash and $240,000 in restricted stock, Mr. Gordon elected to receive zero in cash and $192,000 in restricted stock, Mr. Harton elected to receive zero in cash and $168,000 in restricted stock, Mr. Spagnoletti elected to receive $50,000 in cash and $60,000 in restricted stock, and Mr. Spencer elected to receive $40,000 in cash and $48,000 in restricted stock. The grants of restricted stock made to the Named Executive Officers pursuant to this arrangement were made on January 29, 2008 and are detailed in the Grants of Plan-Based Awards table below.

(4)

All Other Compensation for 2008 for Mr. Harton is comprised of (1) $13,800 contributed to the TSFG 401(k) Plan, (2) $1,630 in premiums paid on behalf of Mr. Harton with respect to insurance not generally available to all TSFG employees, (3) $1,850 paid in matching contributions to charitable organizations made pursuant to TSFG’s charitable awards program for executive officers, (4) $4,334 paid in dividends and dividend equivalents on unvested restricted stock and restricted stock units, (5) $7,000 paid for tax and financial advisory services, (6) $1,686 paid for annual physical examination, (7) $15,000 paid for auto allowance, (8) $5,207 in taxes paid with respect to certain benefit and contractual obligations, and (9) $37,500 paid as a stipend for Mr. Harton’s service as Interim CEO.

(5)

With respect to Mr. Whittle’s Stock Awards column: Of the 2008 amount, $3,357,691 represents the compensation cost recognized in 2008 with respect to the one-time grant of 400,000 restricted stock units and associated dividend equivalent units, issued in connection with the September 3, 2006 renegotiation of Mr. Whittle’s employment contract. Of the 2007 and 2006 amounts, $1,593,161 represents the compensation cost recognized in 2007 and $514,286 represents the compensation cost recognized in 2006 with respect grant referenced in the preceding sentence. The $417,919 shown in the Non-Equity Incentive Plan Compensation column will be paid to Mr. Whittle on or after April 27, 2009 in compliance with the provisions of Internal Revenue Code Section 409A. All Other Compensation for 2008 for Mr. Whittle is comprised of (1) $13,800 contributed to the TSFG 401(k) Plan, (2) $143,968 in premiums paid on behalf of Mr. Whittle with respect to insurance not generally available to all TSFG employees, (3) $14,570 paid in dividends and dividend equivalents on unvested restricted stock and restricted stock units, (4) $22,620 paid for tax and financial advisory services, (5) $44,640 paid in auto allowance, (6) $10,826 in connection with personal use of the Company plane, (7) $6,931 paid for annual physical examination and other medical insurance coverage expenses, (8) $40,106 paid in connection with the Deferred Compensation Plan, (9) $15,000 paid in matching contributions to charitable organizations made pursuant to TSFG's charitable awards program for executive officers, (10) $132,788 in taxes paid with respect to certain benefit and contractual obligations, (11) $4,149,500 in severance paid pursuant to the provisions of Mr. Whittle's employment agreement, and (12) $1,057,017 in continued welfare and other fringe benefits to which Mr. Whittle is contractually entitled.

(6)

All Other Compensation for 2008 for Mr. Gordon is comprised of (1) $13,800 contributed to the TSFG 401(k) Plan, (2) $4,810 in premiums paid on behalf of Mr. Gordon with respect to insurance not generally available to all TSFG employees, (3) $3,310 paid in connection with the Deferred Compensation Plan, (4) $4,779 paid in dividends and dividend equivalents on unvested restricted stock and restricted stock units, (5) $7,486 in taxes paid with respect to certain benefit and contractual obligations, (6) $15,000 paid in auto allowance, and (7) $15,155 paid in relocation expenses.

(7)

All Other Compensation for Mr. Crawford is comprised of (1) $13,800 contributed to the TSFG 401(k) Plan, (2) $5,567 in premiums paid on behalf of Mr. Crawford with respect to insurance not generally available to all TSFG employees, (3) $2,518 paid in dividends and dividend equivalents on unvested restricted stock and restricted stock units, (4) $2,467 paid for tax and financial advisory services, (5) $2,259 in taxes paid with respect to certain benefit and contractual obligations, (6) $12,000 paid in auto allowance, (7) $8,875 paid in matching contributions to charitable organizations made pursuant to TSFG's charitable awards program for executive officers, (8) $2,600 paid in Company contributions to a dependent care flexible spending account, and (9) $15,000 paid in connection with the Deferred Compensation Plan.

(8)

All Other Compensation for Mr. Holmes is comprised of (1) $13,800 contributed to the TSFG 401(k) Plan, (2) $3,707 in premiums paid on behalf of Mr. Holmes with respect to insurance not generally available to all TSFG employees, (3) $3,217 paid in dividends and dividend equivalents on unvested restricted stock and restricted stock units, (4) $750 paid for tax and financial advisory services, (5) $1,917 in taxes paid with respect to certain benefit and contractual obligations, (6) $15,000 paid in auto allowance, (7) $2,132 paid for annual physical examination, and (8) $5,551 paid in connection with the Deferred Compensation Plan

(9)

All Other Compensation for Ms. Jeffrey is comprised of (1) $13,800 contributed to the TSFG 401(k) Plan, (2) $7,495 in premiums paid on behalf of Ms. Jeffrey with respect to insurance not generally available to all TSFG employees, (3) $2,479 paid in dividends and dividend equivalents on unvested restricted stock and restricted stock units, (4) $1,200 paid for tax and financial advisory services, (5) $2,613 in taxes paid with respect to certain benefit and contractual obligations, (6) $12,000 paid in auto allowance, (7) $1,450 paid in matching contributions to charitable organizations made pursuant to TSFG's charitable awards program for executive officers, and (8) $15,000 paid in connection with the Deferred Compensation Plan.

(10)

With respect to Mr. Spagnoletti’s Stock Awards column, at his termination on June 10, 2008, Mr. Spagnoletti forfeited 8,533 shares underlying restricted stock and restricted stock unit awards with service-based vesting provisions, and 13,334 shares underlying a restricted stock unit awards with performance vesting conditions such that vesting of 6,667 of the shares was contingent upon TSFG’s achievement of certain performance criteria over a period ending on each of December 31, 2008 and December 31, 2009. In accordance with Item 402(c)(vi) of Regulation S-K, the compensation cost included in the table above does not include any forfeiture adjustment. All Other Compensation for 2008 for Mr. Spagnoletti is comprised of (1) $13,800 contributed to the TSFG 401(k) Plan, (2) $6,959 in premiums paid on behalf of Mr. Spagnoletti with respect to insurance not generally available to all TSFG employees, (3) $917 paid in connection with the Deferred Compensation Plan, (4) $4,374 paid in dividends and dividend equivalents on unvested restricted stock and restricted stock units (5) $12,000 paid for tax and financial advisory services, (6) $9,600 paid in auto allowance, (7) $857,500 paid in connection with Mr. Spagnoletti's termination of employment, and (8) $7,601 in taxes paid with respect to certain benefit and contractual obligations.

(11)

All Other Compensation for 2008 for Mr. Spencer is comprised of (1) $10,022 in premiums paid on behalf of Mr. Spencer with respect to insurance not generally available to all TSFG employees, (2) $13,800 contributed to the TSFG 401(k) Plan, (3) $2,795 paid in dividends and dividend equivalents on unvested restricted stock and restricted stock units, (4) $7,000 paid for tax and financial advisory services, (5) $4,516 in taxes paid with respect to certain benefit and contractual obligations, (6) $17,000 paid in connection with the Deferred Compensation Plan, (7) $21,200 paid in auto allowance, (8) $1,424 paid for annual physical examination, and (9) $10,000 paid in matching contributions to charitable organizations made pursuant to TSFG’s charitable awards program for executive officers.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning plan-based awards by TSFG during the fiscal year ended December 31, 2008 to the Named Executive Officers in connection with services rendered in all capacities to TSFG and its subsidiaries.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2) (the LTIP)			All Other Stock Awards Number of Shares of Stock or Units (#)	All Other Option Awards Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)
L. Harton	3/12/08	(1)	―	$238,000	$ 357,000								(1)
	1/29/08	(4)							10,447			$167,987	(4)
	9/18/08	(6)		500,000
	9/18/08	(5)					20,000					203,200	(5)
	9/18/08	(5)								100,000		213,000	(5)
M. Whittle	3/12/08	(1)	―	875,000	1,750,000								(1)
	1/29/08	(4)							14,925			239,994	(4)
	2/1/08	(3)							4,403			78,946	(3)
	5/1/08	(3)							12,320			79,834	(3)
	8/1/08	(3)							672			4,301	(3)
	11/1/08	(3)							735			4,307	(3)
J. Gordon	3/12/08	(1)	―	241,500	362,250								(1)
	1/29/08	(4)							11,940			191,995	(4)
	9/18/08	(6)		500,000
	9/18/08	(5)					20,000					203,200	(5)
	9/18/08	(5)								100,000		213,000	(5)
W. Crawford	3/12/08	(1)	―	137,813	206,719								(1)
	1/29/08	(4)							3,171			50,990	(4)
	9/18/08	(5)					10,000					101,600	(5)
	9/18/08	(5)								50,000		106,500	(5)
C. Holmes	3/12/08	(1)	―	189,000	283,500								(1)
	1/29/08	(4)							8,208			131,985	(4)
	9/18/08	(6)		500,000
	9/18/08	(5)					20,000					203,200	(5)
	9/18/08	(5)								100,000		213,000	(5)
M. Jeffrey	3/12/08	(1)	―	112,875	169,313								(1)
	1/29/08	(4)							3,171			50,990	(4)
	9/18/08	(5)					10,000					101,600	(5)
	9/18/08	(5)								50,000		106,500	(5)
M. Spagnoletti	3/12/08		―	175,000	262,500
K. Spencer	3/12/08	(1)	―	144,900	217,350								(1)
	1/29/08	(4)							2,985			47,999	(4)
	9/18/08	(5)					10,000					101,600	(5)
	9/18/08	(5)								50,000		106,500	(5)

(1)

Except for the awards dated September 18, 2008, all of the referenced awards were made in connection with the TSFG Management Performance Incentive Plan. The target amounts shown in the 2nd column are (1) 70% of base salary for Mr. Harton, (2) 100% of base salary for Mr. Whittle, (3) 70% of base salary for Mr. Gordon, (4) 50% of base salary for Mr. Crawford, (5) 50% of base salary for Ms. Jeffrey, (6) 60% of base salary for Mr. Holmes, (7) 50% of base salary for Mr. Spagnoletti, and (8) 60% of base salary for Mr. Spencer. The maximum amounts shown in the third column are (1) 105% of the target amount for Mr. Harton, (2) 200% of the target amount for Mr. Whittle, (3) 105% of the target amount for Mr. Gordon, (4) 75% of the target amount for Mr. Crawford, (5) 75% of the target amount for Ms. Jeffrey, (6) 90% of the target amount for Mr. Holmes, (7) 75% of the target amount for Mr. Spagnoletti, and (8) 90% of the target amount for Mr. Spencer. The awards dated September 18, 2008 granted to Messrs. Harton, Gordon and Holmes are retention awards more fully described above in “Compensation Discussion and Analysis–Retention Bonus Awards to Operating Council Members.”

(2)

These awards vest, subject to employment on the vesting date, as to half of the shares underlying the award on each of January 31, 2010 and January 31, 2011. Unvested awards held by Mr. Spencer were vested on his retirement date.

(3)

Mr. Whittle received dividend equivalent units on an outstanding restricted stock unit granted as and when cash dividends were paid on TSFG’s common stock. The dividend equivalents units were converted into additional restricted stock units that vested on the same basis as the underlying RSUs. Both the RSUs and the additional restricted stock units accrued as dividend equivalents vested on Mr. Whittle's retirement date and will be paid to Mr. Whittle on April 27, 2009.

(4)	These shares of restricted stock were granted to the NEO in lieu of cash payment of bonus earned during 2007.
(5)	These amounts represent participation in the 2008-2010 LTIP program.
(6)	These amounts represent the Retention Bonus Awards described above in “Retention Bonus Awards to Operating Council Members.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information with respect to outstanding equity awards held by each Named Executive Officer on December 31, 2008.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Options Unexercisable (#) (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
L. Harton(3)	5,000	20,000		27.26	2/20/17
			100,000	10.16	9/18/18
						34,558	$ 147,291
								9,000	38,880
M. Whittle(4)	34,475			22.34	8/18/09
	16,400			13.16	8/16/10
	16,400			18.73	8/15/11
	14,286			18.00	1/2/12
	16,402			21.42	1/2/13
	5,204			28.30	1/16/14
	50,000			25.95	12/14/16
J. Gordon(5)	3,000	12,000		23.34	5/7/2017
			100,000	10.16	9/18/18
						36,273	156,699
								9,000	38,880
W. Crawford(6)	5,000			22.54	4/29/12
	5,962			21.42	1/2/13
	1,639			28.30	1/16/14
	6,000	9,000		25.95	12/14/16
			50,000	10.16	9/18/18
						16,426	70,960
								6,667	28,801
C. Holmes(7)	3,666	1,834		27.00	8/16/16
	6,666	3,334		26.92	8/30/16
	6,000	9,000		25.95	12/14/16
			100,000	10.16	9/18/18
						31,097	134,339
								6,667	28,801
M. Jeffrey(8)	5,000			21.91	6/19/12
	4,505			21.42	1/2/13
	1,249			28.30	1/16/14
	6,000	9,000		25.95	12/14/16
			50,000	10.16	9/18/18
						16,426	70,960
								6,667	28,801
M. Spagnoletti	3,000			25.95	6/10/09
	6,000			27.00	6/10/09
K. Spencer(9)	15,000			12.41	4/19/10
	1,600			13.16	8/16/10
	2,500			18.73	8/15/11
	4,997			18.00	1/2/12
	4,902			21.42	1/2/13
	1,388			28.30	1/16/14
	6,000	9,000		25.95	12/14/16
			50,000	10.16	9/18/18
						16,684	72,075
								6,667	28,801

(1)

Each of the options set forth in this column has a grant date that is ten years prior to the referenced expiration date, except the options held by Mr. Spagnoletti of which the $25.95 grant was awarded on December 14, 2006 and the $27.00 grant was awarded on August 16, 2006. All unvested options held by Mr. Spagnoletti at his termination were forfeited. All of these options provide for a vesting schedule of 20% per year on each of the five anniversaries subsequent to the grant date except the grants held by Mr. Holmes with exercise prices of $27.00 and $26.92, each of which vest one-third per year on each of the three anniversaries subsequent to the grant date.

(2)

Each of the options set forth in this column have a grant date that is ten years prior to the referenced expiration date. All of these options vest if the closing price of TSFG common stock is $12.00 or more for twenty consecutive trading days during the period beginning January 1, 2011 and ending June 30, 2011.

(Footnotes to Outstanding Equity Awards at Fiscal Year End table on previous page)

(3)

Of the 34,558 unvested shares shown for Mr. Harton, 7,834 shares vested on January 31, 2009 and the remainder of these shares will vest 16,724 on January 31, 2010 and 10,000 on January 31, 2011; the shares shown as unearned are subject to TSFG meeting certain performance criteria, and if such criteria are met, 9,000 will vest immediately subsequent to December 31, 2009, after the determination of financial results.

(4)

All of the unvested equity grants held by Mr. Whittle were vested as of the date of his retirement. In addition to the awards shown above, as of the March 2, 2009, Mr. Whittle holds 523,325 restricted stock units which are vested but not exercised due to the provisions of Internal Revenue Code Section 409A. These units will be exercised and the shares released on April 27, 2009.

(5) Of the 36,273 unvested shares shown as held by Mr. Gordon, 8,803 shares vested on January 31, 2009; the remainder will vest 17,470 on January 31, 2010 and 10,000 on January 31, 2011; the shares shown as unearned are subject to TSFG meeting certain performance criteria, and if such criteria are met, 9,000 shares will vest immediately subsequent to December 31, 2009, after the determination of financial results.

(6) Of the 16,426 unvested shares shown as held by Mr. Crawford, 3,729 shares vested on January 31, 2009 and the remainder of these shares will vest 7,697 on January 31, 2010 and 5,000 on January 31, 2011; the shares shown as unearned are subject to TSFG meeting certain performance criteria, and if such criteria are met, 6,667 shares will vest immediately subsequent to December 31, 2009, after the determination of financial results.

(7) Of the 31,097 unvested shares shown as held by Mr. Holmes, 5,882 shares vested on January 31, 2009; the remainder will vest 15,215 on January 31, 2010 and 10,000 on January 31, 2011; the shares shown as unearned are subject to TSFG meeting certain performance criteria, and if such criteria are met, 6,667 shares will vest immediately subsequent to December 31, 2009, after the determination of financial results.

(8) Of the 16,426 unvested shares shown as held by Ms. Jeffrey, 3,729 shares vested on January 31, 2009 and the remainder of these shares will vest 7,697 on January 31, 2010 and 5,000 on January 31, 2011; the shares shown as unearned are subject to TSFG meeting certain performance criteria, and if such criteria are met, 6,667 shares will vest immediately subsequent to December 31, 2009, after the determination of financial results.

(9) Of the 16,874 unvested shares shown as held by Mr. Spencer, 4,080 shares vested on January 31, 2009 and the remainder of these shares vested at Mr. Spencer's retirement on February 15, 2009.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information with respect to exercises of stock options and vesting of stock awards held by each Named Executive Officer during the fiscal year which ended December 31, 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
L. Harton	―	―	2,611	$ 45,118
M. Whittle (1)	―	―	410,475	2,114,891
J. Gordon	―	―	2,833	48,954
W. Crawford	―	―	2,896	47,133
C. Holmes	―	―	1,778	30,724
M. Jeffrey	―	―	2,688	44,343
M. Spagnoletti	―	―	4,954	57,106
K. Spencer	―	―	3,626	58,644

(1) Of the 410,475 shares shown as acquired on vesting, 375,090 were part of a one-time 400,000 share grant made in connection with the re-negotiation of Mr. Whittle’s employment contract in September 2006. All of the unvested restricted stock units held by Mr. Whittle were vested on his retirement date. The value of the vested shares shown reflects (1) 3,888 shares which vested on January 16, 2008, (2) 14,064 shares which vested on January 31, 2008, (3) 62,385 shares which vested on September 3, 2008, (4) 329,403 shares which vested on October 27, 2008, and (5) 735 shares which vested on November 3, 2008.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

A detailed discussion of the Supplemental Executive Retirement Plans maintained by TSFG is found above at “Supplemental Executive Retirement Plans (SERP)” within the Compensation Discussion and Analysis. The table below shows the present value of accumulated benefits under SERP agreements for each Named Executive Officer except Mr. Spagnoletti whose SERP was cancelled at the termination of his employment.

Name	Years of Credited Service	Normal Retirement Present Value of Accumulated Benefits ($) (1) (3)	Early Retirement Present Value at December 31, 2007 ($) (1) (2)	Payments During Last Fiscal Year ($)
L. Harton	1	$ 4,010,193	―	―
M. Whittle	22	―	$ 9,109,225	$ 120,103
J. Gordon	1	5,311,992	―	―
W. Crawford	6	3,876,659	―	―
C. Holmes	2	4,052,032	―	―
M. Jeffrey	6	1,869,284	―	―
K. Spencer	8	―	676,776	―
(1)	The discount rate used to calculate present value benefits for active participants is 5.54%, Moody’s Aa Corporate Bond rate at December 31, 2008.
(2)	Amounts shown for Kendall Spencer and Mack Whittle are based on amounts determined due to termination.
(3)	The Normal Retirement Benefit is the highest three-year average compensation times the applicable benefit percentage. Estimated amounts are based on current compensation grown annually at 5%.

NONQUALIFIED DEFERRED COMPENSATION PLAN

TSFG maintains Deferred Compensation Plans for its executive officers and Directors. TSFG’s original deferred compensation plan was implemented March 3, 2000 (the “Prior Plan”). In connection with amendments to Internal Revenue Code Section 409A, the Prior Plan was frozen as of December 31, 2004 so that the benefits payable under the Prior Plan are limited to those benefits, including earnings accrued after December 31, 2004, that are not subject to Code Section 409A because they were earned and vested as of December 31, 2004 (i.e., they are “grandfathered” within the meaning of applicable Treasury Regulations). The Prior Plan is substantially similar to the current Deferred Compensation Plan, except for amendments mandated by Section 409A.

This paragraph provides a general description of the current Deferred Compensation Plan (in this section, the “Plan”), but is qualified in all respects to the terms of the Plan itself, which has been filed by TSFG as an exhibit to its Annual Report on Form 10-K. Participation in the Plan is limited to certain “highly compensated employees” (as defined in ERISA) and Directors of TSFG, as determined by the Compensation Committee in its sole discretion. From that group, the Committee selects, in its sole discretion, employees and Directors to participate in the Plan. All Directors have been selected for participation. Approximately 40 employees participate in the Plan. Cash compensation, and stock compensation in the case of Directors, may be deferred. Minimum deferrals are $1,000. Maximum deferrals are 80% of base and 100% of bonus and Director fees. Irrevocable initial deferral elections must be made within various timeframes prescribed in the Plan, with special rules applicable to deferrals related to performance-based compensation. TSFG matches up to a maximum of 10% of such deferrals, except that Director fees are not eligible for the Company match. Participants are 100% vested in their deferral accounts. A participant does not vest in Company match amounts until the fifth year anniversary of the match, at which point the Participant shall become 100% vested in such amount, provided that in the event of a change in control, or upon a participant’s retirement, death or disability, the match amount becomes 100% vested. Participants elect one or more investment alternatives made available. There is a TSFG stock fund that is available to all participants. Distributions may be made under various circumstances and pursuant to detailed rules set forth in the Plan, including in-service distributions if adequately designated in advance by the participant, distributions upon unforeseeable emergencies (determined in the discretion of the Compensation Committee), distributions upon a change in control of TSFG (if so elected by the participant) and distributions upon retirement, termination of employment, death and disability. Participants and their beneficiaries, heirs, successors and assigns have no legal or equitable rights, interests or claims in any property or assets of TSFG. For purposes of the payment of benefits under the Plan, any and all of TSFG’s assets remain the general, unpledged, unrestricted assets of TSFG.

The table below sets forth matters with respect to both the Prior Plan and the Plan on a combined basis.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
L. Harton	―	―	―	―	―
M. Whittle	$ 8,865	$ 40,106	$(130,605)	―	$ 274,874
J. Gordon	33,103	3,310	(23,871)	―	34,945
W. Crawford	―	15,000	(76,980)	―	126,690
C. Holmes	55,518	5,551	(58,591)	―	102,973
M. Jeffrey	―	15,000	(115,623)	―	61,512
M. Spagnoletti	9,167	917	(15,059)	$ 30,172	―
K. Spencer	20,000	17,000	4,213	―	235,584
(1)	This amount is included in the amount shown in the All Other Compensation column of the Summary Compensation Table.
(2)

TSFG contributions paid on behalf of each Named Executive Officer for 2008 and for the previous two years are shown below. All such amounts have been reported in the Summary Compensation Table for the year in which they were paid to the extent that the individual was a Named Executive Officer in that year.

Name	2008 ($)	Past Two Years ($)	Total ($)
H. Lynn Harton	―	―	―
Mack I. Whittle, Jr.	$ 40,106	$ 80,212	$ 120,318
James R. Gordon	3,310	2,257	5,567
William P. Crawford, Jr.	15,000	32,981	47,981
Christopher T. Holmes	5,551	8,742	14,293
Mary A. Jeffrey	15,000	32,981	47,981
Maurice Spagnoletti	917	3,574	4,491
Kendall Spencer	17,000	30,000	47,000

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following tables set forth the payments that would have been made to each Named Executive Officer according to the terms of their respective employment agreement upon a termination or change in control.

It should be noted, however, that with respect to any termination or change in control events occurring during the period that TSFG remains a participant in the CPP, TSFG will be subject to the new limitations imposed by the American Recovery and Reinvestment Act which will prohibit TSFG from making any payments to any Named Executive Officer in connection with his or her departure from the Company for any reason except for payments for services performed or benefits accrued.

H. Lynn Harton

TSFG and Mr. Harton entered into an employment agreement dated February 25, 2008. The following is a summary of its material provisions.

The term of the contract is a “rolling” three years, provided that upon notice, either party may make it a fixed term of three years. TSFG agreed to employ Mr. Harton as an executive officer (now president and chief executive officer). His base salary is determined by the Board of Directors from time to time. Mr. Harton is entitled to participate in the MPIP and the LTIP at levels within the Board’s discretion. Mr. Harton was eligible to participate in TSFG’s 401(k), its SERP and other plans and programs provided by TSFG to other senior executives of the Company. Mr. Harton is also entitled to fringe benefits and perquisite plans and programs on a basis commensurate with his position.

Mr. Harton’s employment may be terminated by him voluntarily at Early Retirement or at Normal Retirement, by him for “good reason,” by TSFG for cause or without cause, or by his death or disability. The term “good reason” is generally defined as TSFG breaching the agreement, Mr. Harton being assigned duties inconsistent with his position or TSFG requiring Mr. Harton to relocate or travel significantly more. The table below sets forth the compensation payable to Mr. Harton in each such situation. In each case, the payments must be made in a lump sum, unless indicated otherwise, or unless Mr. Harton elects a non-lump sum alternative. All unvested forms of compensation vest upon a termination of Mr. Harton’s employment by him for good reason, or by TSFG in the absence of cause. Mr. Harton’s agreement provides that he will be entitled to a “gross-up” payment to compensate him for any excise tax liability under Section 4999 of the Internal Revenue Code.

Mr. Harton is obligated for the two-year period following his termination of employment, not to solicit or hire TSFG employees or to compete against TSFG by working for any other bank, thrift, or other lending institution headquartered in any county in which the Company has a physical presence which would involve Executive engaging in the same or substantially similar activities as those he provided to TSFG at the time of his termination.

Mr. Harton assumed the position of president and chief executive officer of TSFG on February 9, 2009 at which time his compensation arrangements were changed. Therefore, the table below sets forth the compensation that would have been payable to Mr. Harton in each such situation if it had occurred on March 1, 2009. (Also, the Company is in the process of reviewing and updating Mr. Harton’s contract described above to reflect the fact that he has been appointed president and CEO.) The executive compensation limitations in effect as of December 31, 2008 with respect to “Senior Executive Officers” of TSFG would have limited Mr. Harton’s compensation to a maximum of $1,085,453. Also, as noted above, the compensation below will be subject to the new limitations imposed by the American Recovery and Reinvestment Act, which will prohibit TSFG from making any payments to any Named Executive Officer in connection with their departure from the Company for any reason except for payments for services performed or benefits accrued.

Benefit	Voluntary Termination (pre-CIC) (1)	Voluntary Termination (post-CIC) (1)	Good Reason by EE; Not for Cause by Company	For Cause Termination	Change in Control (2)	Death or Disability
Cash Compensation
Base Salary and Auto Allowance	―	$669,200	$2,007,600	―	$2,007,600	―
Cash Bonus (MPIP)	―	84,000	252,000	―	252,000	―
Retention Award	―	―	500,000	―	500,000	―
Equity Compensation
LTIP Restricted Shares and Units	―	―	60,883	―	60,883	―
Stock Options	―	―	―	―	―	―
Benefits and Perquisites
SERP(3)	―	―	―	―	563,331	―
Life/Disability Insurance Payments	―	―	4,890	―	4,890	―
Financial Planning	―	―	21,000	―	21,000	―
Tax Gross Up on Perquisites	―	―	15,621	―	15,621	―
280G Tax Gross Up	―	―	1,009,267	―	1,009,267	―
Deferred Compensation Contribution	―	―	―	―	―	―
Executive Physical	―	―	5,058	―	5,058	―
Charitable Match	―	―	5,550	―	5,550	―
Health Benefits	―	―	24,351	―	24,351	―
TOTAL	―	$753,200	$3,906,220	―	$4,469,551	―
(1)	Given Mr. Harton’s age and tenure with the Company, he would not qualify for Early Retirement or Normal Retirement under any agreements or compensation plans.
(2)

Except for the restricted stock shares and units referenced under “Equity Compensation,” which would vest immediately upon a change in control, the change in control must be accompanied by a termination of employment in order to receive the benefits set forth in this column.

(3)	Reflects only SERP benefits not included in the SERP Plan Benefits table above.

Mack I. Whittle, Jr.

On September 2, 2008, TSFG announced that Mack I. Whittle, Jr., the Company’s Chairman, President and Chief Executive Officer, retired from his positions as Chairman, President and Chief Executive Officer effective on or before the end of 2008. In August 2008, the Company’s Board of Directors determined it was in the Company’s best interest to change the CEO and, to that end, began a series of negotiations with Mr. Whittle, which resulted in his retirement referenced above, as well as the monetary settlement between Mr. Whittle and the Company (the terms of which have been filed by TSFG with the SEC).

In October 2008, based on advice of counsel, the Company’s Board of Directors determined that Mr. Whittle had no legal obligation to agree to the TARP executive compensation limitations (compliance with which was necessary in order to receive a capital allocation under the US Treasury’s TARP Capital Purchase Program). Because at that point his employment with the Company would end in approximately two months or less, Mr. Whittle elected not to agree to the TARP executive compensation limitations. Accordingly, based on the advice of counsel, the Company’s Board of Directors determined that the only prudent way that it could ensure compliance with the TARP executive compensation limitations (and participate in the Capital Purchase Program) was to exercise the right it had under the Company’s separation agreement with Mr. Whittle to select a date in advance of December 30, 2008 as his retirement date, which it did by selecting October 27, 2008 as his retirement date.

From September 2, 2008 through his retirement date of October 27, 2008, Mr. Whittle continued to receive salary and benefits at the same level and type, except that he did not receive any future equity-based or other incentive awards. Upon his retirement, Mr. Whittle is entitled to receive substantially the same payments and benefits as would be payable under his employment contract upon termination without cause. Those payments and benefits, among others, include:

•	A lump sum cash payment within 30 days after Mr. Whittle’s retirement date.
•	Vesting of all restricted stock units, stock options and other equity incentives.
•

Service credit under the SERP through age 65 and an annual retirement payment commencing within 30 days of his retirement date (subject to compliance with Section 409A of the Internal Revenue Code) and payable over 15 years.

•	Vested benefits under other Company plans.
•	Continued welfare and fringe benefits for three years or, at the Company’s option, the cash equivalent thereof.
•	Three years of continued life insurance coverage.

The Company recognized approximately $12 million of incremental expense during the third and fourth quarters of 2008 in connection with this arrangement. Additional information regarding this matter is set forth in the Company’s Current Report on Form 8-K filed September 5, 2008, which is incorporated herein by reference.

James R. Gordon

TSFG and Mr. Gordon entered into an employment agreement dated February 25, 2008. The following is a summary of its material provisions.

The term of the contract is a “rolling” three years, provided that upon notice, either party may make it a fixed term of three years. TSFG agreed to employ Mr. Gordon as its chief financial officer. His base salary is determined by the Board of Directors from time to time. Mr. Gordon is entitled to participate in the MPIP and the LTIP at levels within the Board’s discretion. Mr. Gordon was eligible to participate in TSFG’s 401(k), its SERP and other plans and programs provided by TSFG to other senior executives of the Company. Mr. Gordon is also entitled to fringe benefits and perquisite plans and programs on a basis commensurate with his position.

Mr. Gordon’s employment may be terminated by him voluntarily at Early Retirement or at Normal Retirement, by him for “good reason,” by TSFG for cause or without cause, or by his death or disability. The term “good reason” is generally defined as TSFG breaching the agreement, Mr. Gordon being assigned duties inconsistent with his position or TSFG requiring Mr. Gordon to relocate or travel significantly more.

The table below sets forth the compensation payable to Mr. Gordon in each such situation. In each case, the payments must be made in a lump sum, unless indicated otherwise, or unless Mr. Gordon elects a non-lump sum alternative. All unvested forms of compensation vest upon a termination of Mr. Gordon’s employment by him for good reason, or by TSFG in the absence of cause. Mr. Gordon’s agreement provides that he will be entitled to a “gross-up” payment to compensate him for any excise tax liability under Section 4999 of the Internal Revenue Code. Mr. Gordon is obligated for the two-year period following his termination of employment, not to solicit or hire TSFG employees or to compete (broadly defined) against TSFG by working for any financial institution which is headquartered in any county in which TSFG conducts its business.

The table below sets forth the compensation that would have been payable to Mr. Gordon in each such situation if it had occurred on December 31, 2008.

The CPP executive compensation limitations in effect as of December 31, 2008 with respect to “Senior Executive Officers” of TSFG would have limited Mr. Gordon’s compensation to a maximum of $984,142. Also, as noted above, the compensation below will be subject to the new limitations imposed by the American Recovery and Reinvestment Act, which will prohibit TSFG from making any payments to any Named Executive Officer in connection with their departure from the Company for any reason except for payments for services performed or benefits accrued.

Benefit	Voluntary Termination (pre-CIC) (1)	Voluntary Termination (post-CIC) (1)	Good Reason by EE; Not for Cause by Company	For Cause Termination	Change in Control (2)	Death or Disability
Cash Compensation
Base Salary and Auto Allowance	―	$364,200	$1,092,600	―	$1,092,600	―
Cash Bonus (MPIP)	―	96,000	288,000	―	288,000	―
Retention Bonus	―	―	500,000	―	500,000	―
Equity Compensation
LTIP Restricted Shares and Units	―	―	61,975	―	61,975	―
Stock Options	―	―	―	―	―	―
Benefits and Perquisites
SERP(3)	―	―	―	―	497,466	―
Life/Disability Insurance Payments	―	―	14,430	―	14,430	―
Financial Planning	―	―	―	―	―	―
Tax Gross Up on Perquisites	―	―	22,458	―	22,458	―
280G Tax Gross Up	―	―	1,143,807	―	1,143,807	―
Deferred Compensation Contribution	―	―	9,930	―	9,930	―
Executive Physical	―	―	―	―	―	―
Charitable Match	―	―	―	―	―	―
Health Benefits	―	―	24,351	―	24,351	―
TOTAL	―	$460,200	$3,157,551	―	$3,655,017	―
(1)	Given Mr. Gordon’s age and tenure with the Company, he would not qualify for Early Retirement or Normal Retirement under any agreements or compensation plans.
(2)

Except for the restricted stock shares and units referenced under “Equity Compensation,” which would vest immediately upon a change in control, the change in control must be accompanied by a termination of employment in order to receive the benefits set forth in this column.

(3)	Reflects only SERP benefits not included in the SERP Plan Benefits table above.

William P. Crawford, Jr.

TSFG and Mr. Crawford entered into an employment agreement dated February 25, 2008. The following is a summary of its material provisions.

The term of the contract is a “rolling” three years, provided that upon notice, either party may make it a fixed term of three years. TSFG agreed to employ Mr. Crawford as its general counsel and chief risk officer. His base salary is determined by the Board of Directors from time to time. Mr. Crawford is entitled to participate in the MPIP and the LTIP at levels within the Board’s discretion. Mr. Crawford was eligible to participate in TSFG’s 401(k), its SERP and other plans and programs provided by TSFG to other senior executives of the Company. Mr. Crawford is also entitled to fringe benefits and perquisite plans and programs on a basis commensurate with his position.

Mr. Crawford’s employment may be terminated by him voluntarily at Early Retirement or at Normal Retirement, by him for “good reason,” by TSFG for cause or without cause, or by his death or disability. The term “good reason” is generally defined as TSFG breaching the agreement, Mr. Crawford being assigned duties inconsistent with his position or TSFG requiring Mr. Crawford to relocate or travel significantly more. The table below sets forth the compensation payable to Mr. Crawford in each such situation. In each case, the payments must be made in a lump sum, unless indicated otherwise, or unless Mr. Crawford elects a non-lump sum alternative. All unvested forms of compensation vest upon a termination of Mr. Crawford’s employment by him for good reason, or by TSFG in the absence of cause. Mr. Crawford’s agreement provides that he will be entitled to a “gross-up” payment to compensate him for any excise tax liability under Section 4999 of the Internal Revenue Code. Mr. Crawford is obligated for the two-year period following his termination of employment, not to solicit or hire TSFG employees or to compete (broadly defined) against TSFG by working for any financial institution which is headquartered in any county in which TSFG conducts its business.

The table below sets forth the compensation that would have been payable to Mr. Crawford in each such situation if it had occurred on December 31, 2008. The CPP executive compensation limitations in effect as of December 31, 2008 with respect to “Senior Executive Officers” of TSFG would have limited Mr. Crawford’s compensation to a maximum of $1,190,240. Also, as noted above, the compensation below will be subject to the new limitations imposed by the American Recovery and Reinvestment Act, which will prohibit TSFG from making any payments to any Named Executive Officer in connection with their departure from the Company for any reason except for payments for services performed or benefits accrued.

Benefit	Voluntary Termination (pre-CIC) (1)	Voluntary Termination (post-CIC) (1)	Good Reason by EE; Not for Cause by Company	For Cause Termination	Change in Control (2)	Death or Disability
Cash Compensation
Base Salary and Auto Allowance	―	$287,625	$862,875	―	$862,875	―
Cash Bonus (MPIP)	―	59,500	178,500	―	178,500	―
Equity Compensation
LTIP Restricted Shares and Units	―	―	39,260	―	39,260	―
Stock Options	―	―	―	―	―	―
Benefits and Perquisites
SERP(3)	―	―	―	―	405,353	―
Life/Disability Insurance Payments	―	―	16,701	―	16,701	―
Financial Planning	―	―	7,401	―	7,401	―
Tax Gross Up on Perquisites	―	―	6,777	―	6,777	―
280G Tax Gross Up	―	―	602,353	―	602,353	―
Deferred Compensation Contribution	―	―	45,000	―	45,000	―
Executive Physical	―	―	―	―	―	―
Charitable Match	―	―	26,625	―	26,625	―
Health Benefits	―	―	24,351	―	24,351	―
TOTAL	―	$347,125	$1,809,843	―	$2,215,196	―
(1)	Given Mr. Crawford's age and tenure with the Company, he would not qualify for Early Retirement or Normal Retirement under any agreements or compensation plans.
(2)

Except for the restricted stock shares and units referenced under “Equity Compensation,” which would vest immediately upon a change in control, the change in control must be accompanied by a termination of employment in order to receive the benefits set forth in this column.

(3)	Reflects only SERP benefits not included in the SERP Plan Benefits table above.

Christopher T. Holmes

TSFG and Mr. Holmes entered into an employment agreement dated February 25, 2008. The following is a summary of its material provisions.

The term of the contract is a “rolling” three years, provided that upon notice, either party may make it a fixed term of three years. TSFG agreed to employ Mr. Holmes as its director of retail operations. His base salary is determined by the Board of Directors from time to time. Mr. Holmes is entitled to participate in the MPIP and the LTIP at levels within the Board’s discretion. Mr. Holmes was eligible to participate in TSFG’s 401(k), its SERP and other plans and programs provided by TSFG to other senior executives of the Company. Mr. Holmes is also entitled to fringe benefits and perquisite plans and programs on a basis commensurate with his position.

Mr. Holmes’s employment may be terminated by him voluntarily at Early Retirement or at Normal Retirement, by him for “good reason”, by TSFG for cause or without cause, or by his death or disability. The term “good reason” is generally defined as TSFG breaching the agreement, Mr. Holmes being assigned duties inconsistent with his position or TSFG requiring Mr. Holmes to relocate or travel significantly more. The table below sets forth the compensation payable to Mr. Holmes in each such situation. In each case, the payments must be made in a lump sum, unless indicated otherwise, or unless Mr. Holmes elects a non-lump sum alternative. All unvested forms of compensation vest upon a termination of Mr. Holmes’s employment by him for good reason, or by TSFG in the absence of cause. Mr. Holmes’s agreement provides that he will be entitled to a “gross-up” payment to compensate him for any excise tax liability under Section 4999 of the Internal Revenue Code. Mr. Holmes is obligated for the two-year period following his termination of employment, not to solicit or hire TSFG employees or to compete (broadly defined) against TSFG by working for any financial institution which is headquartered in any county in which TSFG conducts its business.

The table below sets forth the compensation that would have been payable to Mr. Holmes in each such situation if it had occurred on December 31, 2008. The CPP executive compensation limitations in effect as of December 31, 2008 with respect to “Senior Executive Officers” of TSFG would have limited Mr. Holmes’ compensation to a maximum of $828,454. Also, as noted above, the compensation below will be subject to the new limitations imposed by the American Recovery and Reinvestment Act, which will prohibit TSFG from making any payments to any Named Executive Officer in connection with their departure from the Company for any reason except for payments for services performed or benefits accrued.

Benefit	Voluntary Termination (pre-CIC) (1)	Voluntary Termination (post-CIC) (1)	Good Reason by EE; Not for Cause by Company	For Cause Termination	Change in Control (2)	Death or Disability
Cash Compensation
Base Salary and Auto Allowance	―	$334,200	$1,002,600	―	$1,002,600	―
Cash Bonus (MPIP)	―	74,000	222,000	―	222,000	―
Retention Bonus		―	500,000	―	500,000	―
Equity Compensation
LTIP Restricted Shares and Units	―	―	50,122	―	50,122	―
Stock Options	―	―	―	―	―	―
Benefits and Perquisites
SERP(3)	―	―	―	―	330,458	―
Life/Disability Insurance Payments	―	―	11,121	―	11,121	―
Financial Planning	―	―	2,250	―	2,250	―
Tax Gross Up on Perquisites	―	―	5,751	―	5,751	―
280G Tax Gross Up	―	―	988,894	―	988,894	―
Deferred Compensation Contribution	―	―	16,653	―	16,653	―
Executive Physical	―	―	6,396	―	6,396	―
Charitable Match	―	―	―	―	―	―
Health Benefits	―	―	24,351	―	24,351	―
TOTAL	―	$408,200	$2,830,138	―	$3,160,596	―
(1)	Given Mr. Holmes’s age and tenure with the Company, he would not qualify for Early Retirement or Normal Retirement under any agreements or compensation plans.
(2)

Except for the restricted stock shares and units referenced under “Equity Compensation,” which would vest immediately upon a change in control, the change in control must be accompanied by a termination of employment in order to receive the benefits set forth in this column.

(3)	Reflects only SERP benefits not included in the SERP Plan Benefits table above.

Mary A. Jeffrey

TSFG and Ms. Jeffrey entered into an employment agreement dated February 25, 2008. The following is a summary of its material provisions.

The term of the contract is a “rolling” three years, provided that upon notice, either party may make it a fixed term of three years. TSFG agreed to employ Ms. Jeffrey as its chief human resource officer. Her base salary is determined by the Board of Directors from time to time. Ms. Jeffrey is entitled to participate in the MPIP and the LTIP at levels within the Board’s discretion. Ms. Jeffrey was eligible to participate in TSFG’s 401(k), its SERP and other plans and programs provided by TSFG to other senior executives of the Company. Ms. Jeffrey is also entitled to fringe benefits and perquisite plans and programs on a basis commensurate with her position.

Ms. Jeffrey’s employment may be terminated by her voluntarily at Early Retirement or at Normal Retirement, by her for “good reason,” by TSFG for cause or without cause, or by her death or disability. The term “good reason” is generally defined as TSFG breaching the agreement, Ms. Jeffrey being assigned duties inconsistent with her position or TSFG requiring Ms. Jeffrey to relocate or travel significantly more. The table below sets forth the compensation payable to Ms. Jeffrey in each such situation. In each case, the payments must be made in a lump sum, unless indicated otherwise, or unless Ms. Jeffrey elects a non-lump sum alternative. All unvested forms of compensation vest upon a termination of Ms. Jeffrey’s employment by her for good reason, or by TSFG in the absence of cause. Ms. Jeffrey’s agreement provides that she will be entitled to a “gross-up” payment to compensate her for any excise tax liability under Section 4999 of the Internal Revenue Code. Ms. Jeffrey is obligated for the two-year period following her termination of employment, not to solicit or hire TSFG employees or to compete (broadly defined) against TSFG by working for any financial institution which is headquartered in any county in which TSFG conducts its business.

The table below sets forth the compensation that would have been payable to Ms. Jeffrey in each such situation if it had occurred on December 31, 2008. The CPP executive compensation limitations in effect as of December 31, 2008 with respect to “Senior Executive Officers” of TSFG would have limited Ms. Jeffrey’s compensation to a maximum of $950,331. Also, as noted above, the compensation below will be subject to the new limitations imposed by the American Recovery and Reinvestment Act, which will prohibit TSFG from making any payments to any Named Executive Officer in connection with their departure from the Company for any reason except for payments for services performed or benefits accrued.

Benefit	Voluntary Termination (pre-CIC) (1)	Voluntary Termination (post-CIC) (1)	Good Reason by EE; Not for Cause by Company	For Cause Termination	Change in Control (2)	Death or Disability
Cash Compensation
Base Salary and Auto Allowance	―	$237,750	$713,250	―	$713,250	―
Cash Bonus (MPIP)	―	56,167	168,501	―	168,501	―
Equity Compensation
LTIP Restricted Shares and Units	―	―	40,428	―	40,428	―
Stock Options	―	―	―	―	―	―
Benefits and Perquisites
SERP(3)	―	―	―	―	714,659	―
Life/Disability Insurance Payments	―	―	22,485	―	22,485	―
Financial Planning	―	―	3,600	―	3,600	―
Tax Gross Up on Perquisites	―	―	7,839	―	7,839	―
280G Tax Gross Up	―	―	725,440	―	725,440	―
Deferred Compensation Contribution	―	―	45,000	―	45,000	―
Executive Physical	―	―	―	―	―	―
Charitable Match	―	―	4,350	―	4,350	―
Health Benefits	―	―	24,351	―	24,351	―
TOTAL	―	$293,917	$1,755,244	―	$2,469,903	―
(1)	Given Ms. Jeffrey’s age and tenure with the Company, she would not qualify for Early Retirement or Normal Retirement under any agreements or compensation plans.
(2)

Except for the restricted stock shares and units referenced under “Equity Compensation,” which would vest immediately upon a change in control, the change in control must be accompanied by a termination of employment in order to receive the benefits set forth in this column.

(3)	Reflects only SERP benefits not included in the SERP Plan Benefits table above.

Maurice Spagnoletti

Maurice J. Spagnoletti resigned from his position as President of Carolina First Bank effective June 10, 2008. In connection with this resignation, Mr. Spagnoletti, Carolina First Bank and TSFG entered into the Separation and Release Agreement, which provides for cash payments to Mr. Spagnoletti of approximately $860,000, a complete release of TSFG, and other miscellaneous covenants.

Kendall L. Spencer

Kendall L. Spencer resigned from his position as President of Mercantile Bank effective December 11, 2008. However, he remained employed by TSFG until February 15, 2009. In connection with Mr. Spencer’s resignation, Mr. Spencer and TSFG entered into a Separation and Release Agreement, which provides for cash payments to Mr. Spencer of approximately $438,000, a complete release of TSFG, and other miscellaneous covenants. All such payments are within the executive compensation limits established by the TARP CPP.

EQUITY COMPENSATION PLAN DATA

The table below sets forth information regarding TSFG’s equity compensation plans at December 31, 2008.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column of numbers)
Equity compensation plans approved by security holders (1)(2)	5,790,210	$ 15.61	990,728
Equity compensation plans not approved by security holders (3)	―	―	―
Total	5,790,210	$15.61	990,728
(1)

These plans (as defined in the applicable SEC rules) are as follows: TSFG Stock Option Plan, the TSFG Restricted Stock Agreement Plan, the Director Stock Option Plan, the Amended and Restated Fortune 50 Plan, the TSFG Long-Term Incentive Plan, and option plans assumed by TSFG as a result of acquisitions.

(2)	Of this amount, 406,410 options are outstanding pursuant to non-TSFG Plans.
(3)

TSFG has adopted no “equity compensation plans” as defined in the applicable SEC rules, which have not been approved by its shareholders. TSFG believes that all equity compensation plans to which it succeeded in connection with mergers and acquisitions were approved by such acquired entities’ shareholders.

ITEM NO. 2 - APPROVAL OF CERTAIN AMENDMENTS TO TSFG'S LONG-TERM INCENTIVE PLAN

Summary of Proposed Amendments

We are seeking shareholder approval for an amendment to our Long-Term Incentive Plan (the “LTIP”) to increase the total number of number of shares of Common Stock that may be delivered to participants and their beneficiaries under the Plan from 2,500,000 to 3,000,000 and to increase the total number of restricted shares that may be issued under the LTIP from 1,700,000 to 2,200,000.

Reasons for Amendments

We are seeking approval for the amendments referenced above because of the Compensation Committee’s determination that equity incentives will play a greater role than cash incentives going forward and that restricted stock, in particular, is considered the incentive compensation most preferred by institutional investors and the U.S Treasury.

Material Features of the LTIP

The following description of the material terms of the LTIP is qualified in its entirety by reference to the terms of the LTIP, a copy of which has been included in TSFG’s filings with the SEC and may be obtained from TSFG by writing to Investor Relations, 104 South Main Street, Greenville, SC 29601.

Purpose and Eligible Individuals. The purpose of the LTIP is to give TSFG a competitive advantage in attracting, retaining and motivating officers, employees, Directors and consultants and to provide TSFG and its subsidiaries and affiliates with a stock plan providing incentives directly linked to the profitability of TSFG’s businesses and increases in TSFG’s shareholder value. Directors, officers, employees and consultants of, and prospective employees and consultants of, TSFG and its subsidiaries and affiliates are eligible to participate in the LTIP. As of March 2, 2009, there were approximately 49 persons eligible to participate in the three-year long-term compensation programs of the LTIP, although miscellaneous grants under the LTIP plan have been made to approximately 500 persons.

Administration. The LTIP is administered by the Compensation Committee of the Board, except with respect to grants to non-employee Directors, which are administered by the Nominating and Corporate Governance Committee. The Committee administering the plan will be referred to in this description as the “Committee.” The Committee is authorized to delegate certain administrative responsibilities to individuals selected by it in its discretion. The Committee will determine the eligible individuals to whom and the time or times at which awards will be granted, the number of shares subject to awards to be granted to any eligible individual, the duration of any award cycle, and any other terms and conditions of the grant, in addition to those contained in the LTIP. Each grant under the LTIP will be confirmed by and subject to the terms of an award agreement.

Authorized Shares. The maximum number of shares of common stock that may be delivered to participants and their beneficiaries under the LTIP is 2,500,000. No participant may be granted stock options or stock appreciation rights (SARs) covering in excess of 100,000 shares of common stock in any calendar year. Shares subject to an award under the LTIP shall be TSFG’s authorized and unissued shares. No more than 1,700,000 shares of restricted stock may be issued during the term of the LTIP.

If any award is forfeited, or if any option (or a stock appreciation right, if any) terminates, expires or lapses without being exercised, or if any SAR is exercised for cash, shares of common stock subject to such awards will again be available for distribution in connection with awards under the LTIP. If the option price of any option or the strike price of any freestanding SAR is satisfied by delivering shares of common stock to TSFG (by either actual delivery or by attestation), only the number of shares of common stock delivered to the participant net of the shares of common stock delivered to TSFG or attested to will be deemed delivered for purposes of determining the maximum numbers of shares of common stock available for delivery under the LTIP. To the extent any shares of common stock subject to an award are not delivered to a participant because such shares are used to satisfy an applicable tax-withholding obligation, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of common stock available for delivery under the LTIP. The maximum number of shares of common stock that may be issued pursuant to options intended to be incentive stock options is 1,900,000 shares.

In the event of certain types of corporate transactions or restructurings, such as stock splits, mergers, consolidations, separations, spin-offs, reorganizations, liquidations, reorganizations, or other distributions of stock or property of TSFG (including an extraordinary stock or cash dividend), the Committee or the Board may make adjustments in the aggregate number and kind of shares reserved for issuance under the LTIP, in the maximum share limitations upon stock options, incentive stock options, stock appreciation rights and other awards to be granted to any individual, in the number, kind and option price or strike price of outstanding stock options and stock appreciation rights, in the number and kind of shares subject to other outstanding awards granted under the LTIP, and any other equitable substitutions or adjustments that the Committee or the Board determine to be appropriate in their sole discretion.

Stock Options. Stock options may be granted alone or in addition to other awards. Stock options may be “incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code) or nonqualified stock options, as designated by the Committee and specified in the option agreement setting forth the terms and provisions of the options. The term of each stock option will be fixed by the Committee but no incentive stock option may be exercised more than ten years after the date it is granted. The exercise price per share of common stock purchasable under a stock option will be determined by the Committee but, except in the case of stock options granted in lieu of foregone compensation, may not be less than the fair market value of the common stock on the date of grant. Options granted under the LTIP cannot be repriced without shareholder approval.

Except as otherwise provided in the LTIP, stock options will be exercisable at the time or times and subject to the terms and conditions determined by the Committee, and the Committee may at any time accelerate the exercisability of a stock option. A participant exercising an option may pay the exercise price in cash or, if approved by the Committee, with previously acquired shares of common stock or a combination of cash and stock. The Committee, in its discretion, may allow the cashless exercise of options through the use of a broker-dealer, to the extent permitted by applicable law, or for payment of the exercise price by withholding from the shares issuable upon exercise a number of shares having a fair market value on the date of exercise equal to the aggregate exercise price. The LTIP contains provisions, which apply unless otherwise determined by the Committee, regarding the vesting and post-termination exercisability of options held by optionees whose employment with TSFG terminates by reason of death, disability, retirement, or otherwise.

Stock Appreciation Rights. Stock appreciation rights may be granted separately or in tandem with all or part of any stock option granted under the LTIP. A stock appreciation right granted separately from any stock option under the LTIP is called a freestanding SAR. A stock appreciation right granted in tandem with a stock option under the LTIP is called a tandem SAR. A tandem SAR will terminate and will no longer be exercisable upon the termination or exercise of the related stock option. A tandem SAR may be exercised by an optionee, at the time or times and to the extent the related stock option is exercisable, by surrendering the applicable portion of the related stock option in accordance with procedures established by the Committee. Upon exercise, a tandem SAR permits the optionee to receive cash, shares of common stock, or a combination of cash and stock, as determined by the Committee. The amount of cash or the value of the shares is equal to the excess of the fair market value of a share of common stock on the date of exercise over the per share exercise price of the related stock option, multiplied by the number of shares with respect to which the tandem SAR is exercised.

A freestanding SAR may have a term of up to ten years. Except in the case of freestanding SARs granted in lieu of compensation, the exercise price cannot be lower than the fair market value of the stock on the grant date. The SAR cannot be repriced without shareholder approval. The Committee can determine exercisability restrictions on freestanding SARs at the time of grant. Upon exercise, a freestanding SAR permits the holder to receive cash, shares of common stock, or a combination of cash and stock, as determined by the Committee. The amount of cash or the value of the shares is equal to the excess of the fair market value of a share of common stock on the date of exercise over the exercise price, multiplied by the number of shares with respect to which the freestanding SAR is exercised. The LTIP contains provisions, which apply unless otherwise determined by the Committee, regarding the vesting and post-termination exercisability of freestanding SARs held by an individual whose employment with TSFG terminates by reason of death, disability, retirement or otherwise. The Committee may also establish procedures permitting the holder of a freestanding SAR to defer to a later time the receipt of shares issuable upon the exercise of a freestanding SAR and/or to receive cash at such later time in lieu of the deferred shares.

Restricted Stock. The LTIP authorizes the Committee to grant restricted stock to individuals with such restriction periods as the Committee may designate. The Committee may also provide at the time of grant that restricted stock cannot vest unless applicable performance goals are satisfied.

If the grant is intended to be a “qualified performance based award,” these goals must be based on the attainment of specified levels of one or more of the following measures: revenue growth; earnings before interest, taxes, depreciation, and amortization; earnings before interest and taxes; operating income; pre- or after- tax income; earnings per share; cash flow; cash flow per share; return on equity; return on invested capital; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels. These goals may be established on a corporate-wide basis or with respect to one or more business units, divisions, or subsidiaries. Measurement of performance against goals may exclude impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles and as identified in the financial statements, notes to the financial statements, or management’s discussion and analysis within TSFG’s annual report.

A “qualified performance-based award” is a grant of restricted stock or performance units designated as such by the Committee at the time of grant based upon a determination that (1) the recipient is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Internal Revenue Code in the year in which TSFG would expect to be able to claim a tax deduction with respect to such performance unit awards, and (2) the

Committee wishes such grant to qualify for the exemption from the limitation on deductibility of compensation with respect to any covered employee imposed by Section 162(m) of the Internal Revenue Code. The Committee will specify the performance goals to which any “qualified performance-based award” will be subject. No more than 250,000 shares of common stock may be subject to “qualified performance-based awards” granted to any participant in any fiscal year.

The provisions of restricted stock awards (including any applicable performance goals) need not be the same with respect to each participant. During the restriction period, the Committee may require that the stock certificates evidencing restricted shares be held by TSFG. Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered. Restricted stock is forfeited upon termination of employment, unless otherwise provided by the Committee. Other than these restrictions on transfer and any other restrictions the Committee may impose, the participant will have all the rights of a holder of stock holding the class or series of stock that is the subject of the restricted stock award.

Performance Units. Performance units may be granted either alone or in addition to other awards granted under the LTIP. Performance units may be performance-based stock awards or performance-based cash awards. Performance units may be granted subject to the attainment of performance goals and/or the continued service of the participant. As noted above, performance units can be “qualified performance-based awards.” At the conclusion of the award cycle, the Committee will evaluate the degree to which any applicable performance goals have been achieved and the performance amounts earned, and will cause to be delivered the amount earned in either cash or shares, at the election of the Committee.

Except to the extent otherwise provided in the applicable performance unit agreement or the LTIP, all rights to receive cash or stock in settlement of performance units will be forfeited upon a participant’s termination of employment for any reason during the award cycle or before any applicable performance goals are satisfied, unless the Committee, in its discretion, waives any or all remaining payment limitations with respect to such participant’s performance units. However, the Committee may not waive the satisfaction of the applicable performance goals in the case of performance units that are “qualified performance-based awards” unless the participant’s employment is terminated by reason of death or disability or is terminated by TSFG without cause or by the participant for good reason.

Other Stock-Based Awards. Other awards of common stock and other awards that are valued by reference to, or otherwise based upon common stock, including (without limitation) dividend equivalents and convertible debentures, may also be granted under the LTIP, either alone or in conjunction with other awards.

Transferability of Awards and Repricing Policy. Awards are nontransferable other than by will or the laws of descent and distribution. However, in the discretion of the Committee, nonqualified stock options and stock appreciation rights may be transferred as expressly permitted by the Committee, including to members of the holder’s immediate family. The transfer may be made directly or indirectly or by means of a trust or partnership or otherwise. Stock options and stock appreciation rights may be exercised only by the initial holder, any such permitted transferee or a guardian, legal representative or beneficiary. Options and stock appreciation rights granted under the LTIP cannot be repriced without shareholder approval.

Change in Control. Unless provided otherwise by the Committee, in the event of a change in control (as defined in the LTIP), any option or stock appreciation right that is not then exercisable and vested will become fully exercisable and vested, any restrictions on shares of restricted stock will lapse, and performance units will be deemed earned and payable in full in cash. In addition, unless otherwise determined by the Committee, if a stock option or stock appreciation right holder’s employment is terminated by TSFG other than for cause, death or disability or if such holder voluntarily resigns for good reason during the two-year period following a change in control, such holder may exercise the option or stock appreciation right until at least the first anniversary of such termination, unless the term of the option expires first. If the Committee so provides, in the event of a change in control, a holder of a nonqualified stock option or a freestanding stock appreciation right may have the right, for 60 days after the change in control, to surrender all or part of the stock option or stock appreciation right and receive cash for the excess of (A) the greater of (i) the fair market value of a share of common stock at the time of surrender or (ii) the highest trading price of a share of common stock during the 60-day period preceding the change in control (or, under some circumstances, the value of the consideration for each share of common stock paid in the change of control, if higher) over (B) the exercise price of the stock option or strike price of the stock appreciation right, whichever is applicable.

Effectiveness, Amendments and Termination. The LTIP was effective in 2003 as of its approval by TSFG’s shareholders. The Board of Directors may at any time amend, alter, or discontinue the LTIP but may not impair the rights of a holder of outstanding awards without the holder’s consent except for an amendment made to comply with applicable law, stock exchange rules or accounting rules. No amendment may be made without the approval of TSFG’s shareholders to the extent such approval is required by applicable law or stock exchange rules. The Committee may amend the terms of any outstanding stock option or other award but no such amendment may cause a “qualified performance-based award” to cease to qualify for the Section 162(m) exemption or impair the rights of any holder without the holder’s consent except an amendment made to cause the LTIP or award to comply with applicable law, stock exchange rules or accounting rules. The Committee’s authority to amend any award is subject to the condition that the Committee may not cause any such award to cease to qualify as a “qualified performance-based award.”

Federal Income Tax Consequences

The following is a summary of the federal income tax rules relevant to participants in the LTIP who receive options, based upon the Internal Revenue Code as currently in effect. These rules are highly technical and subject to change in the future. The following summary relates only to the federal income tax treatment of the awards and the state, local and foreign tax consequences may be substantially different. Stock options granted under the LTIP may be either nonqualified options or incentive options for federal income tax purposes.

Nonqualified Options. Generally, the optionee does not recognize any taxable income at the time of grant of a nonqualified option. Upon the exercise of the nonqualified option the optionee will recognize ordinary income, equal to the excess of the fair market value of the common stock acquired on the date of exercise over the exercise price, and will be subject to wage and employment tax withholding. TSFG will generally be entitled to a deduction equal to such ordinary income at the time that the employee recognizes such income. The optionee will have a capital gain or loss upon the subsequent sale of the stock in an amount equal to the sale price less the fair market value of the common stock on the date of exercise. The capital gain or loss will be long-term or short-term depending on whether the stock was held for more than one year after the exercise date. TSFG will not be entitled to a deduction for any capital gain realized. Capital losses on the sale of common stock acquired upon an option’s exercise may be used to offset capital gains.

Incentive Stock Options. Generally, the optionee will not recognize any taxable income at the time of grant or exercise of an option that qualifies as an incentive option under Section 422 of the Internal Revenue Code. However, the excess of the stock’s fair market value at the time of exercise over the exercise price will be included in the optionee’s alternative minimum taxable income and thereby may cause the optionee to be subject to an alternative minimum tax. The optionee will recognize capital gain or loss, measured by the difference between the stock sale price and the exercise price, when the shares are sold.

In order to qualify for the incentive option tax treatment described in the preceding paragraph, the optionee must be employed by TSFG continuously from the time of the option’s grant until three months before the option’s exercise and the optionee must not sell the shares until more than one year after the option’s exercise date and more than two years after its grant date. If the optionee does not satisfy these conditions, the optionee will recognize taxable ordinary income when the optionee sells the shares in an amount equal to the difference between the option exercise price and the lesser of (i) the fair market value of the stock on the exercise date and (ii) the sale price. If the sale price exceeds the fair market value on the exercise date, the excess will be taxable to the optionee as long-term or short-term capital gain depending on whether the optionee held the stock for more than one year. Notwithstanding the foregoing, incentive stock options will not be treated as incentive stock options to the extent that the aggregate fair market value of stock (determined as of the date of grant) with respect to which the options are first exercisable during any calendar year exceeds $100,000. TSFG will not be entitled to any deduction by reason of the grant or exercise of the incentive option or the sale of stock received upon exercise after the required holding periods have been satisfied. If the optionee does not satisfy the required holding periods before selling the shares and consequently recognizes ordinary income, TSFG will be allowed a deduction corresponding to the optionee’s ordinary income.

Withholding Taxes. Because the amount of ordinary income the optionee recognizes with respect to the receipt or exercise of an award may be treated as compensation that is subject to applicable withholding of federal, state and local income taxes and Social Security taxes, TSFG may require the optionee to pay the amount required to be withheld by TSFG before delivering to the individual any shares or other payment to be received under the LTIP. Arrangements for payment may include deducting the amount of any withholding or other tax due from other compensation, including salary or bonus, otherwise payable to the individual.

LTIP Data

It is impossible at the present time to indicate specifically the names of persons to whom future restricted stock awards or options will be granted, or the aggregate number of shares, within the limitations of the LTIP. Please refer to the information above under the caption “Outstanding Equity Awards at Fiscal Year End” for information regarding the issuance of awards under the LTIP during the 2008 year. All restricted stock unit awards and market-based stock options reflected in that table were made pursuant to the LTIP.

Vote Required

The LTIP requires the approval of holders of a majority of the votes cast by the TSFG shareholders with respect to its approval. Abstentions and broker non-votes will have no effect upon the vote on this matter.

Recommendation

Our Board of Directors unanimously recommends a vote “FOR” approval of the Amendment to the LTIP as described above.

ITEM NO. 3 - APPROVAL OF CERTAIN AMENDMENTS TO TSFG'S EMPLOYEE STOCK PURCHASE PLAN

Introduction

We are seeking approval of an amendment to TSFG’s Employee Stock Purchase Plan (the “ESPP”) to increase the shares available for issuance thereunder by 300,000 shares. The ESPP provides employees of TSFG and its subsidiaries with the opportunity to acquire TSFG common stock through a payroll deduction plan. Except as set forth above, the ESPP would remain unaltered in all material respects.

The ESPP was originally adopted by our board of directors and approved by our shareholders in 1994. In 2004, it was re-approved and extended to 2014.

Reasons for Approval

The Board recommends approval of the proposed amendments because they are necessary to continue the operation of the ESPP. At the Record Date, a total of 78,622 shares were available for issuance through the ESPP. Depending upon future stock prices and employee participation, TSFG will exhaust the available shares prior to the 2010 Annual Meeting. The Board believes that the ESPP furthers TSFG’s goal of employee stock ownership in TSFG. TSFG also believes that the equity ownership by employees will serve as a significant incentive to Company employees to improve the long-term performance of TSFG, thereby improving the long-term return to all of TSFG's shareholders. Accordingly, the Board believes that the proposed amendment is in the best interests of TSFG and its shareholders.

Material Features of the Employee Stock Purchase Plan

The following is a summary of the principal terms of the amended ESPP. Please note that the following description is qualified in its entirety by the full text of the amended ESPP. The full text of the ESPP has been filed electronically with the SEC and can be reviewed at www.sec.gov. A copy of the ESPP document may also be obtained without charge by written request to Investor Relations Department, The South Financial Group, Inc., 102 South Main Street, Greenville, SC 29601.

Eligibility. In general, employees of TSFG and any subsidiary who work 20 hours or more per week for more than five months per calendar year and who have completed one year of continuous service with TSFG or a subsidiary are eligible to participate. However, executive officers who are reporting persons under Section 16 of the Exchange Act and persons who beneficially own more than 5% of TSFG’s common stock may not participate. As of the date hereof, approximately 2,100 employees are eligible to participate in the Employee Stock Purchase Plan. None of the executive officers set forth in the Summary Compensation Table above are eligible to participate in the Employee Stock Purchase Plan.

Amounts Withheld. Under the terms of the Employee Stock Purchase Plan, an eligible employee may authorize TSFG to withhold up to 10% of his or her base compensation (up to a maximum of $25,000 per year) to be used to purchase TSFG common stock. These payroll deductions will be accumulated for quarterly periods and used to purchase TSFG common stock on quarterly purchase dates as set forth in the Employee Stock Purchase Plan. TSFG common stock purchased pursuant to the ESPP is acquired from TSFG’s authorized but unissued common stock or from shares of TSFG common stock acquired in the market. Plan participants are subject to certain limitations when increasing the amount of their payroll deductions.

Operation of the ESPP. The ESPP generally operates in successive quarterly periods (“Quarterly Purchase Periods”) commencing on February 1, May 1, August 1 and November 1. A participant must designate in the election the percentage of compensation to be withheld from his or her pay during a Quarterly Purchase Period and credited to a bookkeeping account maintained under the ESPP in his or her name on our books. The number of shares acquired by a participant upon exercise of his or her option will be determined by dividing the participant’s ESPP account balance as of the last day of a Quarterly Purchase Period by the “Purchase Price”, which is 95% of the TSFG common stock’s “fair market value” on the date of purchase. Fair market value is defined as the high and low sale prices of the TSFG common stock on the NASDAQ Stock Market on the five business days preceding the date in question.

A participant may elect to terminate his or her contributions to the ESPP during a Quarterly Purchase Period at any time prior to the Exercise Date. A participant’s participation in the ESPP will also terminate prior to the applicable Exercise Date upon termination of employment by us for any reason, or in the event that he or she is no longer an eligible employee.

If a participant’s ESPP participation terminates during a Quarterly Purchase Period, his account balance is frozen and used to purchase shares on the Exercise Date. Once termination occurs within a Quarterly Purchase Period, participation cannot be reinitiated until a subsequent Quarterly Purchase Period. A participant’s termination from participation will not have any effect upon his ability to participate in any succeeding Quarterly Purchase Period, provided that the applicable eligibility and participation requirements are again then met.

Shares Authorized for Sale. The total number of shares which may be issued under the ESPP is currently limited to 330,750, of which 252,088 shares have been issued.

Administration. The ESPP is administered by a committee comprised of non-employee Board members appointed from time to time by the Board (the “Plan Administrators”). The ESPP Administrators have full authority to administer the Employee Stock Purchase Plan, including, without limitation, authority to interpret and construe provisions of the ESPP and to adopt such rules and regulations for the ESPP as they deem necessary. The Board may, in certain instances and subject to applicable law, amend the Employee Stock Purchase Plan. However, no material amendments may be made without requisite shareholder approval.

Federal Income Tax Consequences

The current federal income tax consequences of the ESPP are summarized in the following general discussion of the general tax principles applicable to the ESPP. This summary is not intended to be exhaustive and does not describe state, local, or international tax consequences.

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. Participant contributions to the ESPP are made on an after-tax basis (that is, the contributions are deducted from compensation that is taxable to the participant and for which we or one of our subsidiaries are generally entitled to a tax deduction). Generally, no taxable income is recognized by a participant either as of the first day of each quarterly purchase period (the “Grant Date”) or as of the last day of the quarterly purchase period (the “Quarterly Purchase Date”) in which the stock is purchased.

A participant will generally recognize income (or loss) upon a sale or disposition of the shares acquired under the ESPP. If the shares are held by the participant with respect to an option granted under the ESPP for a period of two years or more from the Grant Date and for at least one year from the Quarterly Purchase Date (the “Required Holding Period”), and are sold at a price in excess of the purchase price paid by the participant for the shares, the gain on the sale of the shares will be taxed as ordinary income to the participant to the extent of the lesser of (1) the amount by which the fair market value of the shares on the Grant Date exceeded the purchase price, or (2) the amount by which the fair market value of the shares at the time of their sale exceeded the purchase price. Any portion of the gain not taxed as ordinary income will be treated as long-term capital gain. If the shares are held for the Required Holding Period and are sold at a price less than the purchase price paid by the participant for the shares, the loss on the sale will be treated as a long-term capital loss to the participant. TSFG will not be entitled to any deduction for federal income tax purposes for shares held for the Required Holding Period that are subsequently sold by the participant, whether at a gain or loss.

If a participant disposes of shares within the Required Holding Period (a “Disqualifying Disposition”), the participant will recognize ordinary income in an amount equal to the difference between the purchase price paid by the participant for the shares and the fair market value of the shares on the Quarterly Purchase Date, and we will be entitled to a corresponding deduction for federal income tax purposes. In addition, if a participant makes a Disqualifying Disposition at a price in excess of the purchase price paid by the participant for the shares, the participant will recognize a capital gain in an amount equal to the difference between the selling price of the shares and the fair market value of the shares on the Quarterly Purchase Date. Alternatively, if a participant makes a Disqualifying Disposition at a price less than the fair market value of the shares on the Quarterly Purchase Date, the Participant will recognize a capital loss in an amount equal to the difference between the fair market value of the shares on the Quarterly Purchase Date and the selling price of the shares. TSFG will not receive a deduction for federal income tax purposes with respect to any capital gain recognized by a participant who makes a Disqualifying Disposition.

ESPP Data

The benefits that will be received by or allocated to eligible employees under the ESPP in the future cannot be determined at this time because the amount of contributions set aside to purchase shares of common stock under the ESPP (subject to the limitations discussed above) is entirely within the discretion of each participant. During 2008, 49,123 shares were purchased by employees through the ESPP, none of whom were executive officers.

Vote Required

This amendment to the ESPP requires the approval of holders of a majority of TSFG’s outstanding common stock. Abstentions and broker non-votes will have no effect upon the vote on this matter.

Recommendation

Our Board of Directors unanimously recommends a vote “FOR” approval of the amendment to the Employee Stock Purchase Plan.

ITEM NO. 4 - NONBINDING VOTE WITH RESPECT TO EXECUTIVE COMPENSATION

The American Recovery and Reinvestment Act of 2009 (“ARRA”), signed into law on February 17, 2009, includes a provision requiring Capital Purchase Program (“CPP”) participants, during the period in which any obligation arising from assistance provided under the CPP remains outstanding, to permit a separate shareholder vote to approve the compensation of executives as disclosed pursuant to the compensation rules of the Securities and Exchange Commission. This requirement applies to any proxy, consent, or authorization for an annual or other meeting of the participant’s shareholders. Under this legislation, the shareholder vote is not binding on the board of directors of the CPP participant, and may not be construed as overruling any decision by the participant’s board of directors.

Therefore, shareholders are being given the opportunity to vote on an advisory (non-binding) resolution at the Annual Meeting to approve TSFG’s executive compensation policies and procedures as described above in the Compensation Discussion and Analysis, the compensation tables, and related discussion in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives Shareholders the opportunity to endorse or not endorse TSFG’s executive pay program. (Apart from the ARRA requirements, TSFG’s Board of Directors had concluded to include a say-on-pay proposal in this year’s Proxy Statement because TSFG’s shareholders had approved a non-binding resolution at last year’s annual meeting requesting that such an advisory vote be sought.)

The purpose of TSFG’s compensation policies and procedures is to attract and retain experienced, highly qualified executives critical to TSFG’s long-term success and enhancement of shareholder value. The Board of Directors believes TSFG’s compensation policies and procedures achieve this objective, and therefore recommend Shareholders vote “FOR” the proposal through the following resolution:

“RESOLVED, that the Shareholders approve the compensation of TSFG’s executive officers, as described in the Compensation Discussion and Analysis and the tabular disclosure and accompanying narrative disclosure regarding named executive compensation in TSFG’s 2009 Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Board. However, TSFG’s Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends that Shareholders vote “FOR” this Resolution.

ITEM NO. 5 - RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS TSFG'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009

The Board of Directors recommends the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for TSFG and its subsidiaries for fiscal year 2009 and to audit and report to the shareholders upon the financial statements and internal controls of TSFG as of and for the period ending December 31, 2009.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, and such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions that the shareholders may have. Neither the firm nor any of its members has any relation with TSFG except in the firm’s capacity as auditors or as advisors. The appointment of auditors is approved annually by the TSFG Board and, commencing with fiscal year 2003, subsequently submitted to the shareholders for ratification. The decision of the Board is based on the recommendation of the Audit Committee.

Ratification requires the approval of holders of a majority of the votes cast by the TSFG shareholders with respect to this matter. Abstentions and broker non-votes will have no effect upon the vote on this matter.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors.

RELATED PERSON MATTERS

Related Person Transactions

TSFG’s Directors and officers and their associates have had, and TSFG expects them to have in the future, banking transactions in the ordinary course of business with TSFG’s banking subsidiaries. These transactions are on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated third parties. Such loans have not involved more than normal risks of collectibility nor have they presented any other unfavorable features. The aggregate dollar amount of these loans was approximately $19.5 million at December 31, 2008. During 2008, new loans of approximately $5.7 million were made, and repayments of principal totaled approximately $21.7 million.

Related Party Policy

All “Interested Transactions” with “Related Parties” are subject to certain policy guidelines adopted by the board of directors. An “Interested Transaction” is generally any transaction (broadly defined) in which (1) more than $100,000 per year is involved, (2) TSFG is a participant, and (3) any Related Party has a direct or indirect interest. A “Related Party” is generally a person who (a) is an executive officer, Director or nominee, (b) beneficially owns 5% or more of TSFG’s common stock, or (c) an immediate family member of any of the foregoing. Under the Policy, the Nominating and Corporate Governance Committee is required to review all Interested Transactions in advance. However, if advance approval is not feasible, the Interested Transaction shall be considered subsequently, and, if appropriate, ratified. In reviewing an Interested Transaction, the Nominating and Corporate Governance Committee may take into account whatever factors it deems appropriate, including comparable third-party transactions and the extent of the Related Person’s interest in the transaction.

Certain types of Interested Transactions have been pre-approved, including employment contracts which would be reportable with the SEC if the person were a Named Executive Officer, any Director compensation reportable in TSFG’s proxy statement, transactions with another company at which a Related Person is only an employee and not a control person, and which does not exceed certain dollar and revenue percentage thresholds, certain charitable contributions, transactions where the all shareholders receive proportional benefits, transactions involving competitive bids, transactions which are subject to governmental regulation as to pricing and banking transactions subject to the Federal Reserve Board’s Regulation O and other applicable banking laws.

MISCELLANEOUS MATTERS RELATING TO THE ANNUAL MEETING

Householding of Proxy Statement, Form 10-K and Annual Report

Our stock transfer agent and a number of brokers with accountholders who are owners of TSFG voting stock will be “householding” our proxy materials. This means that only one copy of this Proxy Statement and the 2008 Annual Report to Shareholders may have been sent to you and the other TSFG shareholders who share your address. Householding is designed to reduce the volume of duplicate information that shareholders receive and reduce TSFG’s printing and mailing expenses.

If your household has received only one copy of these materials, and you would prefer to receive separate copies of these documents, either now or in the future, please call our transfer agent (Registrar and Transfer Company) at 800-368-5948 or e-mail them at info@rtco.com. They will deliver separate copies promptly. If you are now receiving multiple copies of our proxy materials and would like to have only one copy of these documents delivered to your household in the future, please contact Registrar and Transfer Company in the same manner.

EXPENSES OF SOLICITATION

TSFG will bear the cost associated with this solicitation, including the cost of preparing, handling, printing and mailing these proxy materials. Proxies will be solicited principally through these proxy materials. Proxies may also be solicited by telephone or through personal solicitation conducted by regular TSFG employees. Employees will be reimbursed for the actual out-of-pocket expenses incurred in connection with such solicitation. Banks, brokers and other custodians are requested to forward these proxy materials to their customers where appropriate, and TSFG will reimburse such banks, brokers and custodians for their reasonable out-of-pocket expenses incurred in sending these proxy materials to beneficial owners of the shares.

The Company has also engaged the firm of Laurel Hill Advisory Group (“Laurel Hill”) as proxy solicitors to assist the Company in this proxy solicitation. Employees of Laurel Hill may contact shareholders by mail, by telephone or through personal solicitation. The Company expects to pay Laurel Hill a fee of $8,000 plus expenses and fees for additional services as required.

PROPOSALS BY SHAREHOLDERS FOR 2010 ANNUAL MEETING

A shareholder who wishes to either (1) present a proposal for inclusion in the proxy materials relating to TSFG’s Annual Meeting of Shareholders to be held in 2010 or (2) propose one or more Director nominees for consideration by the Nominating and Corporate Governance Committee, should submit his or her proposals on or before November 27, 2009, to the Corporate Secretary of The South Financial Group, 102 S. Main Street, Greenville, South Carolina 29601. After that date, a proposal will not be considered timely. Shareholders submitting proposals for inclusion in the proxy statement and form of proxy must comply with the proxy rules under the Securities Exchange Act of 1934, as amended, and all shareholders submitting proposals must comply with the Bylaw requirements described below.

The Bylaws of TSFG require timely advance written notice of shareholder nominations of Director candidates and of any other proposals to be presented at an annual meeting of shareholders. In the case of Director nominations by shareholders, the Bylaws require that a shareholder’s notice be delivered to the principal executive offices of TSFG during the period of time from the 30th day to the 60th day prior to the annual meeting of shareholders at which Directors are to be elected, unless such requirement is expressly waived in advance of the meeting by formal action of the Board of Directors. In the case of other proposals by shareholders at an annual meeting, the Bylaws require that advance written notice be delivered to TSFG’s Corporate Secretary (at the address indicated above). To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of TSFG between the 60th and 90th days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, such shareholder notice must be so delivered between the 60th and 90th days prior to such annual meeting or within 10 days following the day on which public announcement of the date of such meeting is first made by TSFG. Such written notification to the Board must contained certain information about the shareholder making the proposal (as detailed in TSFG’s Bylaws) and otherwise comply with the procedure set forth in TSFG’s Bylaws. A copy of the Bylaws is available upon request to the Corporate Secretary of TSFG at the address indicated above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

               Section 16(a) of the Exchange Act requires TSFG’s Directors, executive officers and 10% shareholders to file reports of holdings and transactions in TSFG common stock with the SEC. Based on a review of Section 16(a) reports received by TSFG and written representations from its Directors and executive officers, TSFG believes that all of its executive officers, Directors and 10% shareholders have made all filings required under Section 16(a)

 for 2008 in a timely manner, except as follows: each of Messrs. Spencer, Crawford and Whittle and Ms. Jeffrey, all executive officers of TSFG, filed one late Form 4 in January 2008 reporting the tender of shares in payment of taxes due on the vesting of restricted stock, and Mr. Brant, a TSFG Director, filed one late Form 4 reporting the purchase of shares in December 2008.

FINANCIAL INFORMATION

TSFG’s 2008 Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2008 (without exhibits) are enclosed. Additional copies may be obtained upon request from The South Financial Group, Post Office Box 1029, Greenville, South Carolina 29602, Attention: Investor Relations Department. Copies may also be obtained online at www.thesouthgroup.com.

March 25, 2009	By order of the Board of Directors,

William P. Crawford, Jr.

Secretary

Appendix A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF THE SOUTH FINANCIAL GROUP, INC.

PURPOSE

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of The South Financial Group, Inc. (the “Company”). The primary function of the Committee is to assist the Board in fulfilling its oversight responsibilities, primarily through:

•	overseeing management’s conduct of the Company’s financial reporting process and all systems of internal controls, including controls related to the risk of fraud;
•	overseeing the operations and effectiveness of the Company’s corporate compliance function;
•	monitoring the performance of the Company’s internal auditors; and
•	monitoring the independence and performance of the Company’s outside auditors; and
•	providing an avenue of communication among the outside auditors, management and the Board.

COMPOSITION

1.

The Committee shall have at least three (3) members at all times, each of whom must be independent of management, as well the Company and each of its affiliates. A member of the Committee shall be considered independent if:

(a)     in the sole discretion of the Board, it is determined that he or she has no relationship that may interfere with the exercise of his or her independent judgment; and

(b)	he or she meets the NASDAQ rules regarding independence of audit committee members.
2.

If any member of the Committee enters into or develops a “business relationship” (as that term is defined in applicable NASDAQ rules), that member shall have an affirmative obligation to promptly disclose such relationship to the Board.

3.	No member of the Committee shall accept any consulting, advisory or other compensatory fee from the Company other than in connection with serving on the Committee or as a member of the Board.
4.

All members of the Committee shall have a practical knowledge of finance and accounting and be able to read and understand fundamental financial statements or be able to do so within a reasonable period of time after appointment to the Committee.

5.

At least one member of the Committee shall have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment. At least one member of the Committee shall be a “financial expert,” as defined by the regulations by the Securities and Exchange Commission (the “SEC”) adopted in accordance with the Sarbanes-Oxley Act of 2002.

6.

Each member of the Committee shall be appointed by the Board and shall serve until the earlier to occur of the date on which he or she shall be replaced by the Board, resigns from the Committee, or resigns from the Board.

7.	The composition of the Committee shall be changed at least within every 24 months period and the chairman of the Committee may not serve in that capacity for more than four consecutive years.

MEETINGS

1.

The Committee shall meet as frequently as circumstances dictate, but no less than four times annually. The Board shall name a chairperson of the Committee, who shall prepare and/or approve an agenda in advance of each meeting. A majority of the members of the Committee shall constitute a quorum. The Committee shall maintain minutes or other records of meetings and activities of the Committee.

2.

The Committee shall, through its chairperson, report regularly to the Board following the Committee, summarizing the reports received by the Audit Committee with respect to the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the outside auditors, the performance of the internal audit function and other matters of material concern brought before the Committee.

RESPONSIBILITIES AND DUTIES

The Committee’s principal responsibility is one of oversight. The Company’s management is responsible for preparing the Company’s financial statements and the outside auditors are responsible for auditing and/or reviewing those financial statements.

While the Committee has the powers and responsibilities set forth in this charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements present fairly the financial position, the results of operations and the cash flows of the Company, in compliance with generally accepted accounting principles. This is the responsibility of management and the outside auditors. In carrying out these oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditors’ work.

The Committee’s specific responsibilities are as follows:

General
1.

The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall have unrestricted access to members of management and other employees of the Company, as well as all information relevant to the carrying out of its responsibilities.

2.	The Committee shall, with the assistance of management, the outside auditors and legal counsel, as the Committee deems appropriate, review and evaluate, at least annually, the Committee’s:
(a)	charter;
(b)	powers and responsibilities; and
(c)	performance.

The Committee shall report and make recommendations to the Board with respect to the foregoing, as appropriate.

3.

The Committee shall ensure inclusion of its then-current charter in the proxy statement for the Company’s annual meetings of shareholders, at least once every three years in accordance with regulations of the SEC.

4.	The Committee shall prepare annual Committee reports for inclusion in the proxy statements for the Company’s annual meetings, as required by rules promulgated by the SEC.
5.	The Committee shall, in addition to the performance of the duties described in this charter, undertake such additional duties as from time to time may be:
(a)	delegated to it by the Board;
(b)	required by law or under NASDAQ rules; or
(c)	deemed desirable, in the Committee’s discretion, in connection with its functions described in this charter.
6.

The Committee shall be empowered to retain, at the Company’s expense, independent counsel, accountants or others for such purposes as the Committee, in its sole discretion, determines to be appropriate to carry out its responsibilities.

7.	The Committee shall review management’s mitigation of regulatory risk by reviewing significant recommendations resulting from regulatory examinations.
8.	The Committee shall be responsible for oversight of legal risk and shall receive periodic reports of current litigation matters.
9.

In light of the responsibilities of the Capital Management and Risk Committee of the Board of Directors (the “Risk Committee”) with respect to certain risk and compliance matters, the Audit Committee shall each provide the Risk Committee with information and reports regarding its activities, as necessary and appropriate and obtain the same from the Risk Committee.

Internal Controls and Risk Assessment
1.

The Committee shall review at least annually with management and the outside auditors (and more often if deemed appropriate by the Committee) the internal audit budget, staffing, performance, and audit plan. The Committee shall have the express authority and responsibility to independently assess the internal audit budget, staffing, performance, and audit plan.

2.	The Committee shall approve material outsourcing arrangements relative to internal audit in advance of the engagement.
3.	The Committee shall review at least quarterly with management and the outside auditors (and more often if deemed appropriate by the Committee):
(a)

material findings of internal audit reviews and management’s response, including any significant changes required in the internal auditor’s audit plan and any material difficulties or disputes with management encountered during the course of the audit;

(b)	the operations and effectiveness of or weaknesses in the Company’s loan review process and corporate compliance function; and
(c)

the effectiveness of or weaknesses in the Company’s internal controls, including computerized information system controls and security, the overall control environment and accounting and financial controls.

4.

The Committee shall obtain from the outside auditors their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and review the correction of controls deemed to be deficient.

5.

The Committee shall review the appointment, performance and replacement of the senior internal auditing executive, and the activities, organizational structure and qualifications of the persons responsible for the internal audit function. The Committee shall ensure that the senior internal auditing executive reports functionally to the Committee and administratively to an appropriate level of management.

6.	The Committee shall, in accordance with SEC regulations to be adopted under the Sarbanes-Oxley Act, establish procedures for:
(a)	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and
(b)	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
7.

The Committee shall review major financial risk exposures and the guidelines and policies which management has put in place to govern the process of monitoring, controlling and reporting such exposures.

8.

The Committee shall receive at least annually an overview of the Company’s information security area, its information technology strategy, its insurance coverage, its human resources turnover, its fraud control process and related results, its methodology associated with the calculation of its Allowance for Credit Losses, its BSA/AML process, and its ALCO and Capital Management process (it being acknowledged that the primary responsibility for review of the methodology associated with its Allowance for Credit Losses and its ALCO and Capital Management process lies with the Risk Committee).

Outside Auditors; Their Performance and Independence
1.

The outside auditors are ultimately accountable to the Board and the Committee, as the representatives of the shareholders of the Company. The Committee shall evaluate and recommend to the Board the selection and, where appropriate, the replacement of the outside auditors. The Committee shall recommend to the Board the outside auditors to be proposed for shareholder approval in any proxy statement.

2.	The Committee shall:
(a)	confer with the outside auditors concerning the scope of their examinations of the books and records of the Company and its subsidiaries;
(b)	review the scope, plan and procedures to be used on the annual audit, as recommended by the outside auditors;
(c)	review the results of the annual audits and interim financial reviews performed by the outside auditors, including:
(1)

the outside auditors’ report on management’s assessment of internal controls over financial reporting and the effectiveness of the Company’s internal control over financial reporting and the outside auditors’ audit of the Company’s annual financial statements, accompanying footnotes and its report thereon;

(2)	any significant changes required in the outside auditors’ audit plans or scope;
(3)	any material differences or disputes with management encountered during the course of the audit (the Committee to be responsible for overseeing the resolution of such differences and disputes);
(4)	any material management letter comments and management’s responses to recommendations made by the outside auditors in connection with the audit;
(5)	matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees), relating to the conduct of the audit;
(d)	authorize the outside auditors to perform such supplemental reviews or audits as the Committee may deem desirable;
(e)	obtain from the outside auditors assurance that they have complied with Section 10A, as amended, of the Securities Exchange Act of 1934.
3.	The Committee shall inquire into any accounting adjustments that were noted or proposed by the outside auditors but were “passed” as immaterial or otherwise.
4.

The Committee shall inquire as to any matters that were referred to the outside auditors’ national office relating to accounting policies and/or financial statement disclosure within the Company’s financial statements and, to the extent deemed appropriate, request an opportunity to address such issues directly with a representative of such national office.

5.	The Committee shall, at least annually, obtain and review a report by the independent auditors’ describing:
(a)	the outside auditors’ internal quality control procedures;
(b)

any material issues raised by the most recent internal quality-control review or peer review of the outside auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the outside auditors, and any steps taken to deal with any such issues.

6.

Pre-approval by the Committee shall be required with respect to the fees for all audit and other services performed by the outside auditors as negotiated by management. To the extent permitted by applicable laws and regulations, such pre-approval may be delegated to a sub-committee of the Committee, to be dealt with in accordance with such conditions as the Committee may from time to time establish.

7.

The Committee’s approval of any non-audit services to be rendered by the outside auditors must be obtained in advance of engaging the outside auditors to render such services. To the extent permitted by applicable laws and regulations, such pre-approval may be delegated to a sub-committee of the Committee, to be dealt with in accordance with such conditions as the Committee may from time to time establish. The Committee shall not approve the engagement of the outside auditors to render non-audit services prohibited by law or rules and regulations promulgated by the SEC. The Committee shall consider whether the provision of non-audit services is compatible with maintaining the outside auditors’ independence, including, but not limited to, the nature and scope of the specific non-audit services to be performed and whether the audit process would require the outside auditors to review any advice rendered by the outside auditors in connection with the provision of non-audit services.

8.

The Committee shall receive from the outside auditors on a periodic basis a formal written statement delineating all relationships between the outside auditors and the Company, consistent with the Independence Standards Board, Standard No. 1, regarding relationships and services, which may impact the objectivity and independence of the outside auditors, and other applicable standards. The statement shall include a description of all services provided by the outside auditors and the related fees. The Committee shall actively engage in a dialogue with the outside auditors regarding any disclosed relationships or services that may impact the objectivity and independence of the outside auditors and shall evaluate, after gathering information from management, and other Board members, the performance of the outside auditors and recommend that the Board take action to satisfy itself of the independence of the outside auditors.

9.	The Committee, in its discretion, may establish written hiring policies for current and former employees of the outside auditors.
10.

The Committee, in its discretion, may adopt a policy of insisting upon the rotation of the outside auditors’ lead audit partner or rotating the outside auditors on a periodic basis. Based upon its evaluation, the Committee shall take, or recommend that the Board take, appropriate action to monitor the independent status of the outside auditors.

Financial Reporting
1.

The Committee shall review and discuss with the outside auditors and management the Company’s audited annual financial statements that are to be included in the Company’s annual report on Form 10-K and the outside auditors’ opinion with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application of such accounting principles; and determine whether to recommend to the Board that the financial statements be included in the Company’s annual report on Form 10-K for filing with the SEC.

2.

The Committee shall review and discuss with the outside auditors and management, and require the outside auditors to review, the Company’s interim financial statements to be included in the Company’s quarterly reports on Form 10-Q prior to filing such reports with the SEC.

3.	The Committee shall review and discuss:
(a)

the existence of significant estimates and judgments underlying the financial statements, including the rationale behind those estimates as well as the details on material accruals and reserves and the Company’s accounting principles;

(b)	all critical accounting policies identified to the Committee by the outside auditors;
(c)

major changes to the Company’s accounting principles and practices, including those required by professional or regulatory pronouncements and actions, as brought to its attention by management and/or the outside auditors; and

(d)

material questions of choice with respect to the appropriate accounting principles and practices to be used in the preparation of the Company’s financial statements, as brought to its attention by management and/or the outside auditors.

4.

The Committee shall review and discuss the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in any annual or quarterly report, or other report or filing filed with the SEC.

5.

The Committee shall discuss generally with management earnings press releases of the Company, as well as financial information and earnings guidance provided by the Company to analysts and rating agencies.

6.

The Committee shall review and discuss with outside auditors any transaction involving the Company and any related party and any transaction involving the Company and any other party in which the parties’ relationship could enable the negotiation of terms on other than an independent, arm’s length basis.

7.

The Committee shall discuss with the outside auditors any item not reported as a contingent liability or loss in the Company’s financial statements as a result of a determination that such item does not satisfy a materiality threshold. The Committee shall review with the outside auditors the quantitative and qualitative analysis applied in connection with such assessment of materiality, including, without limitation, the consistency of such assessment with the requirements of SEC Staff Accounting Bulletin No. 99.

8.

The Committee shall review and consider other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Committee may, in its discretion, determine to be advisable.

9.

The Committee shall meet at least quarterly (or more often if determined appropriate) with the Director of Internal Audit and the outside auditors in separate private sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately.

Compliance with Laws, Regulations and Policies
1.	The Committee shall review with management actions taken to ensure compliance with any code or standards of conduct for the Company which may be established by the Board.
2.

The Committee shall review with the Company’s legal counsel any legal compliance matters, including banking regulations, securities trading practices and any other legal matters that could have a significant, adverse impact on the Company’s financial statements.

3.

The Committee shall review with the Company’s counsel and others any federal, tax or regulatory matters that may have a material impact on the Company’s operations and the financial statements, related Company compliance programs and policies, and shall monitor the results of the Company’s compliance efforts.

4.	The Committee shall receive summary reports from management as to recently completed bank regulatory exams and any related matters which are requested of management by the Committee.
5.

The Committee shall periodically review the rules promulgated by the SEC and the NASDAQ relating to the qualifications, activities, responsibilities and duties of audit committees and shall take, or recommend that the Board take, appropriate action to comply with such rules.

Appendix B

TSFG LONG-TERM INCENTIVE PLAN

(Effective upon Shareholder Approval at Annual Meeting on May 5, 2009)

DISCLAIMER

THIS DOCUMENT IS NOT A CONTRACT OF EMPLOYMENT. THE EMPLOYMENT RELATIONSHIP BETWEEN THE SOUTH FINANCIAL GROUP, INC. AND ITS AFFILIATES (COLLECTIVELY, “TSFG”) AND EMPLOYEES WHO DO NOT HAVE A SPECIFIC INDIVIDUAL EMPLOYMENT CONTRACT IS AT-WILL AND VOLUNTARY. THIS MEANS THAT EITHER TSFG OR THE EMPLOYEE CAN TERMINATE THE EMPLOYMENT RELATIONSHIP AT ANY TIME WITH OR WITHOUT CAUSE AND WITH OR WITHOUT NOTICE. THE EMPLOYMENT AT-WILL STATUS OF SUCH EMPLOYEES CANNOT BE ALTERED BY THIS DOCUMENT OR ANY OTHER STATEMENT OR REPRESENTATION, BUT CAN ONLY BE CHANGED BY A WRITTEN CONTRACT, WHICH MUST BE SIGNED BY THE APPROPRIATE MEMBER OF TSFG’S EXECUTIVE COMMITTEE.

ALL EMPLOYEES WHO HAVE ENTERED INTO OR MAY LATER ENTER INTO SUCH A WRITTEN CONTRACT ARE FURTHER ADVISED THAT THIS DOCUMENT DOES NOT AND CANNOT IN ANY WAY ALTER, MODIFY, OR AMEND SUCH A CONTRACT.

ALL EMPLOYEES ARE FURTHER ADVISED THAT THE EMPLOYMENT RELATIONSHIP BETWEEN TSFG AND ITS EMPLOYEES IS NOT MODIFIED IN ANY WAY BY ANY EMPLOYEE’S OWNERSHIP, VESTING, OR OTHER INTEREST OF ANY KIND IN ANY BENEFIT OR ASSET THAT MAY BE PROVIDED OR AWARDED UNDER THIS PLAN.

SOME PROVISIONS OF THIS PLAN MAY BE CONDITIONED UPON CONTINUED EMPLOYMENT WITH TSFG OR MAY OTHERWISE BE RELATED TO THE DURATION OF EMPLOYMENT WITH TSFG. NO RELATIONSHIP BETWEEN THE PROVISIONS OF THIS PLAN AND A PARTICIPANT’S STATUS AS AN EMPLOYEE WITH TSFG SHALL CONSTITUTE AN ALTERATION OF ANY KIND TO THE EMPLOYMENT RELATIONSHIP BETWEEN TSFG AND SUCH PARTICIPANT.

Section 1.	Purpose; Definitions

The purpose of the Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a stock plan providing incentives directly linked to the profitability of the Company’s businesses and increases in Company shareholder value.

Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of the Plan, the following terms are defined as set forth below:

(a)          “Affiliate”means a corporation or other entity controlled by, controlling or under common control with the Company.

(b)          “Award”means a Stock Appreciation Right, Stock Option, Restricted Stock, Performance Unit, or other stock-based award granted pursuant to the terms of the Plan.

(c)          “Award Agreement”means any written agreement, contract or other instrument or document evidencing the grant of an Award.

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(d)          “Award Cycle”means a period of consecutive fiscal years or portions thereof designated by the Committee over which Performance Units are to be earned.

(e)	“Board” means the Board of Directors of the Company.

(f)           “Cause”means, unless otherwise provided by the Committee in an Award Agreement, (i) “Cause” as defined in any Individual Agreement to which the Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) conviction of the Participant for committing a felony under federal law or the law of the state in which such action occurred, (B) dishonesty in the course of fulfilling the Participant’s employment duties, (C) willful and deliberate failure on the part of the Participant to perform his or her employment duties in any material respect, or (D) prior to a Change in Control, such other events as shall be determined by the Committee. The Committee shall, unless otherwise provided in an Individual Agreement with the Participant have the sole discretion to determine whether “Cause” exists, and its determination shall be final.

(g)	“Change in Control” have the meanings set forth in Sections 11(b) and (c), respectively.

(h)          “Code”means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department.

(i)	“Commission” means the Securities and Exchange Commission or any successor agency.
(j)	“Committee” means the Committee referred to in Section 2.
(k)	“Common Stock” means common stock, par value $1.00 per share, of the Company.
(l)	“Company”means The South Financial Group, Inc., a South Carolina corporation.

(m)         “Covered Employee”means a Participant designated prior to the grant of Restricted Stock or Performance Units by the Committee who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which Restricted Stock or Performance Units are expected to be taxable to such Participant.

(n)          “Disability”or “Disabled”means, unless otherwise provided by the Committee, (i) “Disability” as defined in any Individual Agreement to which the Participant is a party, or (ii) if there is no such Individual Agreement or it does not define “Disability,” permanent and total disability as determined under the Company’s Long Term Disability Plan applicable to the Participant. Notwithstanding the forgoing, with respect to an Incentive Stock Option, “Disability” shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code, and with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, the definition set forth in the initial sentence of this paragraph shall apply to the extent that an Award vests by reason of Disability, provided that any such Award that so vests shall not be settled until the earliest of: (i) the Participant’s “disability” within the meaning of Section 409A of the Code, (ii) the Participant’s “separation from service” within the meaning of Section 409A of the Code and (iii) the date such Award would otherwise be settled pursuant to the terms of the Award Agreement.

(o)          “Early Retirement”means retirement from active employment with the Company, a Subsidiary or Affiliate pursuant to the early retirement provisions of the applicable pension plan of such employer.

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(p)	“Effective Date” shall have the meaning set forth in Section 16.

(q)          “Eligible Individuals”mean directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective employees and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates, who are or will be responsible for or contribute to the management, growth or profitability of the business of the Company, or its Subsidiaries or Affiliates.

(r)           “Exchange Act”means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(s)           “Fair Market Value”means, except as otherwise provided by the Committee, as of any given date, the average of the highest and lowest per-share sales prices for a share of Common Stock during normal business hours on the NASDAQ or such other national securities market or exchange as may at the time be the principal market for the Common Stock, or if the shares were not traded on such national securities market or exchange on such date, then on the next preceding date on which such shares of Common Stock were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion, in compliance with the requirements of Section 409A of the Code.

(t)           “Incentive Stock Option”means any Stock Option designated as, and qualified as, an “incentive stock option” within the meaning of Section 422 of the Code.

(u)          “Individual Agreement”means an employment, consulting or similar written agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.

(v)          “Involuntary Termination”means a Termination of Employment by reason of an Involuntary Termination as defined in an Individual Agreement to which the Participant is a party that is then in effect. If a Participant is not party to an Individual Agreement, or if it does not define “Involuntary Termination,” no Termination of Employment of that Participant shall be considered to be an Involuntary Termination.

(w)	“Non Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(x)          “Normal Retirement”means retirement from active employment with the Company, a Subsidiary or Affiliate at or after age 65.

(y)	“Option Price” shall have the meaning set forth in Section 5(d).

(z)          “Outside Director”means a director who qualifies as an “independent director” within the meaning of Rule 4200 of the Rules of Nasdaq, as an “outside director” within the meaning of Section 162(m) of the Code, and as a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

(aa)        “Performance Goals”means the performance goals established by the Committee in connection with the grant of Restricted Stock or Performance Units. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: specified levels of the Company’s stock price, market share, sales, asset quality, non-performing assets, earnings per share, return on equity, costs, operating income, marketing-spending efficiency, return on operating assets, return on assets, core non-interest income and/or levels of cost savings and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

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(bb)	“Performance Units” means an Award granted under Section 8.

(cc)        “Plan”means TSFG Long Term Incentive Plan (formerly known as The South Financial Group, Inc. 2004 Long Term Incentive Plan), as set forth herein and as hereinafter amended from time to time.

(dd)        “Qualified Performance-Based Award”means an Award of Restricted Stock or Performance Units designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which the Company would expect to be able to claim a tax deduction with respect to such Restricted Stock or Performance Units and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

(ee)	“Restricted Stock” means an Award granted under Section 7.
(ff)	“Retirement” means Normal or Early Retirement.

(gg)        “Rule 16b-3”means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

(hh)        “Section 162(m) Exemption”means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(ii)          “Specified Employees” means any individual who is a “key employee” (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) with respect to the Company or its Affiliates, as determined by the Company (or the Affiliate, in the event that the Affiliate and the Company are not considered a single employer under Sections 414(b) or 414(c) of the Code) in accordance with its uniform policy with respect to all arrangements subject to Section 409A of the Code[, based upon the twelve (12) month period ending on each December 31st. All individuals who are determined to be key employees under Section 416(i)(1)(A)(i), (ii) or (iii) of the Code (without regard to paragraph (5) thereof) on December 31st shall be treated as Specified Employees for purposes of the Plan during the twelve (12) month period that begins on the following January 15.

(jj)	“Stock Appreciation Right” means an Award granted under Section 6.
(kk)	“Stock Option” means an Award granted under Section 5.

(ll)          “Subsidiary”means any corporation, partnership, joint venture or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(mm)     “Termination of Employment”means the termination of the Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. An Participant employed by, or performing services for, a Subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the Subsidiary or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, and the Participant does not immediately thereafter become an employee of, or service-provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment. Notwithstanding the foregoing, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code,

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for purposes of the settlement or payment (but not vesting or forfeiture) of any such Award, “Termination of Employment” shall mean a “separation from service” as defined under Section 409A of the Code.

Section 2.	Administration

(a)          The Plan shall be administered by the Compensation Committee or such other committee of the Board as the Board may from time to time designate (the “Committee”), which shall be composed of not less than three Outside Directors, and shall be appointed by and serve at the pleasure of the Board, except with respect to Awards to non-employee directors, which shall be administered by the Nominating Committee. All references to the “Committee” with respect to grants to non-employee directors shall refer to the Nominating Committee.

(b)          The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to Participants.

(c)          Among other things, the Committee shall have the authority, subject to the terms of the Plan:

(i)	To select the Participants to whom Awards may from time to time be granted;

(ii)          To determine whether and to what extent any type of Award is to be granted hereunder;

(iii)         To determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv)         To determine the terms and conditions of any Award granted hereunder (including, but not limited to, the Option Price (subject to Section 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Company or any Subsidiary or Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

(v)          Subject to the terms of the Plan, including without limitation Section 13, to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals; provided, however, that the Committee may not adjust upwards the amount payable with respect to a Qualified Performance-Based Award or waive or alter the Performance Goals associated therewith in a manner that would violate Section 162(m) of the Code; and

(vi)         To determine under what circumstances an Award may be settled in cash or Common Stock under Sections 5(k), 6(b)(ii) and 8(b)(iv).

(d)          The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

(e)          The Committee may act only by a majority of its members then in office. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may (i) allocate all or any portion of its responsibilities and powers to any one or more of its members and (ii) delegate all or

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any part of its responsibilities and powers to any person or persons selected by it, provided that no such delegation may be made that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. Any such allocation or delegation may be revoked by the Committee at any time.

(f)           Any determination made by the Committee with respect to any Award shall be made in the sole discretion of the Committee at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, its Affiliates, Subsidiaries, shareholders and Participants.

(g)          Any authority granted to the Committee may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

Section 3.	Common Stock Subject to Plan

(a)          The maximum number of shares of Common Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 3,000,000. No Participant may be granted Stock Options and Stock Appreciation Rights covering in excess of 100,000 shares of Common Stock in any calendar year. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares. No more than 2,200,000 shares of Restricted Stock may be issued during the term of the Plan.

(b)          If any Award is forfeited, or if any Stock Option (or Stock Appreciation Right, if any) terminates, expires or lapses without being exercised, or if any Stock Appreciation Right is exercised for cash, shares of Common Stock subject to such Awards shall again be available for distribution in connection with Awards under the Plan. If the Option Price of any Stock Option or the Strike Price of any Freestanding Stock Appreciation Right is satisfied by delivering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock delivered to the Participant net of the shares of Common Stock delivered to the Company or attested to shall be deemed delivered for purposes of determining the maximum numbers of shares of Common Stock available for delivery under the Plan. To the extent any shares of Common Stock subject to an Award are not delivered to a Participant because such shares are used to satisfy an applicable tax-withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. The maximum number of shares of Common Stock that may be issued pursuant to Stock Options intended to be Incentive Stock Options shall be 1,900,000 shares.

(c)          In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company (including any extraordinary cash or stock dividend), any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board shall make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, and the maximum limitation upon Stock Options and Stock Appreciation Rights and other Awards to be granted to any Participant, in the number, kind and Option Price and Strike Price of shares subject to outstanding Stock Options and Stock Appreciation Rights, in the number and kind of shares subject to other outstanding Awards granted under the

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Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion (including, without limitation, an amount in cash therefor); provided, however, that the number of shares subject to any Award shall always be a whole number. Such adjusted Option Price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option. Notwithstanding the foregoing: (i) any adjustments made pursuant to this Section 3(c) to Awards that constitute a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to this Section 3(c) to Awards that do not constitute a “nonqualified deferred compensation plan” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to this Section 3(c) to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the date of grant to violate Section 409A of the Code.

Section 4.	Eligibility

Awards may be granted under the Plan to Eligible Individuals; provided that, any Award that constitutes a “stock right,” within the meaning of Section 409A of the Code, shall only be granted to Eligible Individuals with respect to whom the Company is an “eligible issuer of service recipient stock,” under Section 409A of the Code.

Section 5.	Stock Options

(a)          Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and NonQualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

(b)          The Committee shall have the authority to grant any Participant Incentive Stock Options, NonQualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however, that grants hereunder are subject to the limits on grants set forth in Section 3. Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option on or subsequent to its grant date, it shall constitute a NonQualified Stock Option.

(c)          Stock Options shall be evidenced by Award Agreements, the terms and provisions of which may differ. An Award Agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a NonQualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects a Participant to receive a grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such Participant and specifies the terms and provisions of the Stock Option. The Company shall notify a Participant of any grant of a Stock Option, and a written Award Agreement shall be duly executed and delivered by the Company to the Participant. Such agreement or agreements shall become effective upon execution by the Company and the Participant.

(d)          Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

(i)           Option Price. The Committee shall determine the option price per share of Common Stock purchasable under a Stock Option (the “Option Price”). The Option Price per share of

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Common Stock subject to a Stock Option shall not be less than the Fair Market Value of the Common Stock subject to such Stock Option on the date of grant. Except for adjustments pursuant to Section 3(c), in no event may any Stock Option granted under this Plan be amended to decrease the Option Price thereof, cancelled in conjunction with the grant of any new Stock Option with a lower Option Price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Stock Option, unless such amendment, cancellation, or action is approved by the Company’s shareholders in accordance with applicable law and stock exchange rules.

(ii)          Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

(iii)         Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

(iv)         Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased. Such notice shall be accompanied by payment in full of the Option Price by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Common Stock (by delivery of such shares or by attestation) already owned by the Participant of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted and provided, further, that such already owned shares have been held by the Participant for at least six months at the time of exercise or had been purchased on the open market. If approved by the Committee, to the extent permitted by applicable law, payment in full or in part may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the Option Price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. No shares of Common Stock shall be delivered until full payment therefor has been made. Except as otherwise provided in Section 5(m) below, a Participant shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the Participant has given written notice of exercise, has paid in full for such shares and, if requested by the Company, has given the representation described in Section 15(a).

(e)          Nontransferability of Stock Options. No Stock Option shall be transferable by the Participant other than (i) by will or by the laws of descent and distribution or any other testamentary distribution; or (ii) in the case of a NonQualified Stock Option, unless otherwise determined by the Committee, to such Participant’s children or family members, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member”

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shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933 as amended, or any successor thereto. All Stock Options shall be exercisable, subject to the terms of this Plan, only by the Participant, the guardian or legal representative of the Participant, or any person to whom such option is transferred pursuant to this paragraph, it being understood that the term “holder” and “Participant” include such guardian, legal representative and other transferee; provided, however, that Termination of Employment shall continue to refer to the Termination of Employment of the original Participant.

(f)           Termination by Death. Unless otherwise determined by the Committee, if a Participant incurs a Termination of Employment by reason of death, any Stock Option held by such Participant may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Committee may determine, until the expiration of the stated term of such Stock Option, except in the case of an Incentive Stock Option, which shall be exercisable for (i) a period of one year from the date of such death or (ii) the expiration of the stated term of the Incentive Stock Option, whichever period is the shorter.

(g)          Termination by Reason of Disability. Unless otherwise determined by the Committee, if a Participant incurs a Termination of Employment by reason of Disability, any Stock Option held by such Participant (or the appointed fiduciary of such Participant) may thereafter be exercised by the Participant (or the appointed fiduciary of such Participant), to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for a period of one year (or such other period as the Committee may specify in the Award Agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the Participant dies within such period, any unexercised Stock Option held by such Participant shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death until the expiration of the stated term of such Stock Option. In the event of Termination of Employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

(h)          Termination by Reason of Retirement. Unless otherwise determined by the Committee, if a Participant incurs a Termination of Employment by reason of Retirement, any Stock Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such Retirement, or on such accelerated basis as the Committee may determine, for a period of one year (or such other period as the Committee may specify in the Award Agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the Participant dies within such period any unexercised Stock Option held by such Participant shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for until the expiration of the stated term of such Stock Option, except in the case of an Incentive Stock Option, which shall be exercisable for (i) a period of one year from the date of such death or (ii) the expiration of the stated term of the Incentive Stock Option, whichever period is the shorter. In the event of Termination of Employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

(i)           Other Termination. Unless otherwise determined by the Committee: (A) if a Participant incurs a Termination of Employment for Cause, all Stock Options held by such Participant shall thereupon terminate; and (B) if a Participant incurs a Termination of Employment for any reason other than death, Disability, Retirement or for Cause, any Stock Option held by such Participant, to extent it was then exercisable at the time of termination, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of three months from the date of such Termination of Employment or the balance of such Stock Option’s term; provided, however, that if the Participant dies within such three-month period, any

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unexercised Stock Option held by such Participant shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death until the expiration of the stated term of such Stock Option, except in the case of an Incentive Stock Option, which shall be exercisable for (i) a period of one year from the date of such death or (ii) the expiration of the stated term of the Incentive Stock Option, whichever period is the shorter.

(j)           Change of Control Termination. Notwithstanding any other provision of this Plan to the contrary, in the event a Participant incurs a Termination of Employment during the 24-month period following a Change in Control other than (i) by the Company for Cause, (ii) by reason of death, (iii) by reason of Disability or (iv) by voluntary resignation other than by reason of an Involuntary Termination, any Stock Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for (A) the longer of one year from such date of termination or (2) such other period as may be provided in the Plan for such Termination of Employment or as the Committee may provide in the Award Agreement or Individual Agreement, or (B) until expiration of the stated term of such Stock Option, whichever period is the shorter. If an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

(k)          Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the Participant an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the Option Price times the number of shares of Common Stock for which the Option is being exercised on the effective date of such cash-out.

Section 6.	Stock Appreciation Rights

(a)          Grant and Exercise. Stock Appreciation Rights may be granted alone (“Freestanding Stock Appreciation Rights”) or in conjunction with all or part of any Stock Option granted under the Plan (“Tandem Stock Appreciation Rights”).

(b)          Terms and Conditions of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(i)           Relationship to Related Stock Option. A Stock Appreciation Right issued in conjunction with a Stock Option may be granted only at the time of grant of such Stock Option. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 5.

(ii)          Settlement. Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash, shares of Common Stock or a combination of cash and shares, equal to (A) the excess of the Fair Market Value of one share of Common Stock over the Option Price per share specified in the related Stock Option multiplied by (B) the number of shares of Common Stock in respect of which such Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(iii)         Nontransferability. Tandem Stock Appreciation Rights shall be transferable only to the extent that the underlying Stock Option is transferable pursuant to Section 5(e).

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(iv)         Method of Exercise. A Tandem Stock Appreciation Right may be exercised by a Participant by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed by Section 6(b)(ii). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised. Any Tandem Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

(c)          Terms and Conditions of Freestanding Stock Appreciation Rights. Freestanding Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(i)           Term. The Committee shall determine the stated term of each Freestanding Stock Appreciation Right granted under this Plan.

(ii)          Strike Price. Unless provided otherwise by the Committee, the strike price (the “Strike Price”) per share of Common Stock subject to a Freestanding Stock Appreciation Right shall be the Fair Market Value of the Common Stock on the date of grant. Except for adjustments pursuant to Section 3(c), in no event may any Stock Appreciation Right granted under this Plan be amended to decrease the Strike Price thereof, cancelled in conjunction with the grant of any new Stock Appreciation Right with a lower Strike Price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Stock Appreciation Right, unless such amendment, cancellation, or action is approved by the Company’s shareholders in accordance with applicable law and stock exchange rules.

(iii)         Exercisability. Except as otherwise provided herein, Freestanding Share Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee, and the Committee may at any time accelerate the exercisability of any Stock Appreciation Right. If the Committee provides that any Stock Appreciation Right is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine.

(iv)         Settlement. Upon the exercise of a Freestanding Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash, shares of Common Stock or a combination of cash and shares, equal to (A) the excess of the Fair Market Value of one share of Common Stock over the applicable Strike Price multiplied by (B) the number of shares of Common Stock in respect of which the Freestanding Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(v)          Nontransferability. No Freestanding Stock Appreciation Right shall be transferable by a Participant other than by will or by the laws of descent and distribution or as otherwise expressly permitted by the Committee, including, if so permitted, pursuant to a transfer to such Participant’s children or family members, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933 as amended, and any successor thereto. All Freestanding Stock Appreciation Rights shall be exercisable, subject to the terms of this Plan, only by the Participant, the guardian or legal representative of the Participant, or any person to whom such Freestanding Stock Appreciation Right is transferred pursuant to this paragraph, it being understood that the terms “holder” and “Participant” include such guardian, legal representative and other transferee; provided,

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however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

(vi)         Termination by Death. Unless otherwise determined by the Committee, if a Participant incurs a Termination of Employment by reason of death, any Freestanding Stock Appreciation Right held by such Participant may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Committee may determine, until the expiration of the stated term of such Freestanding Stock Appreciation Right.

(vii)       Termination by Reason of Disability. Unless otherwise determined by the Committee, if a Participant incurs a Termination of Employment by reason of Disability, any Freestanding Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for a period of one year (or such other period as the Committee may specify in the Award Agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Freestanding Stock Appreciation Right, whichever period is the shorter; provided, however, that if the Participant dies within such period, any unexercised Freestanding Stock Appreciation Right held by such Participant shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death until the expiration of the stated term of such Freestanding Stock Appreciation Right.

(viii)      Termination by Reason of Retirement. Unless otherwise determined by the Committee, if a Participant incurs a Termination of Employment by reason of Retirement, any Freestanding Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such Retirement, or on such accelerated basis as the Committee may determine, for a period of one year (or such other period as the Committee may specify in the Award Agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Freestanding Stock Appreciation Right, whichever period is the shorter; provided, however, that if the Participant dies within such period any unexercised Freestanding Stock Appreciation Right held by such Participant shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death until the expiration of the stated term of such Freestanding Stock Appreciation Right.

(ix)         Other Termination. Unless otherwise determined by the Committee: (A) if a Participant incurs a Termination of Employment for Cause, all Freestanding Stock Appreciation Rights held by such Participant shall thereupon terminate; and (B) if a Participant incurs a Termination of Employment for any reason other than death, Disability, Retirement or for Cause, any Freestanding Stock Appreciation Right held by such Participant, to extent it was then exercisable at the time of termination, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of three months from the date of such Termination of Employment or the balance of such Freestanding Stock Appreciation Right’s term; provided, however, that if the Participant dies within such three-month period, any unexercised Freestanding Stock Appreciation Right held by such Participant shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death until the expiration of the stated term of such Freestanding Stock Appreciation Right.

(x)          Change of Control Termination. Notwithstanding any other provision of this Plan to the contrary, in the event a Participant incurs a Termination of Employment during the 24-month period following a Change in Control other than (i) by the Company for Cause, (ii) by reason of death or (iii) by reason of Disability or (iv) by voluntary resignation other than by reason of an Involuntary Termination, any Freestanding Stock Appreciation Right held by such Participant may

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thereafter be exercised by the Participant, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for (A) the longer of one year from such date of termination or (2) such other period as may be provided in the Plan for such Termination of Employment or as the Committee may provide in the Award Agreement, or (B) until expiration of the stated term of such Freestanding Stock Appreciation Right, whichever period is the shorter.

Section 7.	Restricted Stock

(a)          Administration. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Participants to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any Participant, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 7(c).

(b)          Awards and Certificates. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the TSFG Long Term Incentive Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of The South Financial Group, 102 S. Main Street, Greenville, SC 29601.”

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(c)          Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(i)           The Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award, in which event it shall condition the grant or vesting, as applicable, of such Restricted Stock upon the attainment of Performance Goals. If the Committee does not designate an Award of Restricted Stock as a Qualified Performance-Based Award, it may also condition the grant or vesting thereof upon the attainment of Performance Goals. Regardless of whether an Award of Restricted Stock is a Qualified Performance-Based Award, the Committee may also condition the grant or vesting thereof upon the continued service of the Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. The Committee may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions; provided, however, that in the case of Restricted Stock that is a Qualified Performance-Based Award, the applicable Performance Goals have been satisfied.

(ii)          Subject to the provisions of the Plan and the Award Agreement referred to in Section 7(c)(vi), during the period, if any, set by the Committee, commencing with the date of such Award for which such Participant’s continued service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable Performance

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Goals (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock; provided that, to the extent permitted by applicable law, the foregoing shall not prevent a Participant from pledging Restricted Stock as security for a loan, the sole purpose of which is to provide funds to pay the Option Price for Stock Options.

(iii)         Except as provided in this paragraph (iii) and Sections 7(c)(i) and 7(c)(ii) and the Award Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Award Agreement and subject to Section 15(d) of the Plan, (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, and (B) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends.

(iv)         Except to the extent otherwise provided in the applicable Award Agreement or Section 7(c)(i), 7(c)(ii), 7(c)(v) or 11(a)(ii), upon a Participant’s Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all shares still subject to restriction shall be forfeited by the Participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions (other than, in the case of Restricted Stock with respect to which a Participant is a Covered Employee, satisfaction of the applicable Performance Goals, unless the Participant’s employment is terminated by reason of death or Disability, by the Company without Cause or by the Participant for “Good Reason” (as defined in any applicable Individual Agreement)) with respect to any or all of such Participant’s shares of Restricted Stock except to the extent that any such shares of Restricted Stock are Qualified Performance-Based Awards and the waiver of any or all remaining restrictions would cause such shares of Restricted Stock to fail to satisfy the Section 162(m) Exception.

(v)          If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such shares shall be delivered to the Participant upon surrender of the legended certificates.

(vi)         Each Award shall be confirmed by, and be subject to, the terms of an Award Agreement.

Section 8.	Performance Units

(a)          Administration. Performance Units may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Participants to whom and the time or times at which Performance Units shall be awarded, the number of Performance Units to be awarded to any Participant), the duration of the Award Cycle and any other terms and conditions of the Award, in addition to those contained in Section 8(b).

(b)          Terms and Conditions. Performance Units Awards shall be subject to the following terms and conditions:

(i)           The Committee may, prior to or at the time of the grant, designate Performance Units as Qualified Performance-Based Awards, in which event it shall condition the settlement

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thereof upon the attainment of Performance Goals. If the Committee does not designate Performance Units as Qualified Performance-Based Awards, it may also condition the settlement thereof upon the attainment of Performance Goals. Regardless of whether Performance Units are Qualified Performance-Based Awards, the Committee may also condition the settlement thereof upon the continued service of the Participant. The provisions of such Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. Subject to the provisions of the Plan and the Award Agreement referred to in Section 8(b)(v), Performance Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Award Cycle. No more than 250,000 shares of Common Stock may be subject to Qualified Performance Based Awards granted to any Eligible Individual in any fiscal year of the Company.

(ii)          Except to the extent otherwise provided in the applicable Award Agreement or Section 8(b)(ii) or 11(a)(iii), upon a Participant’s Termination of Employment for any reason during the Award Cycle or before any applicable Performance Goals are satisfied, all rights to receive cash or stock in settlement of the Performance Units shall be forfeited by the Participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations (other than, in the case of Performance Units that are subject to applicable Performance Goals, satisfaction of the applicable Performance Goals unless the Participant’s employment is terminated by reason of death or Disability, by the Company without Cause or by the Participant for “Good Reason” (as defined in any applicable Individual Agreement)) with respect to any or all of such Participant’s Performance Units, except to the extent that any such Performance Units are Qualified Performance-Based Awards and the waiver of any or all remaining payment limitations would cause such Performance Units to fail to satisfy the Section 162(m) Exception; provided, further, that if any of such Participant’s Performance Units constitute a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, settlement of any such Performance Units for which the limitations thereon are so waived by the Committee shall not occur until the date such Performance Units would otherwise be settled pursuant to the terms of the Award Agreement.

(iii)         At the expiration of the Award Cycle, the Committee shall evaluate the Company’s performance in light of any Performance Goals for such Award, and shall determine the number of Performance Units granted to the Participant which have been earned, and the Committee shall then cause to be delivered (A) a number of shares of Common Stock equal to the number of Performance Units determined by the Committee to have been earned, or (B) cash equal to the Fair Market Value of such number of shares of Common Stock to the Participant, as the Committee shall elect.

(iv)         Each Award shall be confirmed by, and be subject to, the terms of an Award Agreement.

Section 9.	Tax Offset Bonuses

At the time an Award other than a Stock Option or Stock Appreciation Right is made hereunder or at any time thereafter, the Committee may grant to the Participant receiving such Award the right to receive a cash payment in an amount specified by the Committee, to be paid at such time or times (if ever) as the Award results in compensation income to the Participant, for the purpose of assisting the Participant to pay the resulting taxes, all as determined by the Committee and on such other terms and conditions as the Committee shall determine; provided that any such cash payment shall be structured either (i) to comply with Section 409A of the Code or (b) to be exempt from Section 409A of the Code.

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Section 10.	Other Stock-Based Awards

Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation) dividend equivalents and convertible debentures, may be granted either alone or in conjunction with other Awards granted under the Plan.

Section 11.	Change in Control Provisions

(a)          Impact of Event. Notwithstanding any other provision of the Plan to the contrary, unless otherwise provided by the Committee in any Award Agreement, in the event of a Change in Control:

(i)           Any Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control, and which are not then exercisable and vested, shall become fully exercisable and vested.

(ii)          The restrictions applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested.

(iii)         All Performance Units shall be considered to be earned and payable in full, and any restriction shall lapse and such Performance Units shall be settled in cash as promptly as is practicable, but no in event later than five (5) days following the date of such Change in Control;

(iv)         Notwithstanding the foregoing, with respect to any Performance Unit that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, the settlement of such Performance Unit pursuant to this Section 11(a)(iii) shall only occur (A) upon the Change in Control if such Change in Control constitutes a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” each within the meaning of Section 409A(a)(2)(A)(v) of the Code (each, a “Change in Control Event”) or (B) if such Change in Control does not constitute a Change in Control Event, upon the earlier of (1) the Participant’s “separation from service” within the meaning of Section 409A of the Code and (2) the date such Award would otherwise be settled pursuant to the terms of the Award Agreement

(b)          Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:

(i)           An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) Any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) Any acquisition by the Company, (3) Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) Any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 11(b) ; or

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(ii)          A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 11(b), that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)         Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv)         The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Section 12.	Forfeiture of Awards

Notwithstanding anything in the Plan to the contrary, the Committee shall have the authority under the Plan to provide in any Award Agreement that in the event of serious misconduct by a Participant (including, without limitation, any misconduct prejudicial to or in conflict with the Company or its Subsidiaries or Affiliates, or any Termination of Employment for Cause), or any activity of a Participant in competition with the business of the Company or any Subsidiary or Affiliate, any outstanding Award granted to such Participant shall be cancelled, in whole or in part, whether or not vested or deferred. The determination of whether a Participant has engaged in a serious breach of conduct or any activity in competition with the business of the Company or any Subsidiary or Affiliate shall be determined by the Committee in good faith and in its sole discretion. This Section 12 shall have no application following a Change in Control.

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Section 13.	Term, Amendment and Termination

The Plan will terminate on the tenth anniversary of the Effective Date. Under the Plan, Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant under a Stock Option or a recipient of a Stock Appreciation Right, Restricted Stock Award, Performance Unit Award or other Award theretofore granted without the Participant’s or recipient’s consent, except such an amendment made to comply with applicable law (including without limitation Section 409A of the Code), stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by applicable law or stock exchange rules.

The Committee may amend the terms of any Stock Option or other Award theretofore granted, but no such amendment shall cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption or impair the rights of any holder without the holder’s consent except such an amendment made to cause the Plan or Award to comply with applicable law (including without limitation Section 409A of the Code), stock exchange rules or accounting rules.

Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law (including without limitation Section 409A of the Code) and tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without shareholder approval.

Section 14.	Unfunded Status of Plan

It is presently intended that the Plan constitute an “unfunded” plan for incentive compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan. Notwithstanding any other provision of this Plan to the contrary, no trust shall be funded with respect to an Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code held by a Participant if such funding would result in taxable income to such Participant by reason of Section 409A(b) of the Code, and in no event shall any such trust assets at any time be located or transferred outside of the United States, within the meaning of Section 409A(b) of the Code.

Section 15.	General Provisions

(a)          Representation. The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

(i)           Listing or approval for listing upon notice of issuance, of such shares on NASDAQ, or such other securities exchange as may at the time be the principal market for the Common Stock;

(ii)          Any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other

B-18

qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

(iii)         Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b)          No Limit of Other Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

(c)          Tax Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement; provided, that not more than the legally required minimum withholding may be settled with Common Stock. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

(d)          Dividends. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Awards).

(e)          Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid or by whom any rights of the Participant, after the Participant’s death, may be exercised.

(f)           Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares of Common Stock to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled should revert to the Company.

(g)          Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of South Carolina, without reference to principles of conflict of laws.

(h)          Nontransferability. Except as otherwise provided in Section 5(e) or 6(b)(iii) or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

(i)           Foreign Participants. In the event an Award is granted to Participant who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individual to comply with applicable foreign law.

B-19

(j)           Section 409A. It is the intention of the Corporation that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in this Section 15(j), and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or shares of Common Stock pursuant thereto and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award agreement, and shall comply in all respects with Section 409A of the Code. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, in the event that any term of an Award Agreement conflicts with any provision of the Plan that specifically pertains to Section 409A of the Code, the provision of the Plan shall govern. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan,” any payments (whether in cash, Shares or other property) to be made with respect to the Award upon the Participant’s Termination of Employment shall be delayed if the participant is a Specified Employee until the earlier of (i) the first day of the seventh month following the Participant’s Termination of Employment and (ii) the Participant’s death.

Section 16.	Effective Date of Plan

The Plan shall be effective as of the date (the “Effective Date”), provided that it is approved by the stockholders of the Company in accordance with all applicable laws, regulations and stock exchange rules and listing standards.

B-20

Appendix C

THE SOUTH FINANCIAL GROUP

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

(To Be Effective Upon Shareholder Approval at Annual Meeting of Shareholders on May 5, 2009)

I.	PURPOSE

The purpose of the Amended and Restated Employee Stock Purchase Plan (the “Plan”) is to provide employees of The South Financial Group (formerly known as Carolina First Corporation)(the “Company”) and its Subsidiaries with the opportunity to acquire proprietary interest in the Company through the purchase of Common Stock through a payroll deduction plan. The Plan is designed to qualify as a employee stock purchase plan under Section 423 of the Code and shall be deemed to incorporate by reference any provisions from Section 423 which are necessary to its qualification thereunder.

II.	DEFINITIONS

For purposes of the Plan and its administration, the following terms shall have the meanings indicated:

Administrator shall have the meaning set forth in Section IV.

Base Compensation means the regular base earnings and commissions paid to an Eligible Employee by the Company during such individual's period of participation in the Plan, plus any salary deferral contributions made by such individual to the Company's 401(k) Plan during such period, but excluding all overtime payments, bonuses and other incentive-type payments and all contributions (other than Code Section 125 or Section 401(k) contributions) made by the Company for such individual's benefit under any employee benefit or welfare plan now or hereafter established.

Board means the Board of Directors of the Company.

Code means the Internal Revenue Code of 1986, as amended.

Company means The South Financial Group (formerly known as Carolina First Corporation), a South Carolina corporation, and where the context so permits, each of its Subsidiaries.

Common Stock means shares of the common stock of the Company, $1.00 par value per share.

Effective Date means July 1, 1994.

Eligible Employee means any person who is regularly engaged for a period of 20 hours or more per week and more than five months per calendar year in the rendition of personal services to the Company or one or more of its Subsidiaries for earnings considered wages under Section 3121(a) of the Code. Notwithstanding the foregoing or anything to the contrary herein and as contemplated in Section 423(b)(3) of the Code, no person may be an Eligible Employee if such person, immediately after purchase of any shares of Common Stock hereunder, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

Fair Market Value for a share of Common Stock on any date means the average of the high and low sale prices of the Common Stock on the Nasdaq National Market (or principal exchange on which the Common Stock is listed) on the five business days preceding the date in question, as reported in The Wall Street Journal or other authoritative source.

Participant means any Eligible Employee who is actively participating in the Plan.

Plan means this Amended and Restated Employee Stock Purchase Plan of The South Financial Group.

                Purchase Period means the three month period beginning on February 1, May 1, August 1 and November 1 of each year during which the Plan is in effect.

Quarterly Purchase Date means January 31, April 30, July 31 and October 31, if business days, or if not business days, the next preceding business day.

Subsidiary means a subsidiary corporation of the Company, as determined in accordance with Section 422 of the Code.

III.	EFFECTIVENESS OF THE PLAN AND ISSUANCE OF COMMON STOCK

A. The Plan shall become effective on the Effective Date, provided that no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the Company's stockholders and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933 (as amended), all applicable listing requirements of any securities exchange on which the Common Stock is listed and all other applicable requirements established by law or regulation.

B. Common Stock shall be offered for purchase under the Plan until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been issued pursuant to the Plan or (ii) the Plan shall have been sooner terminated in accordance with Section X hereof.

IV.	ADMINISTRATION

The Plan shall be administered by a committee (the "Administrator") comprised of two or more non-employee Board members appointed from time to time by the Board. The Administrator shall have full authority to administer the Plan, including, without limitation, authority to interpret and construe any provision of the Plan, to adopt such rules and regulations for administering the Plan as it may deem necessary, and to appoint such other employees of the Company as it deems appropriate to aid in the administration of the Plan. In addition to the foregoing, the Administrator shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Section 423 of the Code. Decisions of the Administrator shall be final and binding on all parties who have an interest in the Plan. All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

V.	ELIGIBILITY AND PARTICIPATION

A. Each Eligible Employee may begin participation in the Plan on the first day of any Purchase Period following his/her completion of one year of continuous service with the Company or a Subsidiary or an aggregate of two years of service with the Company or a Subsidiary even if such service is not continuous.

B. In order to participate in the Plan, an Eligible Employee must complete the enrollment forms prescribed by the Administrator (including a purchase agreement and a payroll deduction authorization) and file such forms with the Administrator (or its designee) prior to the commencement of a Purchase Period. Such election to participate in the Plan shall become effective on the first day of the next subsequent Purchase Period.

C. The payroll deduction authorized by a Participant for purposes of acquiring Common Stock under the Plan may be any whole percentage not in excess of 10% of the Base Compensation paid to the Participant during the period of participation. The deduction rate so authorized shall continue in effect, unless the Participant shall change the rate by filing the appropriate form with the Administrator (or its designate). An authorization to increase the payroll deduction rate shall not be effective until the first day of the next subsequent Purchase Period. A reduction in the payroll deduction rate may be made at any time during a Purchase Period and shall become effective as soon as practicable following the filing of such form.

D.      Notwithstanding anything to the contrary herein and as contemplated in Section 423(b)(8) of the Code, no participant may acquire more than $25,000 of Common Stock through the Plan in any calendar year.

E.      The acquisition of Common Stock through participation in the Plan shall neither limit nor require the acquisition of Common Stock by the Participant under the Plan in any subsequent Purchase Period.

VI.	COMMON STOCK SUBJECT TO PLAN

A. The Common Stock purchasable by Participants under the Plan shall be authorized but unissued Common Stock. The total number of shares which may be issued under the Plan shall not exceed 300,000 shares (subject to adjustment under Section VI.B. below).

B. In the event any change is made to the Common Stock purchasable under the Plan by reason of any stock dividend, stock split, combination of shares, recapitalization or other change affecting the outstanding Common Stock as a class without receipt of consideration, appropriate equitable adjustments shall be made by the Administrator to the class and maximum number of shares issuable pursuant to and over the term of the Plan.

VII.	PURCHASE OF COMMON STOCK

A. Each Eligible Employee who participates in the Plan for a particular Purchase Period shall have the right to purchase Common Stock upon the terms and conditions set forth herein and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Administrator may deem advisable. The Purchase Price per share of Common Stock shall be 95% of the Fair Market Value of a share of Common Stock on the Quarterly Purchase Date.

B. The Company will maintain on its books a "plan account" in the name of each Participant on which amounts collected from the Participant through payroll deductions will be credited. As of the close of business of the Quarterly Purchase Date, the amount then in the Participant's plan account will be divided by the Purchase Price and the Participant's plan account will be credited with the number of whole and fractional shares which results. The Company may, in its discretion, pay interest on funds held in plan accounts pending purchase of Common Stock. Interest, if paid, will be credited to the Participant's plan account and utilized to purchase Common Stock.

C. In the event the number of shares subscribed for at the end of any Purchase Period exceeds the number of shares available for sale under the Plan, the available shares shall be allocated among the Participants in proportion to their plan account balances, exclusive of any amounts carried forward pursuant to the preceding sentence and the remaining amounts will be refunded in cash.

VIII. TERMINATION OF EMPLOYMENT/CHANGE OF STATUS

A. A Participant may, at any time, terminate his/her participation under the Plan by filing the prescribed notification form with the Administrator. No further payroll deductions shall be collected from the Participant during such Purchase Period, and the Participant shall have such payroll deductions that have already been deducted held for the purchase of shares at the end of the Purchase Period.

B. A termination of participation in the Plan shall be irrevocable during the Purchase Period during which it was effected, and, accordingly, a Participant may not subsequently elect to participate in the Plan during the Purchase Period in which such termination was effected. In order to resume participation in any subsequent Purchase Period, such individual must re-enroll in the Plan (by filing a new purchase agreement and payroll deduction authorization).

C. Should a Participant's employment with Company or a Subsidiary terminate or a change occur in a Participant's employee status so that he/she is no longer an Eligible Employee, then his/her participation shall immediately terminate upon such termination or change in status and all payroll deductions that have already been deducted shall be held for the purchase of shares at the end of the Purchase Period.

D. Within a reasonable period of time after the Quarterly Purchase Date immediately following a Participant’s termination of eligibility or termination of employment, share certificates (for whole shares) and a check for fractional shares will be issued in connection with the closing of the Participant’s plan account. Share certificates (for whole shares) may also be issued (as soon as reasonably practicable) upon the written request of a Participant.

IX. RIGHTS AS STOCKHOLDERS

A. A Participant shall have no rights as a stockholder with respect to shares covered under the Plan until the shares are actually purchased on the Participant's behalf in accordance with Section VII. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the relevant Quarterly Purchase Date.

B. The Administrator may, in its discretion, implement a designated broker program and direct the Company to issue a single stock certificate representing all of the shares of Common Stock purchased during a Purchase Period on behalf of all Participants to a broker designated by the Administrator. Such designated broker shall establish an account for each Participant in the Plan and shall effect transfers and sales from each such account at the direction of the specified Participant. To facilitate the designated broker program, the Administrator may require, as a condition to participation in the Plan, that a Participant agree to the issuance of his or her stock certificate directly to the designated broker.

X.            AMENDMENT AND TERMINATION OF THE PLAN

A. The Board may from time to time alter, amend, suspend or discontinue the Plan; provided, however, that no such action of the Board may, without the approval of the Company's stockholders, (i) increase the number of shares issuable under the Plan or the maximum level of participation by an Eligible Employee (provided, that the Administrator shall have the authority to effect adjustments pursuant to Sections VI.B. without stockholder approval), (ii) alter the purchase price formula so as to reduce the purchase price specified in the Plan, (iii) otherwise materially increase the benefits accruing to Participants under the Plan, or (iv) materially modify the requirements for eligibility to participate in the Plan.

B. The Plan shall terminate upon the earlier of (i) May 1, 2014 or (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to the Plan.

XI.	MISCELLANEOUS PROVISIONS

A. No rights under the Plan shall be assignable or transferable by the Participant.

B. Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Board or the Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any of its subsidiaries for any period of specific duration, and such person's employment may be terminated at any time, with or without cause.

C. The provisions of the Plan shall be governed by the laws of the State of South Carolina.

THE SOUTH FINANCIAL GROUP EMPLOYEE STOCK PURCHASE AGREEMENT

I hereby elect to participate in the Employee Stock Purchase Plan (the "Plan") beginning with the Purchase Period immediately following the date of this Agreement and I accordingly subscribe to purchase shares of The South Financial Group Common Stock in accordance with this Agreement and the Plan. I hereby authorize payroll deductions from each of my paychecks during the Purchase Period in the 1% multiple of compensation up to a maximum of 10% as specified in my attached Enrollment and Change Form.

I understand that my payroll deductions will be accumulated for the purchase of Common Stock on the Quarterly Purchase Date (as defined in the Plan). The purchase price will be 95% of the Fair Market Value (as defined in the Plan) of the Common Stock on such date.

I understand that this enrollment will be effective beginning with the Purchase Period immediately following the date of this Agreement. I understand that my participation will automatically remain in effect for subsequent Purchase Periods in accordance with my payroll deduction authorization unless I withdraw from the Plan, change the rate of my payroll deduction or terminate my employment.

I acknowledge that I have a copy of, and am familiar with, the prospectus filed by the Company with respect to the Plan.

I understand that I will receive a stock certificate for the shares purchased on my behalf following the termination of my eligibility for the Plan, or upon the termination of my employment, unless I request otherwise.

I understand that the Company has the right, exercisable in its sole discretion, to amend or terminate the Plan at any time. Should the Company elect to terminate the Plan, I will have no further rights to purchase shares of Common Stock pursuant to this Agreement.

I have read this Agreement and the Plan and agree to be bound by the terms of both this Agreement and the Plan. The effectiveness of this Agreement is dependent upon my eligibility to participate in the Plan.

Date:
Signature of Employee

Printed Name

THE SOUTH FINANCIAL GROUP

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Enrollment and Change Form

I have a copy of, and am familiar with, the prospectus for the AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN for THE SOUTH FINANCIAL GROUP. I understand that the terms and conditions, as outlined in the prospectus and Plan, govern all transactions in my account. My elections for participation in the Plan are as follows.

_____ New Enrollment	______ Change in Amount	_____ Terminate Participation

_____ I elect to participate in the Plan. I would like to defer ___% of my salary to the Plan. (Amount must be a whole percentage of your salary, between 1% and 10%).

_____ I elect NOT to participate in the Amended and Restated Employee Stock Purchase Plan at this time.

_____ I wish to terminate my participation in the Plan. Payroll deductions collected prior to my termination date will be held for the purchase of shares at the end of the Purchase Period.

I understand that an election to participate in the Plan is effective on the first day of the next purchase period and will continue in effect, so long as I am eligible to participate, until changed by a subsequent election filed by me. I understand that an election to terminate participation in the Plan or reduce my deferral amount will be effective immediately. Such elections are accepted as set out in THE SOUTH FINANCIAL GROUP AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN and its prospectus.

____________________________	______________________
Signature	Date

__________________________________________________

Please Print Name

REVOCABLE PROXY

THE SOUTH FINANCIAL GROUP, INC.

ANNUAL MEETING OF SHAREHOLDERS

MAY 5, 2009, 10:30 A.M.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of The South Financial Group, Inc. ("TSFG") hereby revoking all previous proxies, hereby appoints William P. Crawford, Jr. and H. Lynn Harton and each of them, the attorneys of the undersigned, with power of substitution, to vote all stock of The South Financial Group, Inc. standing in the name of the undersigned upon all matters at TSFG’s Annual Meeting to be held in the Gunter Theatre, Peace Center for the Performing Arts, 300 South Main Street, Greenville, SC on Tuesday, May 5, 2009 at 10:30 a.m. and at any adjournments thereof, with all powers the undersigned would possess if personally present, and without limiting the general authorization and power hereby given, directs said attorneys or either of them to cast the undersigned's vote as specified in this instruction card.

This proxy is solicited on behalf of the Board of Directors of The South Financial Group, Inc.  If not otherwise specified, this proxy will be voted for approval of Proposals 1 2, 3, 4, and 5.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

THE SOUTH FINANCIAL GROUP, INC. — ANNUAL MEETING, MAY 5, 2009

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

www.thesouthgroup.com/proxy

You can vote in one of three ways:

1. Call toll free 1-866-855-9697 on a Touch-Tone Phone and follow the instructions on the reverse side. There is NOCHARGE to you for this call.

or

2. Via the Internet at https://www.proxyvotenow.com/tsfg and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Please mark votes as indicated in this example	☒

REVOCABLE PROXY

The South Financial Group, Inc.

Annual Meeting of Shareholders

May 5, 2009

C O M M O N

1. ELECTION OF DIRECTORS set forth below (except as marked to the contrary below) and to set the number of directors at 14 persons.

For	Against	Abstain

□	□	□

      Nominees:

      (01)  H. Lynn Harton                         (02)  M. Dexter Hagy                          (03)  H. Earle Russell, Jr.

      (04)  William R. Timmons III          (05)  David C. Wakefield III

      INSTRUCTION:  To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or numbers(s) in the space provided below.

2. Proposal to amend TSFG's Long-Term Incentive Plan as provided herein.

For	Against	Abstain

□	□	□

3. Proposal to amend TSFG's Employee Stock Purchase Plan as provided herein.

For	Against	Abstain

□	□	□

4. Proposal to vote on nonbinding resolution to ratify the compensation of the Named Executive Officers set forth in this Proxy Statement.

For	Against	Abstain

□	□	□

5. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as TSFG's independent registered public accounting firm for fiscal year 2009.

For	Against	Abstain

□	□	□

6. At their discretion upon such other matters as may properly come before the Annual Meeting and any adjournment.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4, AND 5.

Mark here if you plan to attend the meeting                    ☐

Mark here for address change and note change             ☐

Please sign this instruction card as your name or names appear hereon. If stock is held jointly, signature should appear for both names. When signing as attorney, administrator, trustee, guardian or agent, please indicate the capacity in which you are acting. If stock is held by a corporation, please sign in full corporate name by authorized officer and give title of office. If shares are held jointly, each holder should sign.

Please be sure to date and sign

this instruction card in the box below.

Date __________________________________

_______________________________________

Sign above

 IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Mail; or

2. By Telephone (using a Touch-Tone Phone); or

3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., May 5, 2009. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone

Call Toll-Free on a Touch-Tone Phone anytime prior to

3 a.m., May 5, 2009.

1-866-855-9697

Vote by Internet

anytime prior to

3 a.m., May 5, 2009: go to

https://www.proxyvotenow.com/tsfg

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE PROXY MATERIALS : Access at www.thesouthgroup.com/proxy

Your vote is important!